UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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MASIMO CORPORATION
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Notice of 2019 Annual Meeting of Stockholders & Proxy Statement

MAY 30, 2019 • 2:00 PM • 52 DISCOVERY, IRVINE, CA 92618

Table of Contents	ABOUT MASIMO

About Masimo

Improve patient outcomes and reduce the cost of care
________

Masimo Corporation is a global medical technology company that develops, manufactures and markets a variety of noninvasive patient monitoring technologies. Our mission is to improve patient outcomes and reduce the cost of care. Our patient monitoring solutions generally incorporate a monitor or circuit board, proprietary single-patient use or reusable sensors, software and/or cables. We primarily sell our products to hospitals, emergency medical service providers, home care providers, physician offices, veterinarians, long-term care facilities and consumers through its direct sales force, distributors and original equipment manufacturer (OEM) partners.

Global Reach

Masimo is committed to improving patient care globally, with over 1,500 full-time employees and approximately 3,000 dedicated contract personnel worldwide and operations in North America, Europe, Latin America the Middle East, Asia and Australia.

MASIMO CORPORATION
Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Masimo Corporation, a Delaware corporation (the “Company”), or any adjournment or postponement thereof. The Annual Meeting will be held on Thursday, May 30, 2019, at 2:00 p.m. Pacific Time at the principal executive offices of the Company at 52 Discovery, Irvine, California 92618. Information concerning the matters to be considered and voted upon at the 2019 Annual Meeting is set out in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

In 2018, we experienced strong momentum in our business. Our global organization executed on our strategy to deliver above-market growth and drive operational efficiencies throughout the business. Our product revenues increased 12% to $830 million and we shipped a record number of noninvasive technology boards and monitors, which exclude handheld and finger oximeters. In addition, we delivered significant operating margin improvements and earnings per share (“EPS”) growth that exceeded expectations.

Our strong performance in 2018 demonstrates the significant progress that we are making to drive operational efficiencies throughout the business and take further steps towards achieving our long term goal of 30% operating profit margins. Most importantly, we are making this progress on the profitability front while at the same time increasing our research and development investment as we continue to deliver innovative technologies to the marketplace.

Regardless of the number of shares you hold or whether you plan to attend the Annual Meeting in person, you are encouraged to make sure that your shares are represented at our Annual Meeting. Accordingly, please authorize a proxy to vote your shares as soon as possible in accordance with the instructions you received. This will not prevent you from voting your shares in person if you hold your shares in record name or have a valid proxy and subsequently choose to attend the Annual Meeting.

We look forward to your continued support.

Joe Kiani Chairman and Chief Executive Officer
“Improve Patient Outcomes and Reduce the Cost of Care.”

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE
Thursday, May 30, 2019
2:00 p.m. local time

PLACE
Masimo Corporation Headquarters
52 Discovery
Irvine, California 92618

ITEMS OF BUSINESS
● To elect two Class III directors as named in our Proxy Statement;
● To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 28, 2019;
● To provide an advisory vote to approve the compensation of our named executive officers;
● To vote on a stockholder proposal described in the proxy statement if properly presented at the meeting; and
● To conduct any other business properly brought before the Annual Meeting and any adjournment or postponement thereof.
(These items of business are more fully described in the Proxy Statement accompanying this Notice.)

RECORD DATE
April 1, 2019

Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof.

On or about April 15, 2019, we expect to mail our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and our annual report. The Notice provides instructions on how to vote via the internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our annual report can be accessed directly at www.envisionreports.com/MASI.

YOUR VOTE IS IMPORTANT!!

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date and sign and return the enclosed proxy or submit your proxy through the internet or by telephone as promptly as possible in order to ensure your representation at the meeting.

By internet
Visit www.envisionreports.com/MASI

By telephone
Dial the toll-free telephone number listed on your proxy card under the heading “vote by telephone”, follow the recorded instructions.

By mail
Using the enclosed proxy card, complete, sign and date your proxy card and return it promptly in the envelope provided.

By QR Code
Scan this QR code to vote with your mobile device

If you vote by proxy, your vote must be received by 11:00 p.m. Pacific Time on May 29, 2019 to be counted.

By Order of the Board of Directors

Chairman & Chief Executive Officer
Irvine, California
April 10, 2019

YOUR VOTE IS IMPORTANT
You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date and sign and return the enclosed proxy or submit your proxy through the internet or by telephone as promptly as possible in order to ensure your representation at the meeting. If you choose to submit your proxy by mail, a return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.
The Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April 15, 2019 to all stockholders entitled to receive notice of and to vote at the Annual Meeting.

SPECIAL NOTE ON FORWARD LOOKING INFORMATION
This proxy statement contains “forward-looking statements” that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially and adversely from those expressed or implied by such forward-looking statements. These statements are often identified by the use of words such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “ongoing”, “opportunity”, “plan”, “potential”, “predicts”, “seek”, “should”, “will” or “would”, and similar expressions and variations or negatives of these words. These forward-looking statements are based on the expectations, estimates, projections, beliefs and assumptions of our management based on information currently available to management, all of which is subject to change. Such forward-looking statements are subject to risks, uncertainties and other factors that are difficult to predict and could cause our actual results and the timing of certain events to differ materially and adversely from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below, and those discussed under Item 1A-“Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 29, 2018, as filed with the Securities and Exchange Commission on February 26, 2019. Furthermore, such forward-looking statements speak only as of the date of this proxy statement. We undertake no obligation to update or revise publicly any forward-looking statements to reflect events or circumstances after the date of such statements for any reason, except as required by law.

Table of Contents	PROXY STATEMENT SUMMARY

2019 PROXY STATEMENT SUMMARY
The Annual Meeting and this Proxy Statement provide an important opportunity for us to communicate with you about the achievements of the past year and our leadership of Masimo. YOUR VOTE IS IMPORTANT TO US!
As you consider your vote, we ask that you carefully review the information in this Proxy Statement, which includes an overview of our business and summarizes key aspects of our performance, executive compensation and corporate governance.
The following summary highlights certain information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

WHEN	WHERE	RECORD DATE
Thursday, May 30, 2019	52 Discovery, Irvine California 92618	Monday, April 1, 2019
2:00 p.m. local time

SUMMARY OF PROPOSAL FOR VOTING
PROPOSAL 1		Election of two Class III director nominees
☑	Our Board recommends a vote FOR each nominee.
See page	82	for further information.
Director Nominees
Below are the director nominees you are being asked to elect at the 2019 Annual Meeting:

					Committees(1)
Nominee	Age	Director Since	Independent	Other Public Boards	AC	CC	NCGC
Adam Mikkelson	40	2015	Yes	None	✓	✓	✓
Craig Reynolds	70	2014	Yes	Vapotherm, Inc.		✓	✓
_______________

(1)	AC - Audit Committee; CC - Compensation Committee; NCGC - Nominating, Compliance and Corporate Governance Committee

| 2019 Proxy Statement

Table of Contents	PROXY STATEMENT SUMMARY

Board Snapshot

Our Nominating, Compliance and Corporate Governance Committee is responsible for identifying and recommending director candidates to our Board for nomination. The Nominating, Compliance and Corporate Governance Committee reviews candidates for director nominees in the context of the current composition of our Board and committees, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Nominating, Compliance and Corporate Governance Committee may consider the director nominee’s qualifications, diversity, skills and such other factors as it deems appropriate given the current needs of our Board, the committees and Masimo, to maintain a balance of knowledge, experience, diversity and capability.

| 2019 Proxy Statement

Table of Contents	PROXY STATEMENT SUMMARY

Since 2015, we have taken several steps to refresh our Board. These steps include:

➢	2019	We appointed Julie A. Shimer, Ph.D. to the Board and the Audit Committee.

➢	2018	We appointed H Michael Cohen to the Board and the Audit Committee.

➢	2016
Following the retirement of one of our Board members, we appointed Adam Mikkelson to the Board and the Audit Committee, the Compensation Committee and the Nominating, Compliance and Corporate Governance Committee.

➢	2015
Following the retirement of one of our Board members, we appointed Thomas Harkin to the Board and appointed him to the Compensation Committee and the Nominating, Compliance and Corporate Governance Committee.

PROPOSAL 2		Ratification of the selection of our independent registered public accounting firm
☑	Our Board recommends a vote FOR this proposal.
See page	84	for further information.
To help ensure continued auditor independence, our Audit Committee annually reviews Grant Thornton’s independence and performance in connection with the Audit Committee’s determination of whether to retain Grant Thornton or engage another firm as our independent registered public accounting firm. Based on this evaluation, our Audit Committee has determined that Grant Thornton is independent and that it is in the best interest of Masimo and its stockholders to continue to retain Grant Thornton to serve as our independent registered public accounting firm for 2019.

PROPOSAL 3		Advisory vote to approve the compensation of our named executive officers
☑	Our Board recommends a vote FOR the compensation of our named executive officers.
See page	85	for further information.
2018 Executive Compensation Highlights
Pay-for-Performance Alignment
Masimo’s executive compensation programs are designed to align the interests of Masimo’s executive officers with those of its stockholders:

•	We provide market-competitive compensation programs that enable Masimo to attract and retain highly talented individuals.

•	Pay is directly linked to the achievement of performance goals designed to foster the creation of sustainable long-term stockholder value.

•
Our pay-for-performance principles dictate that our executive officers should only receive target payouts when Masimo achieves its financial goals. For this reason, our Compensation Committee sets financial targets for incentive pay that align with or exceed the external guidance communicated to stockholders.

| 2019 Proxy Statement

Table of Contents	PROXY STATEMENT SUMMARY

2018 Executive Compensation Program Enhancements
To further align the compensation of our executive officers with long-term performance, the Compensation Committee decided to extend the performance period for the 2018 performance-based restricted share unit (“PSU”) awards from one to three years. Accordingly, the Compensation Committee granted 2018 long-term equity awards to our executive officers consisting of the following award mix.

•	25% in the form of stock options that vest annually over a five year period; and

•
75% in the form of PSUs that vest after three years based on our actual performance as measured against multiple pre-established performance objectives. For fiscal 2018, the Compensation Committee selected fiscal 2020 Adjusted Product Revenue[2] and fiscal 2020 Non-GAAP Operating Profit Margin[2] as the performance measures for the target PSU award percentages, each weighted equally. If performance objectives are achieved, the PSUs will vest on the date of the approval by the Audit Committee of the audit of our financial statements for fiscal 2020 (or such later date determined by the Compensation Committee).

2018 “At Risk” Compensation
Masimo’s annual bonus plan and long-term incentive (“LTI”) compensation awards resulted in 92.3% of our CEO’s and an average of 79.0% of our other Named Executive Officers’ (“NEOs”) fiscal 2018 target total direct compensation being “at risk” as highlighted in the following charts:

Total “at risk” compensation =	92.3%	Total “at risk” compensation =	79.0%

Our compensation philosophy and structure has continued to evolve, based on changing market conditions, input from our Compensation Committee’s independent compensation consultant and direct feedback from our stockholders. The Compensation Committee believes that the current LTI equity award structure focuses our NEOs on driving increased stockholder value over a multi-year period and enables us to achieve our retention objectives, while maintaining a conservative approach to overall share usage. As a result, our company-wide equity burn rate was low in 2016 and 2017, and further declined in 2018.

_______________

[2]	Non-GAAP financial measure - please see Appendix B to this Proxy Statement for a description of the adjustments and a reconciliation to the corresponding GAAP financial measure.

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Table of Contents	PROXY STATEMENT SUMMARY

Compensation Policies and Practices at a Glance

	☑		☒
	What We Do		What We Don’t Do
☑	Maintain an Independent Compensation Committee	☒	No Guaranteed Bonuses
☑	Compensation Committee Retains an Independent Compensation Advisor	☒	No Special Executive Retirement Plans
☑	Annual Executive Compensation Review	☒	No Hedging; Pledging Requires Pre-Approval
☑	Compensation At-Risk - Pay For Performance	☒	No Tax Payments on Perquisites
☑	Annual Compensation-Related Risk Assessment	☒	No Tax Gross-Up Payments on Post-Employment Compensation Arrangements
☑	Multi-Year Vesting Requirements	☒	No Special Welfare or Health Benefits
☑	Compensation Recovery (“Clawback”) Policy	☒	No Stock Option Re-pricing
☑	Stock Ownership Policy
☑	Annual Stockholder Advisory Vote on Named Executive Officer Compensation
☑	Stockholder Engagement that includes our Compensation Committee Chairperson

✓ Approximately 84% of the votes cast on our Say-On-Pay proposal for fiscal year 2017 compensation voted in favor of our executive compensation program and policies.

PROPOSAL 4		Stockholder Proposal - for Proxy Access
☒	Our Board recommends a vote AGAINST this proposal.
See page	88	for further information.

| 2019 Proxy Statement

Table of Contents	2018 BUSINESS AND FINANCIAL HIGHLIGHTS

2018 BUSINESS AND FINANCIAL HIGHLIGHTS
In 2018, we experienced strong momentum in our business. Our global organization executed on our strategy to deliver above-market growth and drive operational efficiencies throughout the business. Our product revenues increased 12% to $830 million and we shipped a record number of noninvasive technology boards and monitors, which exclude handheld and finger oximeters. In addition, we delivered significant operating margin improvements and earnings per share (“EPS”) growth that exceeded expectations.
Our strong performance in 2018 demonstrates the significant progress that we are making to drive operational efficiencies throughout the business and take further steps towards achieving our long term goal of 30% operating profit margins. Most importantly, we are making this progress on the profitability front while at the same time increasing our R&D investment and improving the growth profile of the overall business.
Some of our notable fiscal 2018 financial and operational highlights included the following GAAP and non-GAAP measures1:

● Total revenues, including royalties and other revenue of $858 million, which significantly exceeded our original fiscal 2018 financial guidance of $836 million.
● Product revenue increased 12.4% to $830 million, or 11.9% on a constant currency basis[1], which significantly exceeded our original fiscal 2018 financial guidance of $808 million.
● Shipments of noninvasive technology boards and monitors increased 14.1% to 231,700.

● GAAP operating profit margin was 24.2%;
● Non-GAAP operating profit[1] margin improved 100 basis points to 24.5%;
● Non-GAAP product operating margin[1], excluding the impact of royalty and NRE, improved 340 bps to 22.0%.

● GAAP EPS was $3.45; ● Non-GAAP total EPS[1] increased 31.7% to $3.03; ● Non-GAAP product EPS[1], excluding the impact of royalty and NRE, increased 53.2% to $2.65.

● Adjusted free cash flow was $222 million or 26.0% of total revenue, which was driven by strong earnings performance and significant working capital improvements;
● Days sales outstanding (“DSO”) improved 10 days to reach 45 days at the end of fiscal 2018;
● Inventory days on hand (“DOH”) improved 10 days to reach 113 days at the end of fiscal 2018.

The following non-GAAP financial measures were used in our executive compensation programs to incentivize pay-for-performance. Please note that the corresponding GAAP financial measures were included in the table above.

Product Revenue	Constant Currency Product Revenue Growth[1]	Non-GAAP EPS[1]	Non-GAAP EPS Growth[1]
in Millions	% growth on a constant currency basis	$ per diluted share	% growth
$830	11.9%	$3.03	31.7%
Goal: $808M		Goal: $2.80
_____________

[1]	Non-GAAP financial measure - please see Appendix A to this Proxy Statement for a description of the adjustments and a reconciliation to the corresponding GAAP financial measure.

| 2019 Proxy Statement

Table of Contents	2018 BUSINESS AND FINANCIAL HIGHLIGHTS

Other key fiscal 2018 financial and operational achievements included (in millions, other than EPS)1:
_______________

*	Constant currency growth

**	Of total revenue

Stock Price
December 29, 2018
$105.56

Stock Price
at IPO
(August 2007)
$17.00

_______________

[1]
Constant currency product revenue and non-GAAP EPS are non-GAAP financial measures - please see Appendix A to this Proxy Statement for a description of the adjustments and a reconciliation to the corresponding GAAP financial measure.

| 2019 Proxy Statement

Table of Contents	EXECUTIVE OFFICERS

EXECUTIVE OFFICERS
Our executive officers are appointed by and serve at the discretion of our Board. Our executive officers, their ages, respective positions and biographies are listed below:

Name	Age(1)	Position(s)
Joe Kiani	54	Chief Executive Officer & Chairman of the Board
Micah Young	40	Executive Vice President, Finance & Chief Financial Officer
Anand Sampath	52	Chief Operating Officer
Jon Coleman	55	President, Worldwide Sales, Professional Services & Medical Affairs
Yongsam Lee	54	Executive Vice President, Chief Information Officer
Tao Levy	45	Executive Vice President, Business Development
Tom McClenahan	46	Executive Vice President, General Counsel & Corporate Secretary
Bilal Muhsin	38	Executive Vice President, Engineering, Marketing & Regulatory Affairs
____________

(1)	As of April 20, 2019.

Joe Kiani
Chief Executive Officer & Chairman of the Board
Employee Since: 1989
Joe Kiani is the founder of Masimo and has served as Chief Executive Officer (CEO) & Chairman of the Board since our inception in 1989. He is an inventor on more than 100 patents related to signal processing, sensors and patient monitoring, including patents for the invention of Measure-through motion and low-perfusion pulse oximetry. Since September 2016, Mr. Kiani has served on the Board of Directors of Stereotaxis, Inc. (OTCQX: STXS), a manufacturer of robotic cardiology instrument navigation systems. From 1998 to March 2013, Mr. Kiani served on the Board of Directors of Saba Software, Inc., a publicly-traded software company focused on human capital development and management solutions. Mr. Kiani holds a B.S.E.E. and an M.S.E.E. from San Diego State University. In addition to Mr. Kiani’s role at Masimo, he is also the Chairman of the Masimo Foundation for Ethics, Innovation and Competition in Healthcare, Chairman of the Patient Safety Movement Foundation, Chairman and CEO of the Patient Safety Movement Coalition and Chairman and CEO of Cercacor Laboratories, Inc. He also sits on a number of other Boards of Directors, including Atheer Labs, CHOC Children’s Orange/CHOC Children’s at Mission Hospital, Bioniz Therapeutics, Inc. and the Medical Device Manufacturers Association. As Masimo’s founder, Chief Executive Officer and Chairman of the Board since our formation in 1989, Mr. Kiani has the deepest understanding of Masimo, our history, our culture and our technology. He has broad experience in a wide range of functional areas, including strategic planning, strategic investments, engineering and development, and legal and governmental affairs. Our Nominating, Compliance and Corporate Governance Committee believes Mr. Kiani is critical to our continued development and growth.

| 2019 Proxy Statement

Table of Contents	EXECUTIVE OFFICERS

Micah Young
Executive Vice President, Finance & Chief Financial Officer
Employee Since: 2017
Micah Young has served as our Executive Vice President, Finance & Chief Financial Officer (“CFO”) since October 2017. From July 2012 to September 2017, Mr. Young served as Vice President, Finance, at NuVasive, Inc. (Nasdaq: NUVA), a medical device company focused on the design, development and marketing of products for the surgical treatment of spine disorders. Prior to that time, he served as NuVasive, Inc.’s Senior Director, Finance, Global Operations, from December 2009 to July 2012. From 2002 to 2009, Mr. Young held various accounting and finance positions with Zimmer Holdings, Inc., a company focused on the design, development, manufacture and marketing of orthopedic reconstructive, spinal and trauma devices, dental implants and related surgical products. Prior to his time at Zimmer Holdings, Inc., Mr. Young was an accountant at Deloitte & Touche LLP from 2000 to 2002. He holds a Bachelor of Science, Accounting and Criminal Justice from Indiana Wesleyan University and is a certified public accountant (inactive).

Anand Sampath
Chief Operating Officer
Employee Since: 2006
Anand Sampath has served as our Chief Operating Officer since August 2014. Prior to that, he served as Executive Vice President, Engineering since March 2007. He is an inventor on more than ten patents relating to patient monitoring, wireless networks and communications. From April 2006 to March 2007, Mr. Sampath was our Director of Systems Engineering. From October 1995 to March 2006, he held various positions, including Program Manager, Engineering Manager and Distinguished Member of Technical Staff, at Motorola, Inc. Mr. Sampath holds a B.S. in Engineering from Bangalore University.

Jon Coleman
President, Worldwide Sales, Professional Services & Medical Affairs
Employee Since: 2008
Jon Coleman has served as our President, Worldwide Sales, Professional Services & Medical Affairs since February 2011, and was our President, International from August 2008 to February 2011. From October 2007 to August 2008, Mr. Coleman was President and Chief Executive Officer of You Take Control, Inc., a healthcare information technology start-up company. He served as General Manager, Americas of Targus Group International, a supplier of mobile computing cases and accessories, from March 2006 to February 2007. From March 1994 to February 2006, he held progressive leadership positions with Pfizer, Inc., most recently as Vice President and General Manager, Canada & Caribbean Region. Mr. Coleman holds a M.B.A. from Harvard Business School, and a B.A. in International Relations from Brigham Young University.

| 2019 Proxy Statement

Table of Contents	EXECUTIVE OFFICERS

Yongsam Lee
Executive Vice President, Chief Information Officer
Employee Since: 1996
Yongsam Lee has served as our Executive Vice President, Chief Information Officer since August 2014. From March 1996 to October 2001 and from April 2002 to August 2014, Mr. Lee held various positions with us, including Vice President, IT, Chief Information Officer, Executive Vice President, Operations, Executive Vice President, Regulatory Affairs & Chief Information Officer. From October 2001 to April 2002, he served as Director of IT at SMC Networks, Inc., a provider of networking solutions. Mr. Lee holds a B.S. in Applied Physics from the University of California, Irvine.

Tao Levy
Executive Vice President, Business Development
Employee Since: 2018
Tao Levy has served as our Executive Vice President, Business Development since January 2018. From March 2013 to December 2017, Mr. Levy served as Managing Director, Medical Devices Equity Research, at Wedbush Securities. Prior to that time, he served as Senior Analyst, Medical Devices Equity Research at Loewen Ondaatje McCutcheon, from August 2012 to March 2013. From September 2010 to February 2012, Mr. Levy was Managing Director, Medical Devices Equity Research at Collins Stewart. Prior to his time at Collins Stewart, Mr. Levy was Director, Medical Devices Equity Research at Deutsche Bank where he served from 2002 to 2010. He holds a Bachelor of Arts in Biology from the University of Pennsylvania.

Tom McClenahan
Executive Vice President, General Counsel & Corporate Secretary
Employee Since: 2011
Tom McClenahan has served as our Executive Vice President & General Counsel since April 2013 and as our Corporate Secretary since August 2014. From April 2011 to April 2013, Mr. McClenahan was our Vice President and Assistant General Counsel. From November 2002 to April 2011, he was an associate and then principal with the law firm of Fish & Richardson. From September 1999 to November 2002, he was an associate with the law firm of Knobbe, Martens, Olson & Bear. Mr. McClenahan holds a B.S. in Mechanical Engineering from Iowa State University and a J.D. from the University of Minnesota Law School.

Bilal Muhsin
Executive Vice President, Engineering, Marketing & Regulatory Affairs
Employee Since: 2000
Bilal Muhsin has served as our Executive Vice President, Engineering, Marketing and Regulatory Affairs since March 2018. In May 2015, Mr. Muhsin became Executive Vice President, Engineering after having served as Vice President, Engineering, Instruments and Systems since April 2012. Prior to this, Mr. Muhsin held other Director and Manager level positions within the Company since June 2000. Mr. Muhsin’s technical, product and overall leadership skills have helped Masimo bring revolutionary new products to the marketplace, including Masimo’s Patient Safety Net, Radical-7®, Root™ and various significant software products. Mr. Muhsin holds a B.S. in Computer Science from San Diego State University.

There are no family relationships between or among any of our executive officers or directors.

| 2019 Proxy Statement

Table of Contents	OUR BOARD OF DIRECTORS

BOARD OF DIRECTORS
Our Board presently has eight members and is divided into three classes, designated Class I, Class II and Class III. Each class currently consists of at least two directors and has a three-year term. Class I, Class II and Class III directors currently have a remaining term of office until the 2020, 2021, and 2019 Annual Meeting of Stockholders, respectively. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors in office (even though the remaining directors may constitute less than a quorum). A director elected by our Board to fill a vacancy in a Class, including a vacancy created by an increase in the number of directors, will serve for the remainder of the full term of that Class and until the director’s successor is elected and qualified or until the director’s earlier death, resignation or removal.
The names of our current directors, their ages, director class and position(s) are listed below.

Name	Age(1)	Director Class	Term Expires	Position(s)
Steven J. Barker, M.D., Ph.D.	74	Class I	2020	Director
H Michael Cohen	54	Class II	2021	Director
Sanford Fitch	78	Class I	2020	Director
Thomas Harkin	79	Class II	2021	Director
Joe Kiani(2)	54	Class II	2021	Chief Executive Officer & Chairman of the Board
Adam Mikkelson	40	Class III	2019	Director
Craig Reynolds	70	Class III	2019	Director
Julie A. Shimer, Ph.D.	65	Class I	2020	Director
______________

(1)	As of April 20, 2019.

(2)	Please see “Executive Officers” on page 16 of this Proxy Statement for Mr. Kiani’s biography.

SKILLS AND QUALIFICATION OF OUR BOARD OF DIRECTORS
The table below illustrates some of the skills, qualifications, background and experience of each member of the Board of Directors. This high level summary is not intended to be an exhaustive list of each of the board members skills or contributions to the Board.

Skills and Qualification	Barker	Cohen	Fitch	Harkin	Kiani	Mikkelson	Reynolds	Shimer
Active/Retired CEO or COO					■		■	■
Financial expertise		■	■			■
Government				■
Healthcare management/banking		■				■
Healthcare industry	■		■	■	■	■	■	■
Medical device manufacturing			■		■		■	■
Ph.D. or M.D.	■							■

| 2019 Proxy Statement

Table of Contents	OUR BOARD OF DIRECTORS

Steven J. Barker, M.D., Ph.D.
Board Committees: None		Director since: 2005
Experience and Qualification of Particular Relevance to Masimo:
Dr. Barker’s academic and medical background, as well as his in-depth knowledge of the healthcare industry and hospital operations, academic administration and managed care industry, provide him with a critical perspective regarding Masimo’s products, technologies and prospects. His medical background, including his expertise in anesthesiology, is particularly relevant to Masimo when we evaluate our products and technologies. In addition, Dr. Barker is able to provide us with the unique perspective of a physician.

Career Highlights:
■	Masimo Corporation
	●		Chief Science Officer and Chairman of our Scientific Advisory Board - (2015-present)
	●		Interim Chief Medical Officer - (2013-2015)
■	University of Arizona
	●		Professor Emeritus of Anesthesiology and Mechanical and Aerospace Engineering at the University of Arizona College of Medicine - (2013-present)
	●		Professor and Head of Anesthesiology, University of Arizona College of Medicine - (1995-2013)
■	University of California, Irvine
	●		Dr. Barker served as Chairman of Anesthesiology at the University of California, Irvine - (1990-1995)
Business Experience:		Education/Professional Background:
●	Physician, Anesthesiology	●	B.S. in Physics from Harvey Mudd College
●	Healthcare industry, hospital operations, academic administration, managed care industry	●	M.S. and a Ph.D. in Mechanical Engineering from the California Institute of Technology
		●	M.D. from the University of Miami
Current/Past Public Company Boards:		Additional Information:
●	None	●	Previously oral examiner, American Board of Anesthesiology
		●	Section editor for Technology, Computing, and Simulation in the Journal of Anesthesia and Analgesia
		●	Joint appointment as Professor of Mechanical and Aerospace Engineering at the University of Arizona.

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Table of Contents	OUR BOARD OF DIRECTORS

H Michael Cohen
Board Committee: Audit Committee		Director since: 2018
Experience and Qualification of Particular Relevance to Masimo:
Mr. Cohen’s financial background is extremely helpful to the Board and his previous experience in investment banking uniquely qualifies him to serve on the Audit Committee.
Career Highlights:
■	Deutsche Bank
	●	Global Head, Healthcare Investment Banking
	●	Vice Chairman, Healthcare Investment Banking
■	SG Cowen
■	Union Bank of Switzerland
■	Booz Allen Hamilton
■	Hambrecht & Quist
Business Experience:		Education/Professional Background:
●	Healthcare investment banking	● B.A. in Economics from the University of Vermont
● M.B.A. from Columbia University.
Current/Past Public Company Boards:		Additional Information:
●	None	● Financial expertise

Sanford Fitch
Board Committee: Audit Committee		Director since: 2006
Experience and Qualification of Particular Relevance to Masimo:
Mr. Fitch’s financial background is extremely helpful to the Board and suited to his role as Chairperson of our Audit Committee. Mr. Fitch brings to us previous experience as a Chief Financial Officer for multiple companies over his long career, and as audit committee chairperson of public companies, which uniquely qualifies him to serve as our Audit Committee Chairperson.

In addition to Mr. Fitch’s prior leadership and management experience working with medical technology companies, Mr. Fitch has considerable financial, auditing, risk management and corporate governance experience and he is an audit committee financial expert under the rules of the SEC, all of which enable him to make valuable contributions to the Board and the Audit Committee.

Career Highlights:
■	Iridex
	●	Audit Committee Chairman and member of the Compensation Committee - (2004-present)
■	Foxhollow Technologies, Inc.
	●	Audit Committee Chairman and member of the Compensation Committee - (2004-2007)
■	Conceptus, Inc.
	●	Audit Committee Chairman and member of the Compensation Committee - (1994-2004)
	●	Chief Financial Officer - (1994-1998)
	●	Senior Vice President of Operations - (1994-1998)
■	Chief Financial Officer of several start-up technology companies - (1998-2002)
■	Chief Financial Officer of various public technology companies - (1983-2002)
Business Experience:		Education/Professional Background:
●	Medical device manufacturing	● B.S. Chemistry from Stanford University
● M.B.A. from Stanford University
Current Public Company Boards:		Additional Information:
●	Iridex	● Audit Committee Chairman, financial expert

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Table of Contents	OUR BOARD OF DIRECTORS

Thomas Harkin
Board Committees: Compensation Committee and Nominating, Compliance and Corporate Governance Committee	Director since: 2015

Experience and Qualification of Particular Relevance to Masimo:
Mr. Harkin’s experience in the Senate, and in particular his work on healthcare-related legislation, as well as his extensive understanding of the healthcare system in the U.S., bring a unique perspective and insight to the Board and the Compensation and Nominating, Compliance and Corporate Governance Committees.

Career Highlights:
■	U.S. Senate, Senator from Iowa - (1985-2015)
■	U.S. House of Representatives, Congressman from Iowa, 5th District - (1974-1984)
■	U.S. Navy - Lieutenant Commander
Business Experience:	Education/Professional Background:
● Healthcare related legislation/government	● B.S. Government and Economics from Iowa State University
● J.D. from The Catholic University of America’s Columbus School of Law
Current Public Company Boards:	Additional Information:
● None	● Nominating, Compliance and Corporate Governance Chairman

Adam Mikkelson
Board Committees: Audit Committee, Compensation Committee and Nominating, Compliance and Corporate Governance Committee	Director since: 2015

Experience and Qualification of Particular Relevance to Masimo:
Mr. Mikkelson’s investment management experience allows him to provide additional insight to the Board on strategy and business decisions as well as make valuable contributions to the Audit, Compensation and Nominating, Compliance and Corporate Governance Committees.

Career Highlights:
■	Partner, Camber Capital Management, LLC - (2007-2015)
■	Datamonitor, plc
■	Leerink Partners
Business Experience:	Education/Professional Background:
● Healthcare investment management, focusing on therapeutic and medical device sectors	● B.S. Business Administration from Boston University

Current Public Company Boards:
● None

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Table of Contents	OUR BOARD OF DIRECTORS

Craig Reynolds
Board Committees: Compensation Committee and Nominating, Compliance and Corporate Governance Committee		Director since: 2014

Experience and Qualification of Particular Relevance to Masimo:
Mr. Reynolds’ experience with other medical device companies allows him to provide additional insight to the Board on strategy decisions as well as make valuable contributions to the Compensation and Nominating, Compliance and Corporate Governance Committees.

Career Highlights:
■	Ebb Therapeutics - private medical company engaged in resolving insomnia issues
	●	Chief Executive Officer & Member of Board of Directors - (2011-2017, 2011-present)
■	Symmetry Surgical, Inc., Chairman - (2014-2016)
■	Symmetry Medical, Inc., Chairman - (2008-2014)
■	Vapotherm, Inc., Member of Board of Directors - (2010-Present)
■	Philips-Respironics Home Health Solutions - (acquired by Philips)
	●	Chief Operating Officer & Member of the Board of Directors - (2008-2010)
■	Respironics, Inc.
	●	Chief Operating Officer - (1998-2008)
■	Healthdyne Technologies, Inc.
	●	Chief Executive Officer & Member of Board of Directors - (1993-1998)
	●	President of Healthdyne Homecare Division - (1986-1992)
	●	President of Healthdyne Cardiovascular Division - (1984-1985)
	●	Executive Vice President - (1981-1983)
Business Experience:		Education/Professional Background:
●	Hospital and home healthcare medical device manufacturer	● B.S. Industrial Management from Georgia Institute of Technology
● M.B.A. from Georgia State University
Current Public Company Boards:		Additional Information:
●	Vapotherm, Inc.	● Compensation Committee Chairman

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Table of Contents	OUR BOARD OF DIRECTORS

Julie A. Shimer, Ph.D.
Board Committees: Audit Committee		Director since: 2019
Experience and Qualification of Particular Relevance to Masimo:
Dr. Shimer’s experience with other medical device companies allows her to provide insight to the Board on strategy decisions, as well as make valuable contributions to the Audit Committee.
Career Highlights:
■	Welch Allyn, Inc.
● Member of Board of Directors - (2002-2012)
● Chief Executive Officer - (2007-2012)
■	Vocera Communications, Inc.
● Member of Board of Directors - (2001-2007)
● President and Chief Executive Officer - (2001-2007)
■	3Com Corporation, Inc. - (2000-2001)
● General Manager
■	Motorola Corporation, Inc. - (1993-1999)
● Senior Vice President
Business Experience:		Education/Professional Background:
●	International healthcare industry ●	B.S. Physics from Rensselaer Polytechnic Institute
●	Medical device manufacturing ●	M.S. and Ph.D. Electrical Engineering from Lehigh University
●	Telecommunication/Wireless connectivity
Current Public Company Boards:
●	Apollo Endosurgery, Inc. - (2018-present)
●	Avanos Medical, Inc. (formerly known as Halyard Health) - (2014-present)
●	Netgear Inc. - (2007-present)
●	Windstream Holdings, Inc. - (2017-present)

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Table of Contents	CORPORATE GOVERNANCE AND BOARD MATTERS

CORPORATE GOVERNANCE AND BOARD MATTERS
This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our Corporate Governance Guidelines, the charters of the committees of our Board and our Code of Business Conduct and Ethics described below may be viewed on our website at http://www.masimo.com/company/investors/corporate-governance/ under “Corporate Governance.” Alternatively, you can request a copy of any of these documents free of charge by writing to our Corporate Secretary, c/o Masimo Corporation, 52 Discovery, Irvine, California 92618.

CORPORATE GOVERNANCE PRACTICES
Our Board has adopted corporate governance guidelines to ensure that our Board will have the necessary authority and practices in place to exercise its duties and responsibilities, to review and evaluate our business operations as needed, to make decisions that are independent of our management and to serve the best interests of Masimo and our stockholders. These corporate governance guidelines provide a framework for the conduct of the Board’s business and provide that:

•	except in unusual circumstances, the positions of Chairman of our Board and CEO will each be held by the same person;

•	ordinarily, directors should not serve on more than five boards of publicly-traded companies, including our Board, and all of our directors currently satisfy this requirement;

•
outside directors must own a minimum number of shares of our common stock (see “Non-Employee Director Compensation—Non-Employee Director Stock Ownership Policy” on page 81 of this Proxy Statement for additional information); and

•
a non-employee director will not be nominated for re-election at the next annual meeting of stockholders for which his or her class of directors is up for election following his or her 15th anniversary of service on our Board, unless our Board waives this term limit with respect to such non-employee director as a result of its determination that such nomination is in the best interests of Masimo and its stockholders.

CONSIDERATION OF DIRECTOR NOMINEES
Director Qualifications
The Board does not prescribe any minimum qualifications for director candidates. The Nominating, Compliance and Corporate Governance Committee may consider a potential director candidate’s experience, areas of expertise and other factors relative to the overall composition of our Board and its committees, including the following characteristics:

•	the highest ethical standards and integrity and a strong personal reputation;

•	a background that demonstrates experience and achievement in business, finance, technology, healthcare or other activities relevant to our business and activities;

•	a willingness to act on and be accountable for Board and, as applicable, committee decisions;

•	an ability to provide reasoned, informed and thoughtful counsel to management on a range of issues affecting us and our stockholders;

•	an ability to work effectively and collegially with other individuals;

•	loyalty and commitment to driving our success and increasing long-term value for our stockholders;

•	sufficient time to devote to our Board and, as applicable, committee membership and matters; and

•	meeting the independence requirements imposed by the SEC and Nasdaq.

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Table of Contents	CORPORATE GOVERNANCE AND BOARD MATTERS

Diversity of background, including diversity of gender, race, ethnic or national origin, and experience (including in business, finance, government, technology, healthcare or other activities relevant to our business) is also a relevant factor, as a diverse Board is more likely to reflect varying perspectives and a breadth of experience that will positively contribute to robust discussion at Board meetings.
The Nominating, Compliance and Corporate Governance Committee retains the right to modify these criteria from time to time.
Stockholder Nominations
The Nominating, Compliance and Corporate Governance Committee will consider director candidates recommended by our stockholders. The Nominating, Compliance and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether a candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating, Compliance and Corporate Governance Committee to become nominees for election to the Board at the 2020 Annual Meeting of Stockholders, must do so by delivering a written recommendation to the Nominating, Compliance and Corporate Governance Committee, c/o Masimo Corporation, 52 Discovery, Irvine, California 92618, Attention: Corporate Secretary, no later than the close of business on March 1, 2020, and no earlier than January 31, 2020, unless the meeting date is more than 30 days before or after May 30, 2020, in which case the written recommendation must be received by our Corporate Secretary no later than the close of business on the later of (i) the 90th day before the 2020 Annual Meeting of Stockholders, or (ii) the 10th day following the day on which we first publicly announce the date of the 2020 Annual Meeting of Stockholders. Each written recommendation must contain the following minimum information:

•	the name and address of the stockholder and any beneficial owner on whose behalf the nomination is being made;

•
the class, series and number of shares of Masimo, and any convertible securities of Masimo, that are beneficially owned by the stockholder and any beneficial owner on whose behalf the nomination is being made;

•
any proxy, contract, arrangement, understanding or relationship pursuant to which the stockholder and any beneficial owner on whose behalf the nomination is being made has the right to vote any of Masimo’s voting securities;

•	any “short” interest in Masimo’s securities held by the stockholder and any beneficial owner on whose behalf the nomination is being made;

•	the proposed director candidate’s full legal name, age, business address and residential address;

•
complete biographical information for the proposed director candidate, including the proposed director candidate’s principal occupation or employment and business experience for at least the previous five years;

•	a description of the proposed candidate’s qualifications as a director;

•	the class and number of shares of Masimo that are beneficially owned by the proposed director candidate as of the date of the written recommendation; and

•
any other information relating to the proposed director candidate that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A promulgated under the Exchange Act.

Director candidate recommendations from stockholders must include the written consent of each proposed nominee to serve as director if so elected. If a proposed director candidate is recommended by a stockholder in accordance with the procedural requirements discussed above, the Corporate Secretary will provide the foregoing information to the Nominating, Compliance and Corporate Governance Committee.
Evaluating Nominees for Director
Our Nominating, Compliance and Corporate Governance Committee will consider director candidates that are recommended by members of the committee, other members of our Board, members of management, advisors and our stockholders who submit recommendations in accordance with the requirements set forth above. The Nominating, Compliance and Corporate Governance Committee may also retain a third-party search firm to identify candidates on

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Table of Contents	CORPORATE GOVERNANCE AND BOARD MATTERS

terms and conditions acceptable to the Nominating, Compliance and Corporate Governance Committee, but has not done so to date. The Nominating, Compliance and Corporate Governance Committee will evaluate all candidates for director using the same approach regardless of who recommended them.
The Nominating, Compliance and Corporate Governance Committee will review candidates for director nominees in the context of the current composition of our Board and committees, the operating requirements of the Company and the long-term interests of our stockholders. In conducting this assessment, the Nominating, Compliance and Corporate Governance Committee may consider the director nominee’s qualifications, diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board, the committees and Masimo, to maintain a balance of knowledge, experience, diversity and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating, Compliance and Corporate Governance Committee may review such directors’ overall service to the Board, the committees and Masimo during their term, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating, Compliance and Corporate Governance Committee will also determine whether the nominee must be independent for Nasdaq purposes, which determination will be based upon applicable Nasdaq listing standards and applicable SEC rules and regulations. Although we do not have a formal diversity policy, when considering diversity in evaluating director nominees, the Nominating, Compliance and Corporate Governance Committee will focus on whether the nominees can contribute varied perspectives, skills, experiences and expertise to the Board. Diversity of background, including diversity of gender, race, ethnic or national origin, and experience (including in business, finance, government, technology, healthcare or other activities relevant to our business) is also a relevant factor in considering nominees to the Board, as a diverse Board is more likely to reflect varying perspectives and a breadth of experience that will positively contribute to robust discussion at Board meetings.
The Nominating, Compliance and Corporate Governance Committee will evaluate each of the director candidates and recommend whether the Board should nominate the proposed director candidate for election by our stockholders.

BOARD LEADERSHIP STRUCTURE
Our Board believes that our CEO is best situated to serve as Chairman because he is the director who is most familiar with our business and industry, possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing us and is therefore best positioned to ensure that the Board’s time and attention are focused on the most critical matters. Our independent directors bring experience, oversight and expertise from outside the Company and industry, while the CEO brings Company-specific experience and expertise. The Board believes that the combined role of Chairman and CEO facilitates information flow between management and the Board, which is essential to effective governance. We have no lead independent director.

BOARD’S ROLE IN RISK OVERSIGHT
Our Board has an active role, as a whole and also at the committee level, in overseeing management of our risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is informed about such risks by the committees.

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Table of Contents	CORPORATE GOVERNANCE AND BOARD MATTERS

The Board of Directors
▲

Audit Committee	Nominating, Compliance and Corporate Governance Committee	Compensation Committee
▲	▲	▲
Oversees management of financial risks including:	Oversees management of non-financial risks including:	Oversees management of risks relating to our compensation plans and arrangements including:

● Financial statement integrity and reporting; ● Internal controls; ● Major financial and other business risk exposures	● Legal, environmental, health, safety; ● Board governance, independence of the Board and conflicts of interest	● Employee compensation policies and practices; ● Non-employee director compensation policies and practices

INVESTOR FEEDBACK AND ENGAGEMENT

We value the feedback from our potential investors and stockholders. During fiscal 2018, members of the Board met with holders of approximately 23% of our outstanding shares. In addition, one or more members of management were involved in more than 13 in-person or telephonic meetings with stockholders representing more than 27% of our outstanding shares. These discussions helped us shape our compensation programs, board composition, and other strategic priorities.

FALL		WINTER	INVESTOR DISCUSSION POINTS
Conduct meetings between investors and management	ð	Review feedback from investors with Board and incorporate into proxy disclosures, update governance as necessary
● Financial performance, corporate governance matters and proxy related matters including: board composition, diversity and succession planning.
● Executive compensation; including fiscal 2017 executive compensation program

ñ		ò
SUMMER		SPRING	FISCAL 2018 ENHANCEMENTS
Review stockholder votes from our annual meeting and trends from proxy season		Conduct meetings between investors and management
● Updated executive compensation program, lengthening the PSU vesting windows from one year under the fiscal 2017 executive compensation program to three years under the fiscal 2018 executive compensation program;
● Refined performance metrics for performance-based equity compensation, focusing on driving long-term stockholder value, product revenue and operating profit margin;
● Addition of H Michael Cohen to the Board.

ñ		ò
ANNUAL STOCKHOLDER MEETING

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Table of Contents	CORPORATE GOVERNANCE AND BOARD MATTERS

MEETINGS AND EXECUTIVE SESSIONS
Our Board meets on a regular basis throughout the year to review significant developments affecting the Company and to act upon matters requiring its approval. Our Board also holds special meetings, as required from time to time, when important matters arise requiring Board action between scheduled meetings. During fiscal 2018, our Board met six times. None of our directors attended fewer than 75% of the total number of meetings held by the Board and the committees (on which and for the period during which the director served) during fiscal 2018.
As required under applicable Nasdaq listing standards, our independent directors periodically meet in executive sessions at which only they are present.

POLICY REGARDING BOARD MEMBER ATTENDANCE AT ANNUAL MEETINGS
It is the policy of our Board to invite directors and nominees for director to attend annual meetings of our stockholders. We held an annual meeting of stockholders in fiscal 2018, which was attended by Mr. Kiani.

INDEPENDENCE OF THE BOARD OF DIRECTORS
Our Board has the responsibility for establishing corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operations. As required under the Nasdaq rules, a majority of the members of our Board must qualify as “independent” as affirmatively determined by our Board. Our Board consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent” including those set forth in applicable Nasdaq rules. Consistent with these considerations, after review of all relevant transactions or relationships between each director, and the director’s family members and Masimo, our senior management, and our independent registered public accounting firm, our Board has determined that all of our directors other than Mr. Kiani and Dr. Barker are independent, as that term is defined in Nasdaq Listing Rule 5605(a)(2).

CODE OF BUSINESS CONDUCT AND ETHICS
We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, executive officers and directors. The Code of Business Conduct and Ethics is available to stockholders on our website at http://www.masimo.com/company/investors/corporate-governance/ under “Corporate Governance.” If we make any substantive amendments to our Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website at http://www.masimo.com/company/investors/corporate-governance/ under “Corporate Governance” and/or in our public filings with the SEC.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Our Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders of Masimo wishing to communicate with our Board or an individual director may send a written communication to the Board or such director, c/o Masimo Corporation, 52 Discovery, Irvine, California 92618, Attention: Compliance Officer. Each communication must set forth:

•	the name and address of all the Masimo stockholders on whose behalf the communication is sent; and

•	the number of Masimo shares that are beneficially owned by the stockholders as of the date of the communication.
Each communication will be reviewed by Masimo’s Compliance Officer to determine whether it is appropriate for presentation to the Board or the individual director. Examples of inappropriate communications include junk mail, spam, mass mailings, product complaints, product inquiries, new product suggestions, resumes, job inquiries, surveys,

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Table of Contents	CORPORATE GOVERNANCE AND BOARD MATTERS

business solicitations and advertisements, as well as unduly hostile, threatening, illegal, unsuitable, frivolous, patently offensive or otherwise inappropriate material. These screening procedures have been approved by a majority of the independent members of our Board. Communications determined by our Compliance Officer to be appropriate for presentation to the Board or such director will be submitted to the Board or the individual director on a periodic basis.
In accordance with our Open Door Policy for Reporting Accounting, Audit, and Other Compliance Concerns, (the “Open Door Policy”), all communications directed to the Board, a committee of the Board or an individual director relating to accounting topics, internal accounting controls, or auditing matters involving the Company are forwarded to our Compliance Officer regardless of the method of communication, and then promptly and directly forwarded by the Compliance Officer to the Audit Committee or the Board, as appropriate. All communications directed to the Board, committee, or individual director that relate to non-financial matters (including, without limitation, purported or suspected violations of any law or regulation, our Code of Business Conduct and Ethics or other policies) will be forwarded to Masimo’s Compliance Officer, and, if the Compliance Officer deems the matter to be a potentially significant violation of law, the Code of Business Conduct and Ethics, or company policy, the Compliance Officer will promptly and directly forward the communication to the Nominating, Compliance and Corporate Governance Committee.

INFORMATION REGARDING BOARD COMMITTEES
Our Board has established a standing Audit Committee, Compensation Committee and Nominating, Compliance and Corporate Governance Committee to devote attention to specific subjects and to assist it in the discharge of the Board’s responsibilities. All of these committees operate under a written charter adopted by our Board, each of which is available on our website at http://www.masimo.com/company/investors/corporate-governance/ under “Corporate Governance.” The following table provides membership and meeting information for fiscal 2018 for the Audit Committee, Compensation Committee and Nominating, Compliance and Corporate Governance Committee.

Committee Membership
Name	Independent	Audit	Compensation	Nominating, Compliance and Corporate Governance	Scientific Advisory
Employee Director:
Joe Kiani	—	—	—	—	—
Non-Employee Directors:
Steven J. Barker, Ph.D., M.D.(1)	—	—	—	—	¬
H Michael Cohen(2)	▲	✓			—
Sanford Fitch	▲	¬	—	—	—
Thomas Harkin	▲	—	✓	¬	—
Adam Mikkelson	▲	✓	✓	✓	—
Craig Reynolds	▲	— (3)	¬	✓	—
Julie A. Shimer, Ph.D.(4)	▲	—	—	—	—
Total meetings in fiscal 2018		5	4	3
______________

¬	Committee Chairperson. À Financial Expert. ✓ Member. ▲ Independent.

(1)
Dr. Barker has provided consulting services to Masimo since July 2013. He currently serves as our Chief Science Officer and Chairman of our Scientific Advisory Board and previously served as our interim Chief Medical Officer from July 2013 to March 2015.

(2)	Mr. Cohen has been a member of our Board since July 31, 2018. He was appointed to the Audit Committee on July 31, 2018.

(3)	Mr. Reynolds served on the Audit Committee until July 31, 2018.

(4)	Dr. Shimer has been a member of our Board since January 2, 2019. She was appointed to the Audit Committee on March 15, 2019.

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Table of Contents	CORPORATE GOVERNANCE AND BOARD MATTERS

Audit Committee
We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Board has adopted a written charter of the Audit Committee that is available to stockholders on our website at http://www.masimo.com/company/investors/corporate-governance/ under “Corporate Governance.”
Our Board has determined that all members of the Audit Committee meet the criteria for independence and financial literacy under Nasdaq Listing Rule 5605(c)(2)(A)(i) and (ii) and Rule 10A-3(b)(1) under the Exchange Act and qualify as financial experts under the applicable Nasdaq and SEC rules

Members and Number of Meetings	Primary Committee Functions

Committee Members:(1)
● Appointing, retaining and determining the compensation of our independent registered public accounting firm;
● Overseeing and approving any proposed audit and permissible non-audit services provided by our independent registered public accounting firm;
● Reviewing at least annually the qualifications, performance and independence of our independent registered public accounting firm;
● Overseeing the relationship with our independent registered public accounting firm, including the rotation of the audit partners, as well as reviewing and resolving any disagreements between our management and ensuring discussions with our management and our independent registered public accounting firm relating to financial controls over financial reporting;
● Discussing with our management and our independent registered public accounting firm the design, implementation and effectiveness of our internal controls;
● Reviewing and discussing with our management and our independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;
● Overseeing and approving the annual Committee Report to be included in our annual public filings;
● Reviewing the quarterly earnings announcements and any other public announcements regarding our results of operations with our management;
● Reviewing and discussing reports from our independent registered public accounting firm relating to our critical accounting policies and practices;
● Establishing and overseeing the processes and procedures for the receipt, retention and treatment of any complaints regarding accounting, internal controls or audit matters, as well as the confidential and anonymous submissions by employees concerning questionable accounting, auditing and internal control matters;
● Investigating any matter brought to its attention, with full access to our books, records, facilities and employees, and with sole authority to select, retain and terminate any consultants, legal counsel or advisors to advise the Audit Committee; and
● Reviewing and evaluating, at least annually, the performance of the Audit Committee and its members, including compliance of the Audit Committee with its charter.

Mr. Fitch, Chair
Mr. Mikkelson
Mr. Reynolds(2)
Mr. Cohen(2)
Dr. Shimer(3)

Number of Meetings:(4)
5

Attendance Rate:
100%

_____________
(1)    Our Board has determined that Mr. Fitch, the Chairperson of our Audit Committee, is an audit committee financial expert, as defined under applicable SEC rules, and that Mr. Fitch meets the background and financial sophistication requirements under Nasdaq Listing Rule 5605(c)(2)(A). In making this determination, the Board made a qualitative assessment of Mr. Fitch’s level of knowledge and experience based on a number of factors, including his formal education and experience. Both our independent registered public accounting firm and internal financial personnel regularly meet privately with our Audit Committee and have unrestricted access to this committee.

(2) Mr. Reynolds served on the Audit Committee until July 31, 2018. Mr. Cohen was appointed to the Audit Committee on July 31, 2018.
(3) Dr. Shimer was appointed to the Audit Committee effective March 15, 2019.
(4) Typically, the Audit Committee meets at least quarterly and with greater frequency if necessary.

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Table of Contents	CORPORATE GOVERNANCE AND BOARD MATTERS

Compensation Committee
Our Board has adopted a written charter for the Compensation Committee that is available to stockholders on our website at http://www.masimo.com/company/investors/corporate-governance/ under “Corporate Governance.” The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel. The Compensation Committee has the authority, in its sole discretion, to retain and terminate (or obtain the advice of) any advisor to assist it in the performance of its duties, but only after taking into consideration factors relevant to the advisor’s independence specified in Nasdaq Listing Rule 5605(d)(3). The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any advisor retained by the Compensation Committee, and has sole authority to approve the advisor’s fees and the other terms and conditions of the advisor’s retention.
Our Board has determined that all members of our Compensation Committee meet the criteria for independence under Nasdaq Listing Rule 5605(a)(2).

Members and Number of Meetings	Primary Committee Functions

Committee Members:
● Reviewing and approving our general compensation strategy;
● Establishing annual and long-term performance goals for our executive officers;
● Conducting and reviewing with the Board an annual evaluation of the performance of our CEO and other executive officers;
● Considering the competitiveness of the compensation of our executive officers;
● Reviewing and approving all salaries, bonuses, equity awards, perquisites, post-service arrangements, and other compensation and benefit plans for our CEO and all other executive officers;
● Reviewing and approving the terms of any offer letters, employment agreements, termination agreements or arrangements, change in control agreements and other material agreements between us, on the one hand, and any of our executive officers, on the other;
● Acting as the administering committee of our Board for our executive compensation and cash incentive plans and for any equity incentive plans, including establishing performance metrics, determining bonus payouts and granting equity awards to employees and executive officers;
● Providing oversight for our overall compensation plans and benefit programs;
● Reviewing and approving compensation programs as well as salaries, fees, bonuses and equity awards for the non-employee members of our Board;
● Reviewing and discussing with management the annual Compensation Discussion and Analysis and the related tabular and narrative disclosure regarding named executive officer compensation;
● Overseeing and approving the annual Compensation Committee Report to be included in our annual filings;
● Overseeing risks and exposures associated with executive compensation programs and arrangements, including incentive plans; and
● Reviewing and evaluating, at least annually, the performance of the Compensation Committee and its members, including compliance of the Compensation Committee with its charter.

Mr. Reynolds, Chair
Mr. Harkin
Mr. Mikkelson

Number of Meetings:(1)
4

Attendance Rate:
100%

_____________
(1) The Compensation Committee meets from time to time during the year.
Since the fourth quarter of fiscal 2016, the Compensation Committee has retained the services of Compensia, Inc. (“Compensia”) to assist the Compensation Committee in assessing and determining competitive compensation packages and to provide input on other executive compensation related matters. Compensia provides no other services to Masimo, and its sole relationship with Masimo is as an advisor to the Compensation Committee.

| 2019 Proxy Statement

Table of Contents	CORPORATE GOVERNANCE AND BOARD MATTERS

For more information regarding the Compensation Committee’s engagement of Compensia, see “Executive Compensation—Compensation Discussion and Analysis” starting on page 38.
The Compensation Committee meets outside the presence of all of our executive officers, including the named executive officers, in order to consider appropriate compensation for our CEO. Our CEO may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation. For all other named executive officers, the Compensation Committee meets outside the presence of all executive officers except our CEO. The specific determinations of the Compensation Committee with respect to executive compensation for fiscal 2018 are described in greater detail in the “Compensation Discussion and Analysis” section of this Proxy Statement.
Nominating, Compliance and Corporate Governance Committee
Our Board has adopted a written charter of the Nominating, Compliance and Corporate Governance Committee that is available to stockholders on our website at http://www.masimo.com/company/investors/corporate-governance/ under “Corporate Governance.” Our Board has determined that all members of our Nominating, Compliance and Corporate Governance Committee meet the criteria for independence under Nasdaq Listing Rule 5605(a)(2). The Nominating, Compliance and Corporate Governance Committee meets from time to time as it deems appropriate or necessary.

Members and Number of Meetings	Primary Committee Functions

Committee Members:
● Evaluating the composition, size, organization and governance of our Board and its committees, making recommendations to our Board about the appointment of directors to committees of our Board and recommending the selection of chairs of these committees to the Board;
● Reviewing and recommending to our Board director independence determinations made with respect to continuing and prospective directors;
● Reviewing and recommending to our Board “Section 16 officer” determinations with respect to our executive officers;
● Developing and recommending to our Board policies for considering director nominees for election to the Board;
● Identifying, reviewing, considering and evaluating candidates for election to the Board and recommending to the Board candidates to be nominated for election or incumbent directors to be nominated for re-election at each annual meeting of our stockholders or to fill any vacancies on the Board or any newly-created directorships;
● Overseeing our Board’s performance and annual self-evaluation process and evaluating the participation of members of the Board in continuing education activities in accordance with Nasdaq rules;
● Overseeing corporate governance;
● Overseeing our corporate compliance programs;
● Developing, and updating as necessary, a legal compliance and ethics program designed to evaluate, maintain and correct, when appropriate, our overall compliance with all federal and state rules and regulations and all of our codes of ethics and conduct;
● In consultation with the Audit Committee, reviewing and, if appropriate, updating or recommending to our Board updates to our existing procedures for the receipt, retention and treatment of reports or evidence of violations of any federal or state rules or regulations or of our codes of ethics and conduct; and
● Reviewing and evaluating, at least annually, the performance of the Nominating, Compliance and Corporate Governance Committee and its members, including compliance of the Nominating, Compliance and Corporate Governance Committee with its charter.

Mr. Harkin, Chair
Mr. Mikkelson
Mr. Reynolds

Number of Meetings:(1)
3

Attendance Rate:
100%

__________________
(1) The Nominating, Compliance and Corporate Governance Committee meets from time to time during the year.

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Table of Contents	CORPORATE GOVERNANCE AND BOARD MATTERS

NON-EMPLOYEE DIRECTOR COMPENSATION
In fiscal 2016, after consultation with the Compensation Committee’s independent compensation consultant and consideration of market data for a group of peer companies, our Board adopted a non-employee director compensation policy (the “Non-Employee Director Compensation Policy”), which was amended effective as of December 30, 2018. The Non-Employee Director Compensation Policy in the form adopted in 2016 was in effect for all of fiscal 2018, and provided for the following compensation:

Compensation Item(s):	Amount
Retainer(1) - Board Service	$50,000
Retainer(1) - Each Committee	7,500
Chairperson Additional Retainer(1) - Audit Committee	30,000
Chairperson Additional Retainer(1) - Compensation Committee	10,000
Chairperson Additional Retainer(1) - Nominating, Compliance and Corporate Governance Committee	7,500
Cash Fee Per Committee Meeting in Excess of First Eight Meetings(2)	1,000
Restricted Share Units(3)(4)	$140,000
______________

(1)	All cash retainers are payable on a quarterly basis in arrears.

(2)	Each non-employee director receives a $1,000 per meeting cash fee for each committee meeting attended in excess of the first eight meetings of each committee during the fiscal year.

(3)
Each year on the date of our annual meeting of stockholders, each non-employee director will be granted an award of restricted share units (“RSUs”) with respect to shares of our common stock having a grant date fair value of $140,000, rounded down to the nearest whole share, which vest on the earlier of the first anniversary of the grant date or the date of the next annual meeting of stockholders.

(4)
The Non-Employee Director Compensation Policy also provides that all RSU awards granted to the non-employee directors pursuant to the policy will vest in full in the event of a change in control of Masimo.

The following table sets forth summary information concerning compensation paid or accrued for services rendered to us in all capacities to the non-employee members of our Board for the fiscal year ended December 29, 2018.

Fiscal 2018 Director Compensation Table:
Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)(3)	Option Awards(4)	All Other Compensation		Total
Steven J. Barker, Ph.D., M.D.	$51,729	$139,937	$—	$120,000	(5)	$311,666
H Michael Cohen(6)	24,011	—	—	—		24,011
Sanford Fitch	87,816	139,937	—	—		227,753
Thomas Harkin	72,500	139,937	—	—		212,437
Adam Mikkelson	72,500	139,937	—	—		212,437
Craig Reynolds	79,389	139,937	—	—		219,326
______________

(1)
Our Chairman and CEO, Mr. Kiani, is not included in this table as he is an employee of Masimo and therefore receives no compensation for his service as a director. Mr. Kiani’s compensation is included in the “Summary Compensation Table” on page 61 of this Proxy Statement. Dr. Shimer is not included in this table as she was appointed to our Board effective January 2, 2019.

(3)	As of December 29, 2018, each of the listed non-employee directors held RSU awards with respect to 1,583 shares of our common stock, with the exception of H Michael Cohen, who held none.

(4)
These amounts generally represent the aggregate grant date fair value of the RSU awards granted to each listed non-employee director in fiscal 2018, computed in accordance with Financial Accounting Standard Board Accounting Standard Codification Topic 718 (“ASC Topic 718”). These amounts do not represent the actual amounts paid to or realized by the directors during fiscal 2018. The value as of the grant date for the RSU awards is calculated based on the number of RSUs at the grant date market price and is recognized once the requisite service period for the RSUs is satisfied. For a detailed description of the assumptions used for purposes of determining grant date fair value, see Note 14 to our Consolidated Financial Statements and “Management’s Discussion and Analysis of Financial Condition and Results of

| 2019 Proxy Statement

Table of Contents	CORPORATE GOVERNANCE AND BOARD MATTERS

Operations-Critical Accounting Estimates-Share-Based Compensation,” included in our Annual Report on Form 10-K for the year ended December 29, 2018 that was filed with the SEC on February 26, 2019.

(4)
As of December 29, 2018, each of the listed non-employee directors held the following number of options: Steven J. Barker, Ph.D., M.D.—110,000; H Michael Cohen—0; Sanford Fitch—80,000; Thomas Harkin—0; Adam Mikkelson—0 and Craig Reynolds—100,000.

(5)	Consists of fees earned by Dr. Barker for non-employee consulting services provided to the Company.

(6)	H Michael Cohen was appointed to our Board effective July 31, 2018.
Fiscal 2019 Non-Employee Director Compensation Program Changes
Following an extensive review of our non-employee director compensation policy and after taking into consideration market data and the responsibilities placed upon our non-employee directors, the Compensation Committee made the following changes to our Non-Employee Director Compensation Policy, effective beginning fiscal 2019:

Compensation Item(s):	2018	2019	Change
Retainer(1) - Board Service	$50,000	$70,000	$20,000
Retainer(1) - Audit Committee	7,500	12,500	5,000
Retainer(1) - Compensation Committee	7,500	10,000	2,500
Retainer(1) - Nominating, Compliance and Corporate Governance Committee	7,500	5,000	(2,500)
Chairperson Additional Retainer(1) - Audit Committee	30,000	12,500	(17,500)
Chairperson Additional Retainer(1) - Compensation Committee	10,000	10,000	—
Chairperson Additional Retainer(1) - Nominating, Compliance and Corporate Governance Committee	7,500	10,000	2,500
Cash Fee Per Committee Meeting in Excess of First Eight Meetings(2)	1,000	—	(1,000)
Restricted Share Units(3)(4)	$140,000	$180,000	$40,000
______________

(1)	All cash retainers are payable on a quarterly basis in arrears.

(2)	Non-employee directors will no longer receive a per meeting cash fee for each committee meeting attended in excess of the first eight meetings of each committee during the fiscal year.

(3)
Each year on the date of our annual meeting of stockholders, each non-employee director will be granted an RSU award with respect to shares of our common stock having a grant date fair value of $180,000, rounded down to the nearest whole share, which vests on the first anniversary of the grant date.

(4)
The Non-Employee Director Compensation Policy also provides that all RSU awards granted to the non-employee directors pursuant to the policy will vest in full in the event of a change in control of Masimo.

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Table of Contents	AUDIT RELATED MATTERS

AUDIT RELATED MATTERS

AUDIT COMMITTEE’S PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee has adopted a policy for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Grant Thornton LLP. The policy generally pre-approves specified services in the defined categories of audit, audit-related and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. By the adoption of this policy, the Audit Committee has delegated the authority to pre-approve services to the Chairperson of the Audit Committee, subject to certain limitations.
The Audit Committee has determined that the rendering of the services other than audit services by Grant Thornton LLP is compatible with maintaining the independent registered public accounting firm’s independence.

PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table represents aggregate fees billed to Masimo for the fiscal years ended December 29, 2018 and December 30, 2017 by Grant Thornton LLP, our independent registered public accounting firm for such periods. All fees described below were approved by the Audit Committee.

	Fiscal Year Ended
	December 29, 2018	December 30, 2017
Audit Fees(1)	$2,111,428	$2,035,933
Audit-Related Fees(2)	69,839	122,453
Tax Fees(3)	36,305	36,952
All Other Fees	—	—
Total Fees	$2,217,572	$2,195,338
______________

(1)
Audit fees consist of fees billed for services rendered for the audit of our consolidated annual financial statements, including performance of the attestation procedures required by Section 404 of the Sarbanes-Oxley Act of 2002, as amended, review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Grant Thornton LLP in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees consist of fees for assurance and related services that are traditionally performed by our independent registered public accounting firm and include fees reasonably related to the performance of the audit or review of our interim consolidated financial statements and not reported under the caption “Audit Fees.” For the fiscal years ended December 29, 2018 and December 30, 2017, these services included fees primarily for the audit of our retirement savings plan.

(3)	Tax fees consist of fees for preparation of our federal and state income tax returns, general consultation and international tax research.

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Table of Contents	AUDIT RELATED MATTERS

AUDIT COMMITTEE REPORT
Our Audit Committee is composed of “independent directors,” as determined in accordance with Nasdaq Listing Rule 5605(a)(2) and Rule 10A-3 of the Exchange Act. The Audit Committee operates pursuant to a written charter adopted by the Board, a copy of which may be viewed on our website at http://www.masimo.com/company/investors/corporate-governance/ under “Corporate Governance.”
As described more fully in its charter, the purpose of the Audit Committee is to assist our Board with its oversight responsibilities regarding the integrity of our financial statements, assessing the independent registered public accounting firm’s qualifications and independence and the performance of the persons performing internal audit duties for us and the independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of our financial statements as well as our financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with generally-accepted auditing standards and issuing a report. The Audit Committee’s responsibility is to monitor and oversee these processes. The following is the Audit Committee’s report submitted to the Board for fiscal 2018.
The Audit Committee has:

•	reviewed and discussed our audited financial statements with management and Grant Thornton LLP, the independent registered public accounting firm;

•
discussed with Grant Thornton LLP the matters required to be discussed by Auditing Standard No. 1301 Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board; and

•
received from Grant Thornton LLP the written disclosures and the letter regarding their communications with the Audit Committee concerning independence as required by the Public Company Accounting Oversight Board and discussed the auditors’ independence with them.

In addition, the Audit Committee has met separately with management and with Grant Thornton LLP as part of the committee’s quarterly meetings.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 29, 2018 for filing with the SEC. The Audit Committee also has selected and engaged Grant Thornton LLP as Masimo’s independent registered public accounting firm for the fiscal year ending December 28, 2019, and is seeking ratification of the selection by Masimo’s stockholders.

Audit Committee
H Michael Cohen
Mr. Sanford Fitch
Mr. Adam Mikkelson
This foregoing audit committee report is not “soliciting material,” is not deemed “filed” with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of ours under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent we specifically incorporate this report by reference.

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Table of Contents	EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS
The following Compensation Discussion and Analysis may contain statements regarding future individual and Company performance targets and goals. Any targets and goals so disclosed are referenced in the limited context of Masimo’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. Masimo specifically cautions investors not to apply these statements to other contexts.
This Compensation Discussion and Analysis describes the compensation program for our Principal Executive Officer, Principal Financial Officer and the next three most highly-compensated Executive Officers of the Company for fiscal 2018 (our “Named Executive Officers” or “NEOs”). During fiscal 2018, these individuals were:

Name	Position(s)
Joe Kiani	Chief Executive Officer & Chairman of the Board
Micah Young	Executive Vice President, Finance & Chief Financial Officer
Anand Sampath	Chief Operating Officer
Tao Levy	Executive Vice President, Business Development
Bilal Muhsin	Executive Vice President, Engineering, Marketing & Regulatory Affairs
This Compensation Discussion and Analysis describes the material elements of our executive compensation program for fiscal 2018. It also provides an overview of our executive compensation philosophy and objectives. Finally, it analyzes how and why the Compensation Committee of our Board (the “Compensation Committee”) arrived at the specific compensation decisions for our executive officers, including our NEOs, for fiscal 2018, including the key factors that the Compensation Committee considered in determining their compensation.

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Table of Contents	EXECUTIVE COMPENSATION

EXECUTIVE SUMMARY
Fiscal 2018 Performance Highlights
In 2018, we experienced strong momentum in our business. Our global organization executed on our strategy to deliver above-market growth and drive operational efficiencies throughout the business. Our product revenues increased 12% to $830 million and we shipped a record number of noninvasive technology boards and monitors, which exclude handheld and finger oximeters. In addition, we delivered significant operating margin improvements and earnings per share (“EPS”) growth that exceeded expectations.
Our strong performance in 2018 demonstrates the significant progress that we are making to drive operational efficiencies throughout the business and take further steps towards achieving our long term goal of 30% operating profit margins. Most importantly, we are making this progress on the profitability front while at the same time increasing our R&D investment and improving the growth profile of the overall business.
Some of our notable fiscal 2018 financial and operational highlights included the following GAAP and non-GAAP measures1:

● Total revenues, including royalties and other revenue of $858 million, which significantly exceeded our original fiscal 2018 financial guidance of $836 million.
● Product revenue increased 12.4% to $830 million, or 11.9% on a constant currency basis[1], which significantly exceeded our original fiscal 2018 financial guidance of $808 million.
● Shipments of noninvasive technology boards and monitors increased 14.1% to 231,700.

● GAAP operating profit margin was 24.2%;
● Non-GAAP operating profit margin[1] improved 100 basis points to 24.5%;
● Non-GAAP product operating margin[1], excluding the impact of royalty and NRE, improved 340 bps to 22.0%.

● GAAP EPS was $3.45; ● Non-GAAP total EPS[1] increased 31.7% to $3.03; ● Non-GAAP product EPS[1], excluding the impact of royalty and NRE, increased 53.2% to $2.65.

● Adjusted free cash flow was $222 million or 26.0% of total revenue, which was driven by strong earnings performance and significant working capital improvements;
● Days sales outstanding (“DSO”) improved 10 days to reach 45 days at the end of fiscal 2018;
● Inventory days on hand (“DOH”) improved 10 days to reach 113 days at the end of fiscal 2018.

The following financial and operational highlights include GAAP and non-GAAP measures1:

Product Revenue	Constant Currency Product Revenue Growth(1)	Non-GAAP EPS(1)	Non-GAAP EPS Growth(1)
in Millions	% growth on a constant currency basis	$ per diluted share	% growth
$830	11.9%	$3.03	31.7%
Goal: $808M		Goal: $2.80
____________

[1]	Non-GAAP financial measure - please see Appendix A to this Proxy Statement for a description of the adjustments and a reconciliation to the corresponding GAAP financial measure.

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Table of Contents	EXECUTIVE COMPENSATION

Our Total Stockholder Return (“TSR”) reflects our strong 2018 results. We delivered 26.6% TSR, outperforming the median of our proxy peer group.
Our financial performance in fiscal 2018 is a continuation of the strong financial performance that we have delivered over the previous two years, which is highlighted in the following charts ($ in millions, excluding per share amounts)1:
________________________

*	Constant currency growth

**	Of total revenue

Stock Price
December 29, 2018
$105.56

Stock Price
at IPO
(August 2007)
$17.00

____________

[1]
Constant currency product revenue and non-GAAP EPS are non-GAAP financial measures - please see Appendix A to this Proxy Statement for a description of the adjustments and a reconciliation to the corresponding GAAP financial measure.

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Table of Contents	EXECUTIVE COMPENSATION

Total Stockholder Return
PEER GROUP INDEX

	1 Year	3 Year	5 Year
Masimo TSR (%)	26.6%	37.3%	29.4%
NASDAQ Composite TSR (%)	3.9%	9.8%	9.7%
NASDAQ Medical Equipment TSR (%)	13.6%	14.7%	15.1%

Several widely accepted measures of operating performance reflect the strength of our fiscal 2018 financial performance on both an absolute and relative basis, as compared to other companies that comprised our fiscal 2018 compensation peer group, which included other publicly-traded companies classified as health care equipment and supplies companies in Global Industry Classification Standard Code 351010 (see “—Competitive Positioning” on page 51 of this Proxy Statement for a discussion of our fiscal 2018 compensation peer group). Such operating measures for the fiscal years ended nearest to December 29, 2018 were as follows:

Measures of Operating Performance	Masimo Performance	Percentile Ranking Versus Fiscal 2018 Compensation Peer Group Companies
Return on Equity	20%	83rd
Return on Capital	20%	88th
Return on Assets	16.8%	93rd
Total Revenue Growth	8.6%	34th
Operating Margin	24.2%	87th
We believe that our strong fiscal 2018 performance results reflect the continued attention and focus by our executive team on delivering financial results that reflect not only revenue growth, but also strong financial returns based on our assets, equity, and capital structure. In fact, our fiscal 2018 performance results placed Masimo at the 93rd percentile of our compensation peer group for return on assets, with three additional percentile achievements at or above the 80th percentile. We believe that our strong operating performance measures relative to our compensation peer group further demonstrates the success of our executive team’s efforts during fiscal 2018.
Results of Fiscal 2018 Stockholder Advisory Vote
At our 2018 Annual Meeting of Stockholders, we conducted a non-binding stockholder advisory vote on the fiscal 2017 compensation of our named executive officers (commonly known as a “Say-on-Pay” vote). Our stockholders approved our Say-on-Pay proposal with approximately 84% of the votes cast in favor of the fiscal 2017 compensation of our named executive officers. While this represented an increase in support for our executive compensation program compared to fiscal 2017, our Board believes that it remains important to be responsive to the concerns expressed by our stockholders about our executive compensation program. Accordingly, our Board took several additional actions in fiscal 2018 to further enhance the relationship between our performance and the compensation of our executive officers as described below.

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Table of Contents	EXECUTIVE COMPENSATION

Fiscal 2018 Executive Compensation Program Enhancements
As previously noted, the Compensation Committee values the feedback we receive from our stockholders. In response to that feedback, the Compensation Committee implemented certain changes to our executive compensation program for fiscal 2018 to further align the compensation of our executive officers with both short-term and long-term performance that supports our business strategy.

•
Annual Cash Bonus - The annual cash bonus plan is designed to provide performance-based compensation that will be earned only upon achieving various pre-established levels of Company financial performance. For fiscal 2018, the Compensation Committee selected 2018 Adjusted Product Revenue[2] and 2018 Non-GAAP EPS[2] as the performance measures for the funding percentages, each weighted equally, as the Compensation Committee believes these performance measures directly support both our short-term strategy and our long-term objective of creating sustainable stockholder value.

•
Long-Term Incentive (“LTI”) Compensation - Equity Awards - The Compensation Committee believed that a one-year performance period was appropriate for the 2017 PSU awards in light of the transition to our new 2017 Equity Incentive Plan. However, to further align the compensation of our executive officers with long-term performance, the Compensation Committee decided to extend the performance period for the 2018 PSU awards from one year to three years. Accordingly, the Compensation Committee granted LTI awards to our executive officers for fiscal 2018 consisting of the following mix of equity awards:

◦	25% in the form of stock options that vest annually over a five year period; and

◦
75% in the form of PSU awards that are earned, if at all, at the end of a three-year performance period based on our actual performance as measured against pre-established performance objectives. For the fiscal 2018 PSU awards, the Compensation Committee selected fiscal 2020 Adjusted Product Revenue[2] and fiscal 2020 Non-GAAP Operating Profit Margin[2] as the performance measures for the targeted PSU award percentages, each weighted equally.

Performance Stock Unit Awards
	2017	2018	2019	2020	2021
2017 Grant	1-Year Performance Period	Vest(1)	Vest(1)	Vest(1)	Vest(1)
2018 Grant		3-Year Performance Period			Vest(2)(3)
_______________
(1)    The 2017 Grant will vest annually at 20% per year for the next four years.
(2)    Assuming threshold performance level achieved.

(3)
The 2018 Grant will vest in fiscal 2021 based on actual performance during 2020. If performance objectives are achieved, the PSUs will vest on the date of the approval by the Audit Committee of the audit of our financial statements for fiscal 2020 (or such later date determined by the Compensation Committee).

______________

[2]	Non-GAAP financial measure - please see Appendix B to this Proxy Statement for a description of the adjustments and a reconciliation to the corresponding GAAP financial measure.

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Table of Contents	EXECUTIVE COMPENSATION

Previous Executive Compensation Program Enhancements
The foregoing actions are in addition to the following changes that have been made to our executive compensation program in earlier years:

Corporate Governance or Compensation Practice	Issues Previously Raised in Stockholder Outreach or Corporate Governance Reviews	Our Response	Effective Date of Response
Executive compensation	Equity compensation is not directly tied to long-term Company performance	Granted performance based equity tied to three-year Company performance	Fiscal 2018
Executive compensation	Equity compensation includes a large discretionary component	Granted performance based equity tied to defined target matrix	Fiscal 2017
Stockholders’ rights agreement	Presence of “poison pill” arrangement	Eliminated the “poison pill”	Fiscal 2016
Non-employee directors’ stock ownership policy	Absence of stock ownership policy for members of Board of Directors	Adopted stock ownership policy for non-employee members of our Board, which requires each non-employee director to own and hold shares of our common stock with a value equal to at least $250,000	Fiscal 2016
Term limits for service on Board of Directors	Absence of term limits for non-employee members of Board of Directors	Adopted term limit of 15 years for non-employee members of our Board	Fiscal 2015
Executive stock ownership policy	Absence of formal stock ownership policy for executive officers
Adopted stock ownership policy for executive officers, which requires our CEO to own and hold shares of our common stock with a value equal to at least six times his annual base salary and our other executive officers to own and hold shares of our common stock with a value equal to their annual base salary
Fiscal 2013
Compensation recovery (“clawback”) policy	Absence of formal compensation recovery (“clawback”) policy	Adopted formal compensation recovery (“clawback”) policy for executive officers	Fiscal 2012

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Table of Contents	EXECUTIVE COMPENSATION

Tax “gross-up” payments	Absence of formal policy restricting the provision of tax “gross-up” or similar payments in connection with a change in control of the Company
Adopted formal policy providing that the Compensation Committee will no longer approve any arrangements with executive officers that include a tax “gross-up” or similar provision that results in the Company paying excise taxes on change in control payments
Fiscal 2011

In addition, our CEO’s employment agreement, entered into in November 2015, eliminated similar tax “gross-up” provisions. After the elimination of this provision, there are no longer any “gross-up” provisions at the Company
Fiscal 2015
We continue to seek and value the opinions of our stockholders, as well as the insights gained from the discussions we have with specific stockholders. The Compensation Committee finds these discussions to be helpful as it considers and adopts compensation policies affecting our executive officers, including our NEOs. We will continue to consider the outcome of future Say-on-Pay votes, as well as feedback received throughout the year when making compensation decisions for our executive officers.
Fiscal 2018 NEO Compensation Highlights
The Compensation Committee took the following key actions for fiscal 2018 with respect to the compensation of our NEOs:

•	Base Salaries - Increased the annual base salaries of our NEOs, other than Mr. Young, by 3.0%, which was consistent with the increases provided to our other employees as a whole.

•
Annual Cash Bonuses - Based on our Adjusted Product Revenues[2] and Non-GAAP EPS[2] for fiscal 2018, under our fiscal 2018 Executive Bonus Incentive Plan, the Company paid annual cash bonuses to our NEOs (other than our CEO) for fiscal 2018 ranging from $240,780 to $335,031, and an annual cash bonus in the amount of $1,595,383 to our CEO. An additional cash bonus of $55,000 was awarded to Mr. Muhsin in connection with the successful and timely completion of a strategic management business objective.

•
Long-Term Incentive (“LTI”) Compensation - Equity Awards - In March 2018, granted options to purchase shares of our common stock to each of our NEOs (other than our CEO) with a grant date fair value of $298,458 and an option to purchase shares of our common stock to our CEO with a grant date fair value in the amount of $2,984,635, in all cases with an exercise price equal to the fair market value of our common stock on the date of grant. In March 2018, also granted PSU awards with a target grant date fair value of $899,933 to each of our NEOs (other than our CEO) and a PSU award with a target grant date fair value of $8,999,934 to our CEO.

_____________

[2]	Non-GAAP financial measure - please see Appendix B to this Proxy Statement for a description of the adjustments and a reconciliation to the corresponding GAAP financial measure.

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Table of Contents	EXECUTIVE COMPENSATION

Pay-for-Performance
We believe that our fiscal 2018 executive compensation was closely aligned with our stockholders’ interests. While base salary and an annual cash bonus opportunity focused on the achievement of shorter-term goals, our equity awards, in the form of options to purchase shares of our common stock and PSU awards, provided for a longer-term compensation structure to focus attention on our long-term operating results and promote retention. Most of the fiscal 2018 annual compensation of our executive officers was directly tied, through performance-based annual cash bonuses and LTI compensation in the form of stock options and PSU awards, to the achievement of financial and operating results that increased stockholder value.
The following charts show the mix of our CEO’s and, on average, each NEO’s target total direct compensation for fiscal 2018, consisting of base salary, a target annual cash bonus opportunity and the grant date fair value of the equity awards granted during the year:

Total “at risk” compensation =	92.3%	Total “at risk” compensation =	79.0%

As illustrated above, the target total direct compensation opportunities of our NEOs are directly linked to our financial performance. We believe that our executive officers’ interests were and continue to be aligned with those of our stockholders given that a substantial portion of their target total direct compensation was “at-risk” and variable commensurate with our financial performance. We also believe that our executive compensation program appropriately emphasized performance-based compensation that rewarded our executive officers for delivering financial, operational and strategic results that met or exceeded pre-established goals through our annual cash bonus plan and the PSU awards under our LTI compensation plans. In addition, we further aligned the interests of our executive officers with those of stockholders and our long-term interests through executive stock ownership requirements. As of the date of this Proxy Statement, each of our executive officers to whom such stock ownership requirements are applicable was in compliance with such requirements.

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Table of Contents	EXECUTIVE COMPENSATION

Executive Compensation Policies and Practices
We endeavor to maintain sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy. During fiscal 2018, we maintained the following executive compensation policies and practices, including both policies and practices we have implemented to drive performance and policies and practices that either prohibit or minimize behaviors that we do not believe serve our stockholders’ long-term interests:
What We Do

✓	Maintain an Independent Compensation Committee. The Compensation Committee consists solely of independent directors who establish our compensation practices.

✓
Compensation Committee Retains an Independent Compensation Advisor. The Compensation Committee has engaged its own compensation consultant to provide information, analysis and other advice on executive compensation independent of management.

✓	Annual Executive Compensation Review. At least once a year, the Compensation Committee conducts a review of our compensation strategy.

✓
Compensation At-Risk - Pay For Performance. Our executive compensation program is designed so that a significant portion of our executive officers’ compensation is “at-risk” based on corporate performance, to align the interests of our executive officers and stockholders.

✓
Annual Compensation-Related Risk Assessment. The Compensation Committee considers our compensation-related risk profile to ensure that our compensation plans and arrangements do not create inappropriate or excessive risk and are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee has determined that there are no risks arising from our compensation policies and practices for our employees that are reasonably likely to have a material adverse effect on the Company.

✓
Multi-Year Vesting Requirements. To align the interests of our executive officers and stockholders, the time-based stock-option awards granted to our executive officers vest over a five-year period. In 2018, we granted our executive officers PSU awards that will be earned, if at all, at the end of a three-year performance period based on our actual performance as measured against pre-established performance objectives relating to fiscal 2020 Adjusted Product Revenue[2] and fiscal 2020 Non-GAAP Operating Profit Margin[2].

✓
Compensation Recovery (“Clawback”) Policy. We have adopted a compensation recovery (“clawback”) policy, which enables our Board to recover incentive compensation (including gains from equity awards) from our current and former executive officers that is based on erroneous data, received during the three-year period preceding the date on which we become required to prepare an accounting restatement; and is in excess of what would have been paid if calculated under the restatement.

✓
Stock Ownership Policies. We have adopted stock ownership policies for our executive officers and the non-employee members of our Board under which they must accumulate and maintain, consistent with the terms of our stock ownership policy, shares of our common stock.  For additional information, see “Ownership Of Our Stock - Stock Ownership Policies” starting on page 80 of this Proxy Statement.

✓
Annual Stockholder Advisory Vote on Named Executive Officer Compensation. We conduct an annual stockholder advisory vote on the compensation of our NEOs. The Compensation Committee considers the results of this advisory vote during the course of its deliberations on our executive compensation program.

✓
Stockholder Engagement that Includes our Compensation Committee Chair. We engage with our stockholders on executive compensation matters and include our Compensation Committee Chairperson in these engagement activities.

______________

[2]	Non-GAAP financial measure - please see Appendix B to this Proxy Statement for a description of the adjustments and a reconciliation to the corresponding GAAP financial measure.

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What We Do Not Do

✗	No Guaranteed Bonuses. We do not provide guaranteed bonuses to our executive officers.

✗
No Special Executive Retirement Plans. We do not currently offer, nor do we have plans to offer, defined benefit pension plans or any non-qualified deferred compensation plans or arrangements to our executive officers other than the plans and arrangements that are available to all employees. Our executive officers are eligible to participate in our defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), on the same basis as our other employees.

✗
No Hedging; Pledging Requires Pre-Approval. We prohibit our employees, including our executive officers, and the non-employee members of our Board from hedging our equity securities. In addition, all pledging of our equity securities by our executive officers and members of our Board must be pre-approved by the Compensation Committee and, as a condition to pre-approving any pledge of our equity securities, the executive officer or member of our Board seeking to pledge securities must clearly demonstrate his or her financial capacity to repay any loan for which securities will be pledged as collateral without resort to the securities to be pledged.

✗	No Tax Payments on Perquisites. We do not provide any tax reimbursement payments (including “gross-ups”) to our executive officers on any perquisites or other personal benefits.

✗
No Gross-Up Payments on Post-Employment Compensation Arrangements. We do not provide any tax reimbursement payments (including “gross-ups”) on payments or benefits contingent upon a change in control of the Company.

✗	No Special Welfare or Health Benefits. We do not provide our executive officers with any welfare or health benefit programs, other than participation in our broad-based employee programs.

✗
No Stock Option Re-pricing. We do not permit options to purchase shares of our common stock to be re-priced to a lower exercise price without the approval of our stockholders. We have never repriced our stock options.

COMPENSATION PHILOSOPHY AND OBJECTIVES
The primary objective of our executive compensation program is to attract and retain a talented, entrepreneurial and creative team of executives who will provide leadership for our success in driving our technologies and products to the broadest number of patients, and in turn, creating sustainable long-term value. We seek to accomplish this objective in a way that is aligned with the long-term interests of our stockholders.
Compensation Philosophy
We operate within a very complex business environment, which requires a very strong management team. Our business model requires our management team to be adept at developing competitive products and sales/marketing strategies to support multiple customers, including hospitals, alternate care facilities and OEMs within multiple geographies. Many of our competitors have substantially greater capital resources, larger customer bases and larger sales forces than we do, and have ties with group purchasing organizations (“GPOs”) and other purchasers that are stronger than ours. In addition, the medical device industry is characterized by rapid product development and technological advances, which require our management team to be adept at managing these key areas of the business.
The Compensation Committee believes that it is critical to attract, develop and retain a highly-qualified management team with the experience, knowledge, expertise and vision capable of not only operating, but also excelling, in this complex and competitive business environment, including competing against larger competitors and developing and commercializing new products, new and improved technologies and new applications for our existing technologies.

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Compensation Objectives and Program Design
Our executive compensation program is intended to help us achieve and foster a goal-oriented, highly-motivated management team with a clear understanding of our business objectives and shared corporate values. To this end, the Compensation Committee believes that our executive compensation program should provide compensation that:

•	attracts and retains the best executive talent;

•	appropriately aligns our business objectives and stockholder interests;

•
maintains a reasonable balance across types and purposes of compensation, particularly with respect to fixed compensation objectives, short-term and long-term performance-based objectives and retention objectives;

•	motivates our executive officers to achieve our annual and long-term strategic goals and rewards performance based on the attainment of such goals;

•	appropriately considers risk and reward in the context of our business environment and long-range business plans;

•	recognizes individual value and contributions to our success;

•	considers but does not exclusively rely upon competitive market data; and

•	supports our succession planning objectives.
We seek to achieve these objectives in a way that is consistent with our long-term interests and our stakeholders, including our stockholders and employees. We structure the annual compensation of our executive officers, including our NEOs, using three principal elements: base salary, annual cash bonus opportunities and LTI compensation opportunities in the form of equity awards. While the pay mix may vary from year to year, the ultimate goal is to achieve our compensation objectives as described above. The relationships between each element and such compensation objectives are as follows:

Type	Component	Objective
Fixed Compensation	Base Salary	●	attracts and retains talent
		●	motivates strong business performance without encouraging excessive risk-taking

Performance-Based	Cash Incentives	●	attracts and retains talent
Compensation		●	drives the achievement of key business results on an annual or multi-year basis
		●	recognizes individuals based on their contributions
		●	performance-based and not guaranteed

	Equity Awards	●	attracts and retains talent
		●	drives the achievement of key long-term business results on an annual or multi-year basis
		●	directly ties the interests of executive officers to the interests of our stockholders
		●	recognizes individuals based on their continued contributions

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GOVERNANCE OF EXECUTIVE COMPENSATION PROGRAM
Role of Compensation Committee
The Compensation Committee discharges the responsibilities of our Board relating to the compensation of our executive officers. The Compensation Committee consists of directors who are “independent” directors as required by the Nasdaq listing standards and “non-employee directors” for purposes of Exchange Act Rule 16b-3. During fiscal 2018, the Compensation Committee was comprised of Messrs. Harkin, Mikkelson and Reynolds (the current Chair of the Compensation Committee).
The Compensation Committee has responsibility for overseeing our compensation and benefits policies generally, and overseeing, evaluating and approving the compensation plans, policies, and programs applicable to our CEO, as well as our other executive officers, including our other NEOs. In carrying out its responsibilities, the Compensation Committee evaluates our compensation policies and practices with a focus on the degree to which these policies and practices reflect our executive compensation philosophy, develops recommendations, makes decisions that it believes advances our philosophy and reviews the performance of our executive officers when making decisions with respect to their compensation.
The Compensation Committee reviews the base salary levels, annual cash bonus opportunities, and LTI compensation opportunities of our executive officers, including our NEOs, annually or more frequently as warranted. In making decisions about the compensation of our executive officers, the Compensation Committee relies on its general experience and subjective considerations of various factors, including the following:

•	our performance against the financial, operational and strategic objectives established by the Compensation Committee and our Board;

•	each individual executive officer’s skills, experience, and qualifications relative to other similarly-situated executives at the companies in our compensation peer group;

•	the scope of each executive officer’s role compared to other similarly-situated executives at the companies in our compensation peer group;

•
the performance of each individual executive officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of a team, all of which reflect our core values;

•	compensation parity among our executive officers;

•	our financial performance relative to our compensation and performance peers;

•	feedback from our investor outreach programs; and

•	with respect to his direct reports, the recommendations of our CEO.
These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each executive officer. No single factor is determinative in setting pay levels, nor was the impact of any factor on the determination of pay levels quantifiable.
The Compensation Committee also considers the potential risks in our business when designing and administering our executive compensation program, and we believe our balanced approach to performance measurement and pay delivery works to avoid misaligned incentives for individuals to undertake excessive or inappropriate risk.
The Compensation Committee does not engage in formal benchmarking against other companies’ compensation programs or practices to establish our compensation levels or make specific compensation decisions with respect to our executive officers, including our NEOs. Instead, in making its determinations, the Compensation Committee reviews information summarizing the compensation paid at a representative group of peer companies, to the extent that the executive positions at these companies are considered comparable to our positions and informative of the competitive environment, as well as more broad-based compensation surveys to gain a general understanding of market compensation levels.

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Role of Management
In discharging its responsibilities, the Compensation Committee works with members of our management team, including our CEO. The management team assists the Compensation Committee by providing information on company and individual performance, market data and management’s perspective and recommendations on compensation matters.
The Compensation Committee solicits and reviews our CEO’s recommendations and proposals with respect to adjustments to annual cash compensation, LTI compensation opportunities, program structures and other compensation-related matters for our executive officers (other than with respect to his own compensation). The Compensation Committee reviews and discusses these recommendations and proposals with our CEO and uses them as one factor in determining and approving the compensation for our executive officers. However, when the Compensation Committee sets the compensation for our CEO, he recuses himself from discussions regarding his own compensation. The Compensation Committee does not delegate any of its functions to others in deciding executive compensation.
Role of Compensation Consultant
The Compensation Committee engages an independent compensation consultant to assist it by providing information, analysis and other advice relating to our executive compensation program and the decisions resulting from its executive compensation review. The compensation consultant serves at the discretion of the Compensation Committee, which reviews the engagement annually.
In October 2016, the Compensation Committee retained Compensia, a national compensation consulting firm, to serve as its compensation advisor. During fiscal 2018, Compensia provided the following services to the Compensation Committee:

•	consulting with the Compensation Committee chair and other members between Compensation Committee meetings;

•
providing competitive market data based on the compensation peer group for our executive officer positions and evaluating how the compensation we pay our executive officers compares both to our performance and to how the companies in our compensation peer group compensate their executives;

•	reviewing and analyzing the base salary levels, annual cash bonus opportunities, and LTI compensation opportunities of our executive officers;

•	assessing executive compensation trends within our industry, and providing updates on corporate governance and regulatory issues and developments;

•	reviewing the Compensation Discussion & Analysis in this Proxy Statement; and

•	assessing compensation risk to determine whether our compensation policies and practices are reasonably likely to have a material adverse impact on the Company.
Compensia did not provide any services to us other than the consulting services to the Compensation Committee.
The Compensation Committee regularly reviews the objectivity and independence of the advice provided by its compensation consultant to the Compensation Committee on executive compensation matters. During fiscal 2018, the Compensation Committee considered the six specific independence factors adopted by the SEC and Nasdaq in past years, determined that Compensia was still an independent advisor, and concluded that its work did not raise any conflicts of interest. During fiscal 2018, the total fees payable to Compensia were approximately $105,000.

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Competitive Positioning
For purposes of comparing our executive compensation against the competitive market (Industry - health care equipment and supplies; Global Industry Classification Standard code 351010), the Compensation Committee reviews and considers the compensation levels and practices of a group of comparable companies. The companies in this compensation peer group for fiscal 2018 were approved in February 2018 on the basis of their similarity to us in size, in terms of annual revenue and market capitalization.
In determining the fiscal 2018 compensation peer group, the Compensation Committee tried to select peer companies that resulted in us being near the median of the group in terms of both revenue and market capitalization. Our compensation peer group for fiscal 2018 was as follows:

ABIOMED	Hill-Rom Holdings	OSI Systems
Align Technology, Inc.	Hologic	Penumbra
Cooper Companies	ICU Medical, Inc.	ResMed
DENTSPLY SIRONA	Integra LifeSciences Holdings	Teleflex
Dexcom	LivaNova	Varian Medical Systems
Globus Medical, Inc.	Merit Medical Systems, Inc.	West Pharmaceutical Services, Inc.
Haemonetics Corporation	Nuvasive, Inc.
The companies included in the compensation peer group had median revenues of $1.2 billion, ranging from approximately $311.0 million to approximately $3.9 billion, based on the four fiscal quarters ended nearest to January 31, 2018, representing approximately 0.39 times to 5.0 times our fiscal 2017 revenue of approximately $798.0 million. In addition, the compensation peer group had a median market capitalization of $5.3 billion, ranging from approximately $1.2 billion to $20.6 billion, as of February 28, 2018, and representing approximately 0.73 times to 3.06 times our market capitalization of $4.5 billion as of such date.
To analyze the compensation practices of the companies in our compensation peer group, Compensia gathered data from public filings (primarily proxy statements). This market data was then used as a general external reference point for the Compensation Committee in assessing our current compensation levels for executive base salaries, annual cash bonus opportunities and total equity compensation targets.
The Compensation Committee reviews our compensation peer group periodically and makes adjustments to its composition as it considers necessary and appropriate, taking into account changes in both our business and the businesses of the companies in the peer group.

INDIVIDUAL COMPENSATION ELEMENTS
The specific elements of our executive compensation program for fiscal 2018 included base salary, annual cash bonus opportunities, LTI compensation opportunities in the form of equity awards, welfare and health benefits and post-employment compensation arrangements. We use short-term compensation, such as base salary and annual cash bonus opportunities, to motivate and reward our executive officers. We believe that, in addition to base salaries and annual cash bonus opportunities, LTI compensation opportunities, which in fiscal 2018 were provided in the form of options to purchase shares of our common stock and PSU awards that could be earned and settled for shares of our common stock, are an effective tool in attracting and retaining strong executive talent. A full description of each compensation element follows:

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Base Salary
Base salary represents the fixed portion of the compensation of our executive officers, including our NEOs, and is an important element of compensation intended to attract and retain highly-talented individuals. Generally, we use base salary to provide each executive officer with a specified level of cash compensation during the year with the expectation that he or she will perform his or her responsibilities to the best of his or her ability and in our best interests.
Generally, we establish the initial base salaries of our executive officers through arm’s-length negotiation at the time we hire the individual executive officer, taking into account his or her position, qualifications, experience, prior salary level and the base salaries of our other executive officers. Thereafter, the Compensation Committee reviews the base salaries of our executive officers annually and makes adjustments to base salaries as it determines to be necessary or appropriate.
During fiscal 2018, the Compensation Committee reviewed the base salaries of our executive officers, including the NEOs, taking into consideration a competitive market analysis and the recommendations of our CEO, as well as the other factors described above. Following this review, the Compensation Committee approved a 3% base salary increase (consistent with the overall budgeted base salary increases for the remainder of the Company) for each of our then-current executive officers, including each of the NEOs, effective July 2, 2018, and provided Mr. Young, our Executive Vice President and Chief Financial Officer, with an additional 7% base salary increase for a total increase of 10%. The base salaries of the NEOs for fiscal 2018 were as follows:

Name	Base Salary as of December 31, 2017	Base Salary as of December 30, 2018	Percentage Change
Joe Kiani	$1,060,900	$1,092,728	3.0%
Micah Young	365,000	401,500	10.0
Anand Sampath	445,578	458,946	3.0
Tao Levy	—	329,835	—
Bilal Muhsin	—	447,784	—
Annual Cash Bonus
In March 2018, the Compensation Committee approved the terms of the 2018 Executive Bonus Incentive Plan under which our NEOs are eligible to receive a cash bonus based on the achievement of Company performance goals. At the beginning of the year, the Compensation Committee approves funding percentages that include payout scenarios for various levels of Company financial performance. For 2018, the Compensation Committee selected Adjusted Product Revenue and non-GAAP EPS as the performance measures for the funding percentages, each weighted equally, as the Compensation Committee believes these performance measures directly support both our short-term strategy and our long-term objective of creating sustainable stockholder value.
For purposes of calculating the performance achievement and funding percentages for 2018, the Compensation Committee determined that the performance measures would be adjusted to exclude the impact of foreign currency fluctuations. The purpose of these adjustments is to ensure the measurement of performance reflects factors that management can directly control and that payout levels are not artificially inflated or impaired by factors unrelated to the ongoing operations of the business.
The table below sets forth the Adjusted Product Revenue and non-GAAP EPS performance goals and funding percentages at the threshold, target and maximum funding levels for 2018, as well as the actual performance results:

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Metric	Weighting	Target Goal	Actual Performance	Achievement %(1)			Payout %(1)			Weighted Result
				Threshold	Maximum	Actual Performance	Minimum	Maximum	Actual Performance
Adjusted Product Revenue	50%	$808.0	$827.4	90%	110%	102%	0%	200%	124%	146%
Non-GAAP EPS	50%	$2.80	$2.99	90%	110%	107%	0%	200%	168%
______________

(1)	Pursuant to the 2018 Executive Bonus Incentive Plan, payouts for achievement levels between the threshold and maximum were based on a linear interpolation between points along the funding curve.
For 2018, we reported Adjusted Product Revenue2 of $829.9 million and non-GAAP EPS2 of $3.03. Excluding the impact of foreign exchange fluctuations versus the plan, we achieved Adjusted Product Revenue2 of $827.4 million and non-GAAP EPS2 of $2.99, which in each case was above the 2018 bonus plan targets. Based on the funding table for the 2018 bonus plan, the Compensation Committee approved a funding percentage of 146% of target for the 2018 Executive Bonus Incentive Plan, which is the average of the actual performance percentages achieved for Adjusted Product Revenue2 and non-GAAP EPS2 for fiscal 2018.
The following is a summary of the target annual cash bonus opportunities, the actual annual 2018 bonus awards for the NEOs and a comparison relative to their target awards:

Name	Base Salary as of December 30, 2018	2018 Target Cash Bonus (% of Base Salary)	2018 Target Cash Bonus Amount	2018 Actual Cash Bonus Amount	2018 Award (% of Target)
Joe Kiani	$1,092,728	100%	$1,092,728	$1,595,383	146%
Micah Young	401,500	50	200,750	293,095	146
Anand Sampath	458,946	50	229,473	335,031	146
Tao Levy	329,835	50	164,918	240,780	146
Bilal Muhsin(1)	447,784	50	223,892	326,882	146
______________

(1)
During fiscal year 2018, Mr. Muhsin was awarded an additional $55,000 cash bonus unrelated to the 2018 Executive Bonus Incentive Plan. This additional cash bonus was paid in connection with the successful and timely completion of a strategic management business objective and is not included within the amounts presented above. See “Bonus” on the Summary Compensation Table on page 61.

Long-Term Incentive (“LTI”) Compensation - Equity Awards
The Compensation Committee believes LTI compensation in the form of equity awards provides an incentive for our executive officers, including our NEOs, to focus on driving increased stockholder value over a multi-year period, serves as a reward for appreciation in our stock price and long-term value creation, and enables us to achieve our retention objectives.
Furthermore, the Compensation Committee believes that stock options and PSU awards are effective tools for increasing long-term stockholder value for several reasons. In the case of stock options, they only have value to the extent that the market price of our common stock price appreciates above the option exercise price, thereby driving value over the vesting period. In the case of PSU awards, the value of the award fluctuates based on our achievement of pre-established performance objectives over the multi-year performance period.
___________

[2]	Non-GAAP financial measure - please see Appendix B to this Proxy Statement for a description of the adjustments and a reconciliation to the corresponding GAAP financial measure.

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To directly align LTI awards with stockholder value, the Compensation Committee awarded 2018 LTI awards to our NEOs in the form of stock options (25% of total target award value) and PSUs (75% of target award value). The following is a summary of the annual 2018 LTI awards for the NEOs.

		Stock Options			PSUs
Name	Total 2018 LTI Target Award Value	Options to Purchase Shares of Common Stock (number of shares)		Options to Purchase Shares of Common Stock (total fair value at grant date)(1)(2)	PSUs at Target (number of shares granted)(3)	PSUs at Target (grant date fair value)(4)
Joe Kiani	$11,984,569	104,362		$2,984,635	$103,507	$8,999,934
Micah Young	1,198,391	10,436		298,458	10,350	899,933
Anand Sampath	1,198,391	10,436		298,458	10,350	899,933
Tao Levy	1,913,363	35,436	(5)	1,013,430	10,350	899,933
Bilal Muhsin	1,198,391	10,436		298,458	10,350	899,933
______________

(1)
Amounts set forth in this column reflect the grant date fair value of the option awards, computed in accordance with ASC Topic 718. All of these amounts reflect certain assumptions with respect to the option awards and do not necessarily correspond to the actual value that will be recognized by our NEOs. The actual value, if any, that may be realized from an option award is contingent upon the satisfaction of the conditions to vesting of that award, and upon the excess of the stock price over the exercise price, if any, on the date the option award is exercised. See Note 16 of the Notes to Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2018 that was filed with the SEC on February 26, 2019 for a discussion of the assumptions made in determining the grant date fair value of the stock options.

(2)	The 2018 stock option awards were granted on March 16, 2018.

(3)
Reflects the target number of shares subject to PSUs, assuming all performance goals and other requirements are met. As described below, the PSUs earned will range from 50% - 200% of target based on the achievement of performance goals, which vests in the form of shares of our common stock following the conclusion of the three-year performance period.

(4)
The 2018 PSU awards were granted on March 16, 2018. The number of shares was determined by dividing the economic value by the closing stock price per share of $86.95 on the date of grant. Any calculation that results in a fractional share was rounded down to the nearest whole share.

(5)
Mr. Levy joined Masimo Corporation on January 3, 2018. Upon joining Masimo, Mr. Levy was awarded an option to purchase 25,000 shares of common stock, vesting 20% per year over five years with an exercise price equal to the fair market value of common stock at the date the option was granted.

The table below sets forth the 2018 LTI award type, purpose, performance goals and vesting terms.

LTI Award Type	Purpose	Performance Goal(s)	Vesting Terms
Stock options (25% of total target value)	Retain and reward executives for driving long-term stockholder value	Increase in stockholder value (market valuation)	Vest annually over a five year period (20% per year)
PSUs (75% of total target value)	Retain and reward executives for the achievement of multi-year performance goals	2020 Adjusted Product Revenue[2] and 2020 Non-GAAP Product Operating Margin[2]	Vest in 2021 with opportunity that ranges from 50% - 200%
The Compensation Committee selected 2020 Adjusted Product Revenue2 and Non-GAAP Product Operating Margin2 as the primary performance metrics for the 2018 PSU awards because it believes management should be incentivized to provide multi-year revenue results and operating margin expansion that deliver long-term stockholder value creation. Furthermore, the Compensation Committee believes that it has set challenging, yet attainable, forward-looking 2020 Adjusted Product Revenue2 and Non-GAAP Product Operating Margin2 goals.
______________

[2]	Non-GAAP financial measure - please see Appendix B to this Proxy Statement for a description of the adjustments and a reconciliation to the corresponding GAAP financial measure.

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The Compensation Committee believes that the current LTI equity award structure focuses our NEOs on driving increased stockholder value over a multi-year period and enables us to achieve our retention objectives, while maintaining a conservative approach to overall share usage. As a result, our company-wide equity burn rate was low in 2016 and 2017, and further declined in 2018.
Welfare and Health Benefits
Our NEOs participate in our employee benefit plans on the same terms as all of our other eligible employees.
We maintain a tax-qualified Code Section 401(k) defined contribution plan in which all of our employees, including our executive officers, who satisfy certain eligibility requirements, including requirements relating to age and length of service, are entitled to participate. Employees may contribute their own funds on a pre-tax basis.
The plan permits us to make matching contributions and we have historically provided employer contributions that match eligible employee contributions (“employer matching contributions”), generally limited to 3% of the compensation that can be taken into account for this purpose under federal law. Employer matching contributions vest 50% when an employee has been employed for two years, and vest an additional 25% for each additional year of service until fully vested after four years of eligible employment.
In addition, we provide health care, dental, vision and life insurance, health savings account (“HSA”) employer contributions, an employee assistance plan and both short-term and long-term disability, accidental death and dismemberment benefits to all full-time employees. These benefits are subject to applicable laws and at benefit levels that we believe are generally consistent with the benefits of companies with which we compete for talent.
Perquisites and Other Personal Benefits
Generally, we provide perquisites and other personal benefits to our executive officers, including our NEOs, in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective and for recruitment and retention purposes.
In addition, under the Amended CEO Agreement, we reimburse our CEO for all reasonable travel and lodging expenses, which include travel and hospitality expenses for first class travel and accommodations, including travel by private or chartered aircraft, for his family and household members if they accompany him during business travel. Our Board believes that these arrangements are appropriate because of the extensive travel requirements of our CEO’s position.
We also have established a security program for our CEO that provides physical and personal security services as they may, from time to time, be deemed necessary. This security program is not limited to providing security services at business facilities or functions or during business-related travel and may include providing security services during certain non-business occasions, including at his primary residence and during personal travel. Our Board does not consider any of these security services to be a personal benefit as the requirement for this occasional security is directly the result of his role as our CEO. As our CEO, Mr. Kiani’s personal safety is vital to our continued success.
We own one aircraft to facilitate the business travel of our executive officers and certain other employees. In general, company employees are not permitted to use the aircraft for personal travel. In fiscal 2017, we entered into an aircraft time share agreement with Mr. Kiani, pursuant to which we have agreed to make our aircraft available to Mr. Kiani from time to time for lease on a time sharing basis. Under this agreement, Mr. Kiani reimburses us for incremental costs incurred in connection with his personal use of our aircraft, in accordance with Federal Aviation Administration requirements.
We have reported the actual amounts that we have paid for our CEO’s family and household members to accompany him during his business travel and for his security arrangements that were not security arrangements provided at our business facilities in the “All Other Compensation” column in the Fiscal 2018 Summary Compensation Table in this Proxy Statement.

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Post-Employment Compensation
Each of our NEOs, other than our CEO, is eligible to participate in our 2007 Severance Protection Plan (the “Severance Plan”) pursuant to a written severance agreement that they have executed with us. The Severance Plan provides these NEOs with specified payments and benefits in the event of certain terminations of employment or a change in control of Masimo or both. Our CEO’s post-employment compensation arrangements are set forth in the Amended CEO Agreement and are described in the section entitled “Employment Arrangements with Named Executive Officers - Employment Agreement with Mr. Kiani” starting on page 67 of this Proxy Statement.
We believe that having in place reasonable and competitive post-employment compensation arrangements is essential to attracting and retaining highly-qualified executive officers. Our post-employment compensation arrangements are designed to provide reasonable compensation to executive officers who leave the Company under certain circumstances to facilitate their transition to new employment. Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.
We also believe that these arrangements are designed to align the interests of our executive officers and our stockholders when considering our long-term future. The primary purpose of these arrangements in the case of a change in control of the Company is to keep our most senior executive officers focused on pursuing all corporate transaction activity that is in the best interests of our stockholders, regardless of whether those transactions may result in their own job loss. Reasonable post-acquisition payments and benefits should serve the interests of both the executive officer and our stockholders. Further, we believe that these arrangements are necessary to offer compensation packages that are competitive with the market.
For information on the employment arrangements for our CEO and other NEOs, as well as an estimate of the potential payments and benefits payable under these arrangements as of the end of fiscal 2018, see “—Employment Arrangements with Named Executive Officers” in this Proxy Statement.

OTHER COMPENSATION POLICIES AND PRACTICES
Equity Awards Grant Policy
Equity awards granted to newly-hired employees are effective as of the later of the date the individual commences work or service with us or the grant approval date. Equity awards granted to existing employees and others providing services to us are effective as of the grant approval date. The terms of each equity award, including the date of grant, the corresponding exercise, purchase or base price, the vesting conditions, the term of such award, and the number of shares of our common stock subject to such award, as applicable, are approved by our Board, the Compensation Committee, or the non-officer equity award committee (as defined in the policy), as applicable. In addition, the exercise price for options to purchase shares of our common stock may not be less than the fair market value of our common stock as of the close of business on the effective date of the option.
Compensation Recovery (“Clawback”) Policy
We maintain a compensation recovery (“clawback”) policy that provides that in the event we are required to restate our financial statements as a result of “material noncompliance” with the financial reporting requirements under the securities laws, we will recover from our current and former executive officers any incentive-based compensation (including stock options) that is:

•	based on erroneous data;

•	received during the three-year period preceding the date on which we become required to prepare an accounting restatement; and

•	in excess of what would have been paid if calculated under the restatement.

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We intend to review the terms of our policy once the SEC adopts final regulations implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and, if necessary, will revise our policy to conform to such regulations.
Policy Prohibiting Tax “Gross-Up” Payments
We maintain a policy governing the inclusion of tax “gross-up” provisions in agreements with our executive officers. Under this policy, the Compensation Committee will not approve any employment or other agreement or arrangement with any of our executive officers that includes a tax “gross-up” or similar provision that would require payments by us to an executive officer be made in the full amount, free of any deductions or withholdings, and without exercising any right of set-off, in connection with a change in control of the Company. Our policy also provides that the Compensation Committee will not approve an amendment to extend the term of any current employment or other agreement or arrangement between us and any executive officer if such agreement or arrangement includes a tax “gross-up” or similar provision. Currently, we have no agreements or arrangements in place with any executive officer that require or provide for a tax “gross-up” or similar payment.
Under our Severance Plan in which our NEOs other than our CEO participate, the plan administrator has the right to reduce any change in control severance payment or benefits payable to an executive officer to avoid triggering any “excess parachute payments” under Sections 280G and 4999 of the Code.
Hedging and Pledging Policies
Our Insider Trading Policy prohibits our employees, including our executive officers, and the non-employee members of our Board from engaging in “short sales” of our equity securities and from engaging in hedging transactions involving our equity securities. Further, our Insider Trading Policy restricts our employees, including our executive officers, and the non-employee members of our Board from pledging our equity securities as collateral for a loan or otherwise unless the transaction is pre-cleared by our Insider Trading Compliance Officer. Further, as a condition of pre-approving any pledge of our equity securities, the executive officer or member of our Board seeking to pledge securities must clearly demonstrate his or her financial capacity to repay any loan for which securities will be pledged as collateral without resort to the securities to be pledged.
As of March 26, 2019, an aggregate of 400,000 shares of our common stock owned by the Kiani Family Remainder Trust and beneficially owned by our CEO were pledged as collateral for a personal loan issued to the trustee of the Kiani Family Remainder Trust. In addition to obtaining pre-clearance from our Insider Trading Compliance Officer, our CEO sought and received the approval of the Compensation Committee prior to entering into this transaction in 2013. When requesting such pre-clearance, Mr. Kiani explained that, without the ability to pledge these shares, certain of his family’s financial planning objectives would need to be satisfied through the sale of shares of Masimo common stock held by the Kiani Family Remainder Trust and that he did not want to diminish his shareholdings. The Compensation Committee considered Mr. Kiani’s request and, as part of that consideration, noted that his beneficial stock ownership in the Company, even without taking into account the pledged shares, would still greatly exceed the number of shares that Mr. Kiani would be required to hold under our stock ownership policy. The Compensation Committee concluded that continued ownership of the pledged shares by the Kiani Family Remainder Trust further aligned Mr. Kiani’s interests with the long-term interests of our stockholders. In light of these facts, the Compensation Committee concluded that approving the pledge was consistent with stockholder interests.

TAX AND ACCOUNTING CONSIDERATIONS
Deductibility of Executive Compensation
Generally, Section 162(m) of the Code (“Section 162(m)”) disallows public companies a tax deduction for federal income tax purposes of compensation in excess of $1 million paid to their chief executive officer, the chief financial officer and three other most highly-compensated executive officers in any taxable year. In making compensation decisions, the Compensation Committee considered the potential effects of Section 162(m) on the compensation paid

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our executive officers who are subject to the deduction limit (the “covered executives”). The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered officers in excess of $1 million will generally not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.
To maintain flexibility in compensating the NEOs in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation payable to the covered executives must be deductible for federal income tax purposes. Accordingly, the Compensation Committee may, in its judgment, approve compensation for our executive officers that does not comply with an exemption from the deduction limit when it believes that such compensation is in the best interests of the Company and our stockholders.
The Compensation Committee believes that stockholder interests are best served by not restricting the Compensation Committee’s discretion and flexibility in structuring compensation programs, even though such programs may result in non-deductible compensation expenses.
Accounting for Stock-Based Compensation
We follow ASC Topic 718 for our stock-based compensation awards. ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards granted to our employees and the non-employee members of our Board, including options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.
To calculate the fair value of options to purchase shares of our common stock, we use the Black-Scholes-Merton option pricing model which requires the input of several subjective assumptions. These assumptions include estimating the length of time recipients will retain their vested options before exercising them, the estimated volatility of our stock price over the expected option term, and the number of shares of our common stock subject to options that will ultimately be forfeited prior to meeting their vesting requirements. The fair value of the options granted to our employees and the non-employee members of our Board are expensed over the requisite service period of each option, which is the vesting period, using a straight-line attribution method.
The fair value of RSU awards is calculated based upon the closing market price of our common stock on the date of the grant or any “modification” to the grant, as that term is defined under ASC Topic 718. The fair value of the time-based RSU awards granted to our employees and the non-employee members of our Board are expensed over the requisite service period of each award, which is the vesting period, using the straight-line attribution method.
The fair value of PSU awards is calculated based on the closing price of our common stock on the date of grant. The actual stock-based compensation expense is dependent on the number of PSUs that are ultimately awarded, not the number of PSUs granted. As a result, we are required to estimate, based on our best judgment, the number of PSUs that will ultimately be awarded. In fiscal 2018, the cost of the estimated PSU awards was expensed pursuant to the “graded” vesting concept whereby a higher amount of amortization expense is incurred in the early portion of the vesting period, as compared to the later part of the period. This is required in an attempt to separate the performance period of the award as compared to the retention period of the award.
With respect to the RSU award covering 2.7 million shares of our common stock granted to our CEO as part of the terms of the Amended CEO Agreement, this RSU award vests only in the event of a Qualifying Termination (see “— Employment Arrangements with Named Executive Officers — Employment Agreement with Mr. Kiani” on page 67 of this Proxy Statement for details). Accordingly, and in accordance with ASC Topic 718, we will only recognize compensation expense for this contingent stock award at the time of a change of control of the Company or when it is determined that the occurrence of a Qualifying Termination is “probable.” Should this occur, in accordance with applicable accounting standards, the amount of compensation expense that will be recognized will be based upon the fair value of the RSU award on the date of grant. At the present time, we do not believe that an occurrence of a Qualifying

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Termination is “probable”, and as a result, no stock-based compensation expense has been recorded related to this RSU award.
While the Compensation Committee considers the expense impact under ASC Topic 718 as one of the factors in granting equity awards, it also considers the importance of aligning the interests of our executive officers with the interests of our stockholders, the retentive value of equity awards and other factors, and makes its decisions regarding equity awards based on its evaluation of such factors.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 29, 2018.

Compensation Committee
Mr. Craig Reynolds
Mr. Thomas Harkin
Mr. Adam Mikkelson
This foregoing compensation committee report is not “soliciting material”, is not deemed “filed” with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of ours under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent we specifically incorporate this report by reference.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During fiscal 2018, our Compensation Committee consisted of Mr. Harkin, Mr. Mikkelson and Mr. Reynolds (the current Chairperson of the Compensation Committee). There are no relationships between the current members of the Compensation Committee and our executive officers of the type contemplated in the SEC’s rules requiring disclosure of “compensation committee interlocks.” None of the current members of the Compensation Committee is our employee and no current member has been an officer of Masimo at any time.
Cercacor Laboratories, Inc.
Cercacor Laboratories, Inc. (“Cercacor”) is an independent entity spun off from us to our stockholders in 1998. Joe Kiani, our Chairman and CEO, is also the Chairman and Chief Executive Officer of Cercacor and a member of the board of directors of Cercacor.
We are a party to a cross-licensing agreement with Cercacor, which was amended and restated effective January 1, 2007 (the “Cross-Licensing Agreement”), that governs each party’s rights to certain of the intellectual property held by the two companies. To date, we have developed and commercially released devices that measure carbon monoxide, methemoglobin and hemoglobin using licensed rainbow® technology. Pursuant to the Cross-Licensing Agreement, we are currently subject to certain specific minimum royalty payment obligations of $5.0 million per year. Actual aggregate royalty payment liabilities were $10.9 million for fiscal 2018.
We also entered into a Services Agreement with Cercacor effective January 1, 2007 (the “Services Agreement”), which governs certain general and administrative services we provide to Cercacor. Pursuant to the Services Agreement, Cercacor paid us $0.2 million for general and administrative services related to fiscal 2018.

We entered into a patent transfer and licensing agreement with Cercacor (the “Patent Agreement”) effective July 2015, pursuant to which, among other things, we purchased certain patents and patent applications from Cercacor (the “Purchased Patents”) for an aggregate purchase price of $2.4 million. Pursuant to the Patent Agreement, we granted

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Cercacor an irrevocable, non-exclusive, worldwide license with respect to the products and services covered by the Purchased Patents.
In March 2016, we entered into a sublease agreement with Cercacor for approximately 16,830 square feet of excess office and laboratory space located at 40 Parker, Irvine, California (the “Cercacor Sublease”). The Cercacor Sublease began on May 1, 2016 and expires on November 30, 2019. We recognized $0.4 million of sublease income pursuant to the Cercacor Sublease during fiscal 2018.

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SUMMARY COMPENSATION TABLE
The following table provides information regarding the compensation earned during the fiscal year ended December 29, 2018 by our CEO, our CFO and our three other most highly compensated executive officers who were employed with us as of December 29, 2018, the last day of our 2018 fiscal year. We refer to these individuals collectively as our NEOs. We generally pay bonuses in the year following the year in which the bonus was earned.

Name and Principal Position(s)	Year	Salary	Bonus		Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation		Total
Joe Kiani	2018	$1,139,855	$—		$8,999,934	$2,984,635	$1,595,383	$327,349	(3)	$15,047,156
Chief Executive Officer and Chairman (PEO)	2017	1,045,450	—		9,087,000	2,845,199	1,060,900	152,306		14,190,855
	2016	1,015,000	—		—	3,930,900	3,654,079	397,791		8,997,770

Micah Young	2018	383,250	—		899,933	298,458	293,095	4,390	(4)	1,879,126
Executive Vice President, Finance & Chief Financial Officer (PFO)	2017	77,212	—		—	1,397,802	—	300,000		1,775,014
	2016	—	—		—	—	—	—		—

Anand Sampath	2018	452,262	—		899,933	298,458	335,031	9,326	(5)	1,995,010
Chief Operating Officer	2017	439,089	—		908,700	284,520	222,789	7,950		1,863,048
	2016	426,340	—		—	393,090	760,947	7,950		1,588,327

Tao Levy(6)	2018	324,917	50,000	(7)	899,933	1,013,430	240,780	28,250	(8)	2,557,310
Executive Vice President, Business Development	2017	—	—		—	—	—	—		—
	2016	—	—		—	—	—	—		—

Bilal Muhsin(9)	2018	432,360	55,000	(10)	899,933	298,458	326,882	12,151	(11)	2,024,784
Executive Vice President, Engineering, Marketing & Regulatory Affairs	2017	—	—		—	—	—	—		—
	2016	—	—		—	—	—	—		—

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___________

(1)
Amounts set forth in the “Stock Awards” and “Option Awards” columns for 2016, 2017 and 2018 reflect the grant date fair value of stock and option awards granted in the year indicated, computed in accordance with ASC Topic 718. These amounts reflect certain assumptions with respect to the stock and option awards and do not necessarily correspond to the actual value that will be recognized by the NEOs. The actual value, if any, that may be realized from a stock award or an option award is contingent upon the satisfaction of the conditions to vesting in that award, and, in the case of option awards, upon the excess of the stock price over the exercise price, if any, on the date the option award is exercised. See Note 16 of the Notes to Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2018 that was filed with the SEC on February 26, 2019 for a discussion of the grant date fair value of the stock awards and the assumptions made in determining the grant date fair value of the PSUs, RSUs and stock options granted in our fiscal years 2016, 2017 and 2018. For PSUs, amounts reflect the target number of shares subject to the PSUs, assuming all performance goals and other requirements are met. As described below, the PSUs earned will range from 50% - 200% of target based on the achievement of performance goals, which vests in the form of shares of our common stock following the conclusion of the three-year performance period. The maximum potential value of the PSUs (assuming 200% of target, the maximum potential value of the award) granted to each of our NEOs was as follows: Mr. Kiani: $17,999,867 and Messrs. Young, Sampath, Levy and Muhsin: $1,799,865.

(2)	All amounts for fiscal 2018 and 2017 were paid pursuant to the Executive Bonus Incentive Plan. All amounts for fiscal 2016 were paid pursuant to our prior executive bonus plans.

(3)
Consists of $7,063 in retirement savings plan matching contributions, $161,347 related to the net incremental costs of certain lodging, meals and other travel-related expenses incurred by his family and household members accompanying him during certain business travel pursuant to Mr. Kiani’s employment agreement (see “—Employment Arrangements with Named Executive Officers—Employment Agreement with Mr. Kiani” on page 67 of this Proxy Statement), and $158,939 related to the net incremental costs of security personnel and security services provided to Mr. Kiani during certain personal, non-business-related occasions, which represents the actual amounts paid by us for such security arrangements for Mr. Kiani that were not security arrangements provided at our business facilities, and for business travel. We have established a security program for Mr. Kiani that provides physical and personal security services as they may, from time to time, be deemed necessary. This security program is not limited to providing security services only at business facilities or functions or during business-related travel and can include providing security services during certain non-business occasions, including at his primary residence and during personal travel. We do not consider any such security services to be personal benefits as the requirement for this occasional security is directly the result of Mr. Kiani’s role as our CEO and as our CEO, his personal safety is vital to our continued success.

(4)	Consists of $3,201 in retirement savings plan matching contributions, $300 in employer HSA contributions and $889 of other travel-related expenses.

(5)	Consists of $8,250 in retirement savings plan matching contributions and $1,076 of other travel-related expenses.

(6)	Mr. Levy joined Masimo Corporation on January 3, 2018.

(7)	Consists solely of a sign-on bonus.

(8)	Consists solely of $8,250 in retirement savings plan matching contributions and $20,000 of a relocation allowance.

(9)	Mr. Muhsin was promoted to Executive Vice President, Engineering, Marketing & Regulatory Affairs effective March 1, 2018.

(10)	Consist solely of a one-time cash bonus related to the successful and timely completion of a strategic management business objective.

(11)	Consists of $8,250 in retirement savings plan matching contributions, $300 in employer HSA contributions and $3,601 of other travel-related expenses.

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Pension Benefits-Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation
No pension benefits were paid to any of our NEOs during fiscal 2018. We do not currently sponsor any non-qualified defined contribution plans or non-qualified deferred compensation plans.

GRANTS OF PLAN-BASED AWARDS DURING FISCAL YEAR 2018
The following table presents the plan-based awards granted to each of our NEOs in fiscal 2018.

	Estimated Possible Payout Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Shares of Stock or Units (#)(3)	Exercise Price Per Share ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joe Kiani	March 16, 2018	$—	$1,595,383	$3,190,766	—	—	—	—	$—	$—
	March 16, 2018	—	—	—	51,753	103,507	207,014	—	—	8,999,934
	March 16, 2018	—	—	—	—	—	—	104,362	86.95	2,984,635

Micah Young	March 16, 2018	—	293,095	586,190	—	—	—	—	—	—
	March 16, 2018	—	—	—	5,175	10,350	20,700	—	—	899,933
	March 16, 2018	—	—	—	—	—	—	10,436	86.95	298,458

Anand Sampath	March 16, 2018	—	335,031	670,062	—	—	—	—	—	—
	March 16, 2018	—	—	—	5,175	10,350	20,700	—	—	899,933
	March 16, 2018	—	—	—	—	—	—	10,436	86.95	298,458

Tao Levy	March 16, 2018	—	240,780	481,560	—	—	—	—	—	—
	March 16, 2018	—	—	—	5,175	10,350	20,700	—	—	899,933
	March 16, 2018	—	—	—	—	—	—	25,000	86.95	714,972
	March 16, 2018	—	—	—	—	—	—	10,436	86.95	298,458

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	Estimated Possible Payout Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Shares of Stock or Units (#)(3)	Exercise Price Per Share ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Bilal Muhsin	March 16, 2018	—	326,882	653,764	—	—	—	—	—	—
	March 16, 2018	—	—	—	5,175	10,350	20,700	—	—	899,933
	March 16, 2018	—	—	—	—	—	—	10,436	86.95	298,458
_______________

(1)
Represents possible payments under the Executive Bonus Incentive Plan based on the base salary in effect for each NEO as of March 16, 2018, the grant date of the award. The fiscal 2018 Executive Bonus Incentive Plan provided that amounts payable thereunder would be based on the base salary in effect for each NEO as of the end of fiscal 2018, and actual payouts were therefore based on base salaries as of the end of fiscal 2018.

(2)
For fiscal 2018, the Compensation Committee selected fiscal 2020 Adjusted Product Revenue[2] and fiscal 2020 Non-GAAP Operating Profit Margin[2] as the performance measures for the target PSU award percentages, each weighted equally. If performance objectives are achieved, the PSUs will vest on the date of the approval by the Audit Committee of the audit of our financial statements for fiscal 2020 (or such later date determined by the Compensation Committee).

(3)	This option vests over a five-year period, with 20% of the shares subject to the option vesting on each anniversary of the grant date.

(4)
For PSUs, amounts reflect the fair value of the award as of the grant date assuming achievement of the “target” performance achievement level. For stock options, amounts reflect the fair value per share as of the grant date of the award multiplied by the number of shares granted. Regardless of the value on the grant date, the actual value will depend on the market value of our common stock on a date in the future when an award vests or stock option is exercised. As described below, the PSUs earned will range from 50% - 200% of target based on the achievement of performance goals, which vests in the form of shares of our common stock following the conclusion of the three-year performance period. The maximum potential value of the PSUs (assuming 200% of target, the maximum potential value of the award) granted to each of our NEOs was as follows: Mr. Kiani: $17,999,867 and Messrs. Young, Sampath, Levy and Muhsin: $1,799,865.

_______________

[2]	Non-GAAP financial measure - please see Appendix B to this Proxy Statement for a description of the adjustments and a reconciliation to the corresponding GAAP financial measure.

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OUTSTANDING EQUITY AWARDS AT DECEMBER 29, 2018
The following table presents the outstanding option awards and stock awards held by each of our NEOs as of December 29, 2018.

	Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Joe Kiani	2/22/2011	300,000	—	$30.06	2/22/2021	—		—
	10/27/2011	300,000	—	20.19	10/27/2021	—		—
	5/28/2013	300,000	—	21.97	5/28/2023	—		—
	2/18/2014	240,000	60,000	28.03	2/18/2024	—		—
	6/15/2015	180,000	120,000	38.76	6/15/2025	—		—
	11/4/2015	—	—	—	—	2,700,000	(2)	$111,915,000	(2)
	2/29/2016	120,000	180,000	37.84	2/28/2026	—		—
	6/5/2017	—	—	—	—	80,000	(3)	7,269,600	(3)
	6/5/2017	20,000	80,000	90.87	6/5/2027	—		—
	3/16/2018	—	—	—	—	103,507	(4)	8,999,934	(4)
	3/16/2018	—	104,362	86.95	3/16/2028	—		—

Micah Young	10/16/2017	10,000	40,000	84.97	10/16/2027	—		—
	3/16/2018	—	—	—	—	10,350	(5)	899,933	(5)
	3/16/2018	—	10,436	86.95	3/16/2028	—		—

Anand Sampath	5/28/2013	30,000	—	21.97	5/28/2023	—		—
	2/18/2014	24,000	6,000	28.03	2/18/2024	—		—
	8/12/2014	40,000	10,000	21.77	8/12/2024	—		—
	3/20/2015	18,000	12,000	31.01	3/20/2025	—		—
	2/29/2016	12,000	18,000	37.84	2/28/2026	—		—
	6/5/2017	—	—	—	—	8,000	(6)	726,960	(6)
	6/5/2017	2,000	8,000	90.87	6/5/2027	—		—
	3/16/2018	—	—	—	—	10,350	(5)	899,933	(5)
	3/16/2018	—	10,436	86.95	3/16/2028	—		—

Tao Levy	3/16/2018	—	—	—	—	10,350	(5)	899,933	(5)
	3/16/2018	—	25,000	86.95	3/16/2028	—		—
	3/16/2018	—	10,436	86.95	3/16/2028	—		—

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	Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Bilal Muhsin	8/20/2014	10,000	5,000	21.69	8/20/2024	—		—
	5/13/2015	30,000	20,000	34.51	5/13/2025	—		—
	2/29/2016	12,000	18,000	37.84	2/28/2026	—		—
	8/14/2017	6,000	24,000	85.54	8/14/2027	—		—
	3/16/2018	—	—	—	—	10,350	(5)	899,933	(5)
	3/16/2018	—	10,346	86.95	3/16/2028	—		—

______________

(1)
For each NEO, the shares listed in this table are subject to a single stock option award carrying the varying exercise prices as set forth herein. The shares subject to each stock option vest over a five-year period, with 20% of the shares subject to the option vesting on each anniversary of the grant date, with partial or full vesting under certain circumstances upon a change in control of Masimo or various events specified in the NEO’s employment agreement or severance agreement, if applicable. The option awards remain exercisable until they expire ten years from the date of grant subject to earlier expiration following termination of employment.

(2)
Represents the original grant date fair value of an award of 2.7 million RSUs with contingent vesting granted to Mr. Kiani in November 2015 in connection with the amendment and restatement of his employment agreement. In July 2017, Mr. Kiani’s employment agreement was amended, at which time the 2.7 million RSUs were remeasured, resulting in a revaluation of the modified award under ASC Topic 718 to $259,011,000, representing the fair value of the RSUs as of the date of the 2017 amendment to the employment agreement.

(3)
Represents the grant date fair value of an award of 80,000 RSUs, vesting over a five-year period, with 20% of the units subject to Masimo common stock vesting on each anniversary of the grant date, with partial or full vesting under certain circumstances upon a change in control of Masimo or various events specified in the NEO’s employment agreement or severance agreement, if applicable.

(4)
Represents the target number of shares issuable pursuant to this PSU award. The target number of shares issuable pursuant to this PSU award was 103,507 shares and the grant date fair value of such 103,507 shares was $8,999,934. The maximum number of shares issuable pursuant to this PSU award was 207,014 shares and the grant date fair value of such 207,014 shares was $17,999,867.

(5)
Represents the target number of shares issuable pursuant to this PSU award. The target number of shares issuable pursuant to this PSU award was 10,350 shares and the grant date fair value of such 10,350 shares was $899,933. The maximum number of shares issuable pursuant to this PSU award was 20,700 shares and the grant date fair value of such 20,700 shares was $1,799,865.

(6)
Represents the grant date fair value of an award of 8,000 RSUs, vesting over a five-year period, with 20% of the units subject to Masimo common stock vesting on each anniversary of the grant date, with partial or full vesting under certain circumstances upon a change in control of Masimo or various events specified in the NEO’s employment agreement or severance agreement, if applicable.

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OPTIONS EXERCISES AND STOCK VESTED DURING FISCAL 2018
The following table provides details regarding stock options exercised by our NEOs during the fiscal year ended December 29, 2018.

	Option Awards		Stock awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Joe Kiani	600,000	$56,472,897	20,000	$1,721,600
Micah Young	—	—	—	—
Anand Sampath	30,000	2,694,300	2,000	172,160
Tao Levy	—	—	—	—
Bilal Muhsin	30,000	2,913,206	—	—
______________

(1)
The value realized equals the excess of the sale price of our common stock at the date of exercise over the option exercise price, multiplied by the number of shares for which the option was exercised.

(2)	The value realized equals the closing sale price of our common stock as reported by Nasdaq at the date of vesting multiplied by the number of shares which were granted.

EMPLOYMENT ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS
Employment Agreement with Mr. Kiani
In November 2015, we entered into the November 2015 Agreement with Mr. Kiani, our CEO. Following extensive deliberations and discussions with Mr. Kiani, our compensation consultant and legal advisors, the Compensation Committee agreed to amend the November 2015 Agreement on July 27, 2017 (as amended, the “Amended CEO Agreement”). The Amended CEO Agreement is intended to retain Mr. Kiani as our CEO who, based on his proven ability to launch and build successful companies and his knowledge and visibility within the medical device industry, could attract other very lucrative job opportunities. The initial employment period under the Amended CEO Agreement ran until December 31, 2017, subject thereafter to automatic one year extensions unless either party provides a notice of non-renewal (a “Notice of Non-Renewal”) to the other at least one year prior to the scheduled expiration.
The Amended CEO Agreement provides that Mr. Kiani will continue to serve as our CEO and Chairman of the Board of Masimo. The Amended CEO Agreement also provides the following material terms and conditions, as may be adjusted from time to time by our Board or the Compensation Committee:

•	Eligibility to receive a base salary of $1,000,000 per year, which is subject to adjustment by our Board or the Compensation Committee, and was adjusted to $1,092,728 per year in July 2018.

•
Eligibility to receive an annual bonus equal to 100% of his base salary in the event we attain certain performance criteria set by our Board or the Compensation Committee under our annual incentive plan for our executive officers. The bonus payable will not be increased above the payment level determined based on actual achievement of the applicable performance criteria. In addition, Mr. Kiani’s annual bonus payable if all applicable performance criteria are achieved at maximum levels will not exceed 200% of his base salary.

•
Under the prior employment agreement, during fiscal year 2016, Mr. Kiani was granted a non-qualified stock option to purchase an aggregate of at least 300,000 shares of common stock that vests at a rate of 20% per year, with an exercise price per share equal to 100% of the fair market value of one share of common stock on the date of grant. Under the Amended CEO Agreement, Mr. Kiani is eligible to receive equity awards with a value at least consistent with equity awards granted to comparable CEOs of comparable companies (taking into account revenues, market capitalization and industry). Following approval of our 2017 Equity Plan by our stockholders at the 2017 Annual Meeting, Mr. Kiani agreed that the only equity awards he may be awarded must be approved by the

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Compensation Committee under the 2017 Equity Plan, consisting of both PSU awards and time-based options to purchase shares of our common stock.

•
Right to participate in or receive benefits under all of our employee benefits plans and to be eligible to participate in any pension plan, profit-sharing plan, savings plan, stock option plan, life insurance, health-and-accident plan or similar arrangements made available to members of our management.

•
Reimbursement for all reasonable expenses incurred and paid by him in the course of the performance of his duties under the Amended CEO Agreement and reimbursement for all reasonable travel and lodging expenses for his family and household members in the event they accompany him during business travel, which includes travel and hospitality expenses for first class airplane travel and accommodations, including travel by private or chartered aircraft. To the extent inconsistent with the Amended CEO Agreement, Mr. Kiani is exempt from our travel and expense policy and our expense reimbursement policy.

In addition, Mr. Kiani is entitled to certain post-employment compensation arrangements. Under the Amended CEO Agreement, we may terminate Mr. Kiani’s employment for “cause” (as defined below), as a result of his disability under certain circumstances, or for any other reason. Similarly, Mr. Kiani may terminate his employment for “Good Reason” (as defined below), for health reasons, or for any other reason upon six months written notice to us. Specifically:

•	If Mr. Kiani’s employment is terminated for cause, he is entitled to receive his full base salary through the date of termination.

•
If Mr. Kiani’s employment is terminated as a result of his death, his designee or estate is entitled to receive his full base salary through the date of termination and an additional amount equal to 50% of his base salary then in effect as of the date of his death for each of three consecutive years following his death, which will be paid in substantially equal monthly installments over the three-year period.

•
If Mr. Kiani’s employment is terminated as a result of his disability, he is entitled to receive his full base salary through the date of termination and an additional amount equal to 75% of his base salary then in effect for each of two consecutive years following the date of termination, which will be paid in substantially equal monthly installments over the two-year period.

•
In the event (i) we terminate Mr. Kiani’s employment other than for cause, death or disability, or (ii) Mr. Kiani terminates his employment with us for Good Reason (each, a “Qualifying Termination”), Mr. Kiani will receive the following payments and benefits:

◦
payment of an amount equal to his full base salary through the date of termination, if applicable, and an additional amount equal to twice the sum of his base salary then in effect and the average annual bonus paid to him over the prior three years, which will be paid in installments over two years pursuant to our normal payroll practices; and

◦	all of his outstanding options and other equity awards will immediately vest.
Mr. Kiani may provide a notice of termination for Good Reason under the Amended CEO Agreement up to two years following the event giving rise to the Good Reason to terminate.
In addition, upon a Qualifying Termination, we will issue Mr. Kiani the Award Shares pursuant to the terms of an RSU award agreement between us and Mr. Kiani and pay him the Cash Payment. A portion of the Special Payment not to exceed $35.0 million will be paid to Mr. Kiani as consideration for his agreement to comply with certain non-competition and non-solicitation obligations under a restrictive covenant agreement by and between Masimo and Mr. Kiani, and will be subject to repayment to us if Mr. Kiani materially breaches any of such obligations.
Further, in the event of a “change in control” of Masimo (as defined below) prior to a Qualifying Termination, on each of the first and second anniversaries of the change in control, 50% of the Award Shares and 50% of the Cash Payment will vest, subject in each case to Mr. Kiani’s continuous employment through each such anniversary date. However, in the event of a Qualifying Termination or a termination of Mr. Kiani’s employment due to death or disability prior to either of such anniversaries, any remaining unvested amount of the Cash Payment and all of the unvested Award Shares will vest and be paid in full. In addition, in the event of a change in control of Masimo prior to a Qualifying

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Termination, Mr. Kiani’s stock options and any other equity awards will vest in accordance with their terms, but in no event later than in two equal installments on each of the first and second anniversaries of the change in control, subject in each case to Mr. Kiani’s continuous employment through each such anniversary date.
Pursuant to the Amended CEO Agreement, if any payment or benefit received or to be received by Mr. Kiani would be subject to any excise tax imposed by Section 4999 of the Code, then the payments and benefits payable to Mr. Kiani will be reduced so that no portion of the payments or benefits payable to Mr. Kiani is subject to the excise tax, but only if the after-tax amount of such payments and benefits, as so reduced, is equal to or greater than the after-tax amount of such payments and benefits without such reduction.
The Amended CEO Agreement also provides that in the event of a change in control, we must fund a grantor trust with an amount equal to the aggregate of the cash severance payment to which he would be entitled and the Special Payment, payable to Mr. Kiani in the event of a Qualifying Termination. In the event Mr. Kiani’s employment is not terminated on or prior to the fifth anniversary of the change in control in a manner entitling him to such payments, the amounts held in the trust will revert to Masimo.
In addition, if Mr. Kiani’s employment under the Amended CEO Agreement is terminated for any reason other than cause, Mr. Kiani will be entitled to participate in all of our employee benefit plans and programs that he participated in as of the date of his termination of employment for the full term of the Amended CEO Agreement as long as his participation is possible under the general terms and provisions of the plans. If for any reason Mr. Kiani is not permitted to participate in any of our employee benefit plans or programs after the date of his termination of employment, he will be entitled to reimbursement of the amount paid by him to obtain similar coverage to that offered by our benefit plans and programs but only up to the amount we would otherwise have paid on behalf of him as an employee of Masimo under the Amended CEO Agreement as of the date of his termination.
For purposes of the Amended CEO Agreement:

•
termination for “cause” generally means his termination of employment as a result of his willful and continued failure to substantially perform his duties under the Amended CEO Agreement, his willful engaging in gross misconduct materially injurious to us or his willful violation of the confidentiality and trade secret protection provisions contained in a restrictive covenant agreement with us if the violation results in demonstrably material injury to us. Any termination for cause must be approved by at least 75% of the entire membership of our Board.

•
termination for “Good Reason” generally means a termination of his employment by Mr. Kiani subsequent to (A) a diminution in his responsibilities, duties and authority, including him ceasing to serve as CEO of the Company or him ceasing to serve as Chairman of the Board or the designation of any director other than him as the lead director of the Board, (B) any reduction in his rate of compensation or fringe benefits, (C) Masimo’s failure to comply with certain obligations relating to his compensation or place of work, (D) the provision of a notice not to renew the Amended CEO Agreement by Masimo, or (E) (1) a change in control (as defined below) was triggered as a result of a change in more than one third of the directors on the Board during a rolling twenty-four month period, or (2) following, or in connection with, a “change in control” triggered as a result of an acquisition, (i) the highest level of parent entity holding, directly or indirectly, majority voting control of the Company after the “change in control” (the “Acquirer Parent”) is not a publicly-traded company, (ii) he does not become the, or is removed from the position of, CEO and Chairman of the Board of the Acquirer Parent, with such position being on terms and conditions reasonably acceptable to him, provided that the terms and conditions of employment providing for total compensation with a value comparable to the total compensation paid to the chief executive officers of comparable companies shall be deemed to be reasonable, or (iii) any other director is designated the lead director of the board of directors of the Acquirer Parent; provided that, in the case of clauses (A), (B), (C) and (E) above, “Good Reason” will not be deemed to exist unless certain notice and cure period conditions are met and his resignation for Good Reason is effective within thirty days after the expiration of the cure period.

•
a “change in control” generally means (i) the acquisition by any person or group of more than 35% of our outstanding voting stock, (ii) the acquisition of our assets that have a total fair market value of 40% or more of the total fair market value of all of our assets immediately before the acquisition by any person or group, or (iii) a change in

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more than one third of the directors on our Board during a rolling 24-month period. For purposes of determining whether a change in control has occurred, a director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to, a consent solicitation, relating to the election of directors of the Company) whose election by the Board or whose nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the directors then in office either who were directors at the beginning of such period or whose election or nomination for election was previously so approved will be treated as a member of the Board at the beginning of the 24-month period.
Offer Letters with Other Executive Officers
Messrs. Young, Coleman, Lee, Levy, McClenahan, Muhsin and Sampath each signed an offer letter before commencing their employment with us. The offer letters set forth each executive officer’s position and title, initial base salary, health benefits, number of options to be initially granted and the vesting schedule of such options. Additionally, each offer letter states that the executive officer’s employment is “at-will” and may be terminated at any time by either the officer or us for any reason.
Employee Proprietary Agreements
Each of our NEOs, other than our CEO, has also entered into a standard form agreement with respect to proprietary information and inventions. Our CEO has also entered into an agreement with respect to proprietary information and inventions. Among other things, these agreements obligate each NEO to refrain from disclosing any of our proprietary information received during the course of his employment and, with some exceptions, to assign to us any inventions conceived or developed during the course of his employment.
2007 Severance Protection Plan
The 2007 Severance Protection Plan (the “Severance Plan”) provides the benefits set forth below to the executives who are eligible to participate in the Severance Plan and who have signed severance agreements with us (the “Severance Agreements”). The Board has the discretion to amend or terminate the Severance Plan prospectively, subject to the limitation that, in the event of a change in control, no amendments may be made during the 36 months following the change in control without a participant’s consent if it would adversely affect the participant’s benefit. The Compensation Committee is the Severance Plan Administrator.
Each of our NEOs, other than our CEO, is a participant in the Severance Plan on the terms set forth below. The following general description of the Severance Plan is qualified by the actual terms of the Severance Plan document and the individual Severance Agreements signed by the participants.
Conditions to Severance Benefits. To the extent set forth below, a participant can receive either basic severance benefits or change in control severance benefits, but not both. Generally, in order to receive a basic or change in control severance benefit, the following conditions must be met:

•
the participant must execute, within 60 days of termination, a general release of claims (which becomes irrevocable within such 60-day period), a non-disparagement agreement, an intellectual property nondisclosure agreement, and a non-competition agreement that covers the period during which the participant is receiving severance benefits;

•
a participant entitled to the basic benefit must not have received any change in control severance benefits under the Severance Plan or any severance benefits equal to, or better than, the basic severance benefits pursuant to another arrangement between the participant and us;

•
a participant entitled to the change in control benefit must not have received any basic severance benefits under the Severance Plan or any severance benefits equal to, or better than, the change in control severance benefits pursuant to another arrangement between the participant and us; and

•
the participant must waive any and all rights, benefits and privileges to severance benefits that he might otherwise be entitled to receive under any other oral or written plan, employment agreement, or arrangement with us.

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Basic Severance Benefits. Each of our NEOs, other than our CEO, Messrs. Levy and Young1, is eligible for these benefits. Basic severance benefits are payable if a participant is terminated without “cause” (as defined below) and are the following:

•
an amount equal to annual salary determined at the highest rate in effect during the one-year period immediately prior to the date of termination, paid in installments according to normal payroll practices over 12 months commencing within 60 days following the participant’s termination;

•	COBRA continuation coverage at Company expense during the 12 months following termination; and

•	the right to purchase life insurance through the Company during the 12 month period following his termination.
However, if a participant commences new employment during the one-year period following termination, any income or benefits received from new employment will reduce (on a dollar-for-dollar basis) these basic severance benefits.
Change in Control Severance Benefits. Each of our NEOs, other than our CEO, Messrs. Levy and Mr. Young1, is eligible for the change in control severance benefits described in this paragraph. The change in control severance benefits are payable upon a covered termination (which generally consists of a termination by the Company without cause or a termination by the executive for Good Reason upon or within a certain period after a change in control) and consist of the following:

•
if the participant has a covered termination because his current job is not offered to him on the date of the change in control, the participant will receive (i) an amount equal to his annual salary determined at the highest rate in effect during the one-year period immediately prior to the date of the covered termination, plus the average annual bonus paid to him over the three-year period prior to the change in control, and (ii) life insurance for the 12-month period following his termination;

•	if the participant has a covered termination for a reason not described in the preceding clause, instead of one times base salary, he will receive two times base salary;

•	the participant will receive COBRA continuation coverage at Company expense during the 12-month period following his termination; and

•
upon the change in control, 50% of the participant’s unvested stock options and other equity-based awards shall be fully accelerated as of the change in control and 100% of the unvested stock options and other equity-based awards shall be fully accelerated upon the participant’s termination under circumstances that entitle him to change in control severance benefits noted above.

Change in control severance amounts will be paid in a lump sum cash payment within 60 days following the participant’s termination, provided that the participant has met all of the conditions for his change in control severance payment.
The Plan Administrator has the right to reduce any change in control severance benefits payable to an executive to avoid triggering any “excess parachute payments” under Section 280G of the Code. In addition, the Plan Administrator may delay the payment or issuance of any severance or change in control severance benefits for up to six months as necessary to avoid the imposition of additional tax under Section 409A of the Code.
Under the Severance Plan:

•
“cause” generally means the participant’s: (i) refusal or failure to perform his duties with us or to comply in all respects with our policies or the policies of any affiliate of ours after notice of a deficiency and failure to cure the deficiency within three business days following notice from us, unless he has delivered a bona fide notice of termination for Good Reason to us, and the reason for the termination has not been cured by us within 30 days of receipt of notice; (ii) engagement in illegal or unethical conduct that could be injurious to us or our affiliates;

____________

[1]
Messrs. Levy and Young are currently not entitled to any Basic Severance Benefits under the Severance Plan. In addition, each of Messrs Levy’s and Young’s Change in Control Severance Benefits under the Severance Plan are currently limited to the acceleration of 50% of their respective unvested stock options and other equity-based awards upon a covered termination on or after a change in control.

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. (iii) commitment of one or more acts of dishonesty; (iv) failure to follow a lawful directive from our CEO; or (v) indictment for any felony, or any misdemeanor involving dishonesty or moral turpitude.

•
“change in control” generally means: (i) a merger or consolidation or a sale of all or substantially all of our assets unless more than 50% of the voting securities of the surviving or acquiring entity are held by our stockholders as of immediately prior to the transaction; (ii) the approval by our stockholders of the sale of all or substantially all of our assets; or (iii) without the prior approval of our Board, the acquisition by any person or group of securities representing beneficial ownership of 50% or more of our outstanding voting securities.

•
“Good Reason” generally means, provided that the executive has provided us with notice of one of the following events within 15 days after it occurs, and we fail to cure the event within 30 days after receiving notice from the executive: (i) any material reduction by us in the participant’s annual salary; (ii) any requirement that the participant change his principal location of work to any location that is more than 40 miles from the address of our current principal executive offices; or (iii) any material change in the participant’s responsibilities.

Voluntary Resignation. Excluding a resignation for Good Reason during the period commencing upon a change in control and ending on the 36-month anniversary of the change in control, in the event a participant wishes to voluntarily resign from his employment at any time during which the Severance Plan and his Severance Agreement are effective, he has agreed to provide us with six months advance notice of his resignation.
Potential Payments Upon Termination or Change in Control
The tables below estimate the amounts payable to our NEOs in the event that a change in control, termination of employment or both occurred on December 29, 2018, the last business day of Masimo’s fiscal year that ended December 29, 2018. The closing price of our common stock, as reported on the Nasdaq Global Select Market, was $105.56 per share on December 28, 2018, the last trading day of fiscal 2018. The following tables exclude certain benefits, such as accrued vacation, that are available to all employees generally. The actual amount of payments and benefits that would be provided can only be determined at the time of a change in control and/or the NEO’s qualifying separation from Masimo.

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Joe Kiani

	Termination
Executive Benefits, Payments and Acceleration of Vesting of Options	Upon Death	Upon Disability	By Masimo Without Cause or by Mr. Kiani for Good Reason	Change In Control (CIC) Without Termination and Two Years Post-CIC Continuous Service
Number of Equity Award Shares Accelerated	—	—	811,710	—

Value of Equity Award Shares Accelerated(1)	$—	$—	$56,195,997	$—
Special Payment - Value of Award Shares Vesting(2)(3)	—	—	285,012,000	285,012,000
Special Payment - Cash Payment(4)(5)	—	—	35,000,000	35,000,000
Other Cash Payments	1,639,092	1,639,092	6,392,364	—
Continuation of Benefits(6)	16,942	16,942	16,942	—
Total Cash Benefits and Payments	$1,656,034	$1,656,034	$382,617,303	$320,012,000
______________

(1)
Consists of the value of in-the-money stock options and 100% of the unvested PSUs (on the basis of 100% target achievement) that were held by Mr. Kiani as of December 29, 2018, the vesting of which would be accelerated.

(2)
Upon the qualifying event, all of the Award Shares subject to the RSU award granted to Mr. Kiani under the Amended CEO Agreement will become vested. The amount represents the value of 100% of the Award Shares subject to the RSU award based on the closing stock price of $105.56 per share.

(3)
Subject to Mr. Kiani’s continuous employment following a Change in Control, 50% of the Award Shares will vest on each of the first two anniversaries of such Change in Control. The amount represents the value of the Award Shares subject to the RSU award based on the closing stock price of $105.56 per share.

(4)
Upon the qualifying event, the Company shall pay to Mr. Kiani the Cash Payment as consideration for his agreement to comply with certain non-competition and non-solicitation obligations under a non-competition and confidentiality agreement between Masimo and Mr. Kiani, and will be subject to repayment to Masimo if Mr. Kiani materially breaches any of such obligations.

(5)	Subject to Mr. Kiani’s continuous employment following a Change in Control, 50% of the Cash Payment will vest and become payable on each of the first two anniversaries of such Change in Control.

(6)
Presumes a remaining term of one year. Comprised of the cash equivalent of the Company’s cost of standard employee benefits, including health, dental and vision insurance for Mr. Kiani and his eligible dependents for 12 months, and life, accidental death and dismemberment and long-term disability insurance for Mr. Kiani for 12 months.

Micah Young

	Termination
Executive Benefits, Payments and Acceleration of Vesting of Options	By Masimo Without Cause Outside a Change In Control	By Masimo Without Cause or by Mr. Young for Good Reason in Connection with a Change In Control		Change In Control Without Termination
Number of Equity Award Shares Accelerated	—	69,170		—

Value of Equity Award Shares Accelerated(1)	$—	$2,995,322	(1)	$—
Cash Payments	—	—		—
Continuation of Benefits	—	—		—
Total Cash Benefits and Payments	$—	$2,995,322		$—
______________

(1)
Consists of the value of 100% of the in-the-money stock options and 100% of the unvested PSUs (on the basis of 100% target achievement) that were held by Mr. Young as of December 29, 2018, the vesting of which would be accelerated.

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Anand Sampath

	Termination
Executive Benefits, Payments and Acceleration of Vesting of Options	By Masimo Without Cause Outside a Change In Control		By Masimo Without Cause or by Mr. Sampath for Good Reason in Connection with a Change In Control		Change In Control Without Termination
Number of Equity Award Shares Accelerated			91,170		45,585

Value of Equity Award Shares Accelerated	$—		$6,550,362	(1)	$3,275,181	(2)
Cash Payments	458,946		1,357,481		—
Continuation of Benefits(3)	33,935	(4)	35,262	(5)	—
Total Cash Benefits and Payments	$492,881		$7,943,105		$3,275,181
______________

(1)
Consists of the value of 100% of the in-the-money stock options and 100% of the unvested PSUs (on the basis of 100% target achievement) that were held by Mr. Sampath as of December 29, 2018, the vesting of which would be accelerated.

(2)
Consists of the value of 50% of the in-the-money stock options 50% of the unvested PSUs (on the basis of 50% target achievement) that were held by Mr. Sampath as of December 29, 2018, the vesting of which would be accelerated.

(3)	Assumes that Mr. Sampath does not commence employment with another employer during the period from December 30, 2018 through December 28, 2019.

(4)	Comprised of health, dental and vision insurance benefits for Mr. Sampath and his dependents for 12 months.

(5)	Comprised of health, dental and vision insurance benefits for Mr. Sampath and his dependents for 12 months and life insurance for Mr. Sampath for 12 months.
Tao Levy

	Termination
Executive Benefits, Payments and Acceleration of Vesting of Options	By Masimo Without Cause Outside a Change In Control	By Masimo Without Cause or by Mr. Levy for Good Reason in Connection with a Change In Control		Change In Control Without Termination
Number of Equity Award Shares Accelerated	—	27,085		—

Value of Equity Award Shares Accelerated	$—	$1,318,486	(1)	$—
Cash Payments	—	—		—
Continuation of Benefits(3)	—	—		—
Total Cash Benefits and Payments	$—	$1,318,486		$—
______________

(1)
Consists of the value of 100% of the in-the-money stock options and 100% of the unvested PSUs (on the basis of 100% target achievement) that were held by Mr. Levy as of December 29, 2018, the vesting of which would be accelerated.

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Bilal Muhsin

	Termination
Executive Benefits, Payments and Acceleration of Vesting of Options	By Masimo Without Cause Outside a Change In Control		By Masimo Without Cause or by Mr. Muhsin for Good Reason in Connection with a Change In Control		Change In Control Without Termination
Number of Equity Award Shares Accelerated	—		96,170		48,085

Value of Equity Award Shares Accelerated	$—		$5,711,512	(1)	$2,855,756	(2)
Cash Payments	447,784		1,004,529		—
Continuation of Benefits(3)	31,502	(4)	32,743	(5)	—
Total Cash Benefits and Payments	$479,286		$6,748,784		$2,855,756
______________

(1)
Consists of the value of 100% of the in-the-money stock options and 100% of the unvested PSUs (on the basis of 100% target achievement) that were held by Mr. Muhsin as of December 29, 2018, the vesting of which would be accelerated.

(2)
Consists of the value of 50% of the in-the-money stock options and 50% of the unvested PSUs (on the basis of 100% target achievement) that were held by Mr. Muhsin as of December 29, 2018, the vesting of which would be accelerated.

(3)	Assumes that Mr. Muhsin does not commence employment with another employer during the period from December 30, 2018 through December 28, 2019.

(4)	Comprised of health, dental and vision insurance benefits for Mr. Muhsin and his eligible dependents for 12 months.

(5)	Comprised of health, dental and vision insurance benefits for Mr. Muhsin and his eligible dependents for 12 months and life insurance for Mr. Muhsin for 12 months.

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PAY RATIO DISCLOSURE
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K under the Exchange Act, we are providing the following information about the relationship of the annual total compensation of all employees of our company and the annual total compensation of our CEO, Mr. Kiani.
For 2018, our most recently completed fiscal year:

•	the median of the annual total compensation of all employees of our Company (other than our CEO) was $110,932; and

•	the annual total compensation of our CEO, Mr. Kiani, was $15,047,156.
Based on this information, for 2018 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 136 to 1.
This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. As explained by the SEC when it adopted Item 402(u), the rule was designed to allow stockholders to better understand and assess our compensation practices and pay ratio disclosures rather than to facilitate a comparison of this information from one company to another. However, the pay ratio rules provide companies with flexibility to select the methodology and assumptions used to identify the median employee, calculate the median employee's compensation and estimate the pay ratio. As a result, our methodology may differ from those used by other companies, which likely will make it difficult to compare pay ratios with other companies, including those within our industry.
As permitted by SEC rules, for purposes of calculating our 2018 CEO pay ratio, we used the same median employee identified for determining our 2017 CEO pay ratio. We determined that there had not been any changes to our employee population or compensation programs that would significantly impact the pay ratio disclosure for 2018. We identified our median employee for the 2017 pay ratio analysis using the methodology and the material assumptions, adjustments, and estimates described below.

•
To identify our median employee, we selected total cash compensation, which we calculated as annual base pay (using a reasonable estimate of the hours worked during 2017 for hourly employees and actual salary paid for our remaining employees) and the actual annual cash incentive awards earned for fiscal 2017, as the compensation measure to be used to compare the compensation of our employees as of October 31, 2017 for the 12-month period from January 1, 2017 through December 31, 2017.

•
As of October 31, 2017, our employee population consisted of approximately 1,420 individuals, with approximately 983 employees in the United States and approximately 437 employees outside the United States. In determining this population, we considered the employees of our subsidiaries and all of our worldwide employees other than our CEO, whether employed on a full-time, part-time, temporary or seasonal basis. We did not include any contractors or other non-employee workers in our employee population.

•	We annualized base pay for any full-time and part-time employees who commenced work during 2017.

•	Using this approach, we selected the individual at the median of our employee population. Our median employee was a Clinical Specialist based in the United States.
For purposes of our 2018 pay ratio, we calculated annual total compensation for this individual using the same methodology we use for our named executive officers as set forth in our Summary Compensation Table. We determined that such individual’s annual total compensation for the fiscal year ended December 29, 2018 was $110,932 (excluding any estimated retirement and health benefits).
During 2018, Mr. Kiani served as our CEO. We determined Mr. Kiani’s annual total compensation for the fiscal year ended December 29, 2018 was $15,047,156, as reported in our 2018 Summary Compensation Table.

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Table of Contents	OWNERSHIP OF OUR STOCK

OWNERSHIP OF OUR STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of March 30, 2019, with respect to the beneficial ownership of shares of our common stock by:

•	each person or group known to us to be the beneficial owner of more than five percent of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our current directors and executive officers as a group.
This table is based upon information supplied by officers, directors and principal stockholders and a review of Schedules 13D and 13G, if any, filed with the SEC. Other than as set forth below, we are not aware of any other beneficial owner of more than five percent of our common stock as of March 30, 2019. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 53,337,183 shares of common stock outstanding as of March 30, 2019, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to equity awards that are either currently exercisable, or that will become exercisable or otherwise vest on or before May 29, 2019, which is 60 days after March 30, 2019. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Masimo Corporation, 52 Discovery, Irvine, California 92618.

	Beneficial Ownership of Common Stock
Name	Number of Shares	Percent of Class(1)
Named Executive Officers and Directors:
Joe Kiani(2)	5,514,143	10.0%
Micah Young(3)	12,087	*
Anand Sampath(4)	128,605	*
Tao Levy(5)	7,087	*
Bilal Muhsin(6)	76,087	*
Steven J. Barker, Ph.D., M.D.(7)	128,245	*
H Michael Cohen	—	*
Sanford Fitch(8)	113,245	*
Thomas Harkin(9)	6,381	*
Adam Mikkelson(10)	2,996	*
Craig Reynolds(11)	102,996	*
Julie A. Shimer, Ph.D.	—	*
Total Shares Held By Current Executive Officers and Directors (15 persons)(12)	6,386,334	11.5%

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Table of Contents	OWNERSHIP OF OUR STOCK

5% Stockholders:
Joe Kiani(2)	5,514,143	10.0%
BlackRock, Inc.(13)	7,167,269	13.4%
The Vanguard Group(14)	4,355,990	8.2%
FMR, LLC(15)	3,889,562	7.3%
______________

*	Less than one percent.

(1)
For each person and group included in this table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of shares of common stock outstanding as of March 30, 2019, plus the number of shares of common stock that such person or group had the right to acquire within 60 days after March 30, 2019.

(2)
Comprised of 119,241 shares held directly, 2,283,453 shares held in two trusts for which Mr. Kiani is the sole trustee, 1,491,209 shares held in four trusts for which Mr. Kiani is not the trustee, 9,000 shares held by an immediate family member of Mr. Kiani for which Mr. Kiani shares voting and dispositive power, options to purchase 1,600,872 shares of Masimo common stock that were exercisable as of March 30, 2019 or that have or will become exercisable within 60 days after March 30, 2019, and 10,368 shares held for the Reporting Person’s account under the Masimo Retirement Savings Plan. As of March 30, 2019, an aggregate of 400,000 shares of common stock owned by the Kiani Family Remainder Trust and beneficially owned by Mr. Kiani were pledged as collateral for a personal loan issued to the trustee of the Kiani Family Remainder Trust. See “Executive Compensation—Compensation Discussion and Analysis—Other Compensation Policies and Practices” on page 56 of this Proxy Statement.

(3)	Comprised of options to purchase 12,087 shares of common stock that are exercisable within 60 days after March 30, 2019.

(4)	Comprised of 12,518 shares of common stock held directly and options to purchase 116,087 shares of common stock that are exercisable within 60 days after March 30, 2019.

(5)	Comprised of options to purchase 7,087 shares of common stock that are exercisable within 60 days after March 30, 2019.

(6)	Comprised of options to purchase 76,087 shares of common stock that are exercisable within 60 days after March 30, 2019.

(7)
Comprised of 64,832 shares of common stock held directly, 1,413 RSUs that are subject to vesting within 60 days after March 30, 2019, and options to purchase 62,000 shares of common stock that are exercisable within 60 days after March 30, 2019.

(8)
Comprised of 49,832 shares of common stock held directly, 1,413 RSUs that are subject to vesting within 60 days after March 30, 2019, and options to purchase 62,000 shares of common stock that are exercisable within 60 days after March 30, 2019.

(9)	Comprised of 4,968 shares of common stock held directly and 1,413 RSUs that are subject to vesting within 60 days after March 30, 2019.

(10)	Comprised of 1,583 shares of common stock held directly and 1,413 RSUs that are subject to vesting within 60 days after March 30, 2019.

(11)
Comprised of 1,583 shares of common stock held directly, 1,413 RSUs that are subject to vesting within 60 days after March 30, 2019, and options to purchase 100,000 shares of common stock that are exercisable within 60 days after March 30, 2019.

(12)
Comprised of shares included under “Named Executive Officers and Directors”, 89,201 shares of common stock owned directly by three of our other executive officers and options to purchase an aggregate of 205,261 shares of common stock held by three of our other executive officers that are exercisable within 60 days after March 30, 2019.

(13)
BlackRock, Inc. (“BlackRock”) filed a Schedule 13G/A on January 31, 2019, reporting that it had sole dispositive power with respect to 7,167,269 shares, in its capacity as a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) under the Exchange Act. BlackRock’s address is 55 East 52nd Street, New York, New York 10055.

(14)
The Vanguard Group (“Vanguard”) filed a Schedule 13G/A on February 11, 2019, reporting that it had sole voting power with respect to 26,072 shares, shared voting power with respect to 6,300 shares, sole dispositive power with respect to 4,328,183 shares, shared dispositive power with respect to 27,807 shares and beneficial ownership of an aggregate of 4,355,990 shares in its capacity as an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) under the Exchange Act. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(15)
FMR, LLC filed a Schedule 13G on February 13, 2019, reporting that it had sole dispositive power with respect to an aggregate of 3,889,562 shares in its capacity as a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) under the Exchange Act. FMR’s address is 245 Summer Street, Boston, Massachusetts 02210.

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Table of Contents	OWNERSHIP OF OUR STOCK

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table sets forth additional information as of December 29, 2018 with respect to the shares of common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements in effect as of December 29, 2018. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and the number of shares remaining available for future grant, excluding the shares to be issued upon exercise of outstanding options.
Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders(3)	8,155,762	$36.26	3,701,861
Equity compensation plans not approved by stock holders(4)	—	—	—
Total	8,155,762	$36.26	3,701,861
______________

(1)	Includes 2,707,915 RSUs and PSUs that were unvested and outstanding as of December 29, 2018.

(2)
The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding stock options and does not reflect the shares that will be issued upon the vesting of outstanding awards of RSUs and PSUs, which have no exercise price.

(3)	Comprised of the 2007 Stock Incentive Plan and the 2017 Plan.

(4)	As of December 29, 2018, we did not have any equity compensation plans that were not approved by our stockholders.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes of ownership of common stock and our other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 29, 2018, our officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them.

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Table of Contents	OWNERSHIP OF OUR STOCK

STOCK OWNERSHIP POLICY
We maintain a stock ownership policy for our executive officers to align their interests with the interests of our stockholders, as follows:

Stock Ownership Guidelines

	6X	1X
	CEO	Other NEOs

✓	Reflects a market value multiple of base salary
✓	Reviewed annually by the Nominating, Compliance and Governance Committee
For purposes of our policy, an executive officer’s base salary during any calendar year is deemed to be his or her base salary as of the close of business on December 31st of the immediately preceding year.
Further, for purposes of calculating ownership under our policy, the following equity in the Company is included, whether vested or unvested: (i) shares of our common stock held directly by the executive officer or in a trust for the benefit of the executive officer or his or her family; (ii) shares of our common stock held by the executive officer jointly with, or separately by, his or her spouse and/or children sharing the same household as him or her; (iii) shares of our common stock held by the executive officer through a profit sharing, savings or deferral plan; and (iv) restricted stock or phantom stock held by the executive officer. Shares of our common stock subject to outstanding and unexercised stock options and unearned performance share awards are not included in the calculation.
Under our policy, if an executive officer fails to meet or, in unique circumstances, fails to show sustained progress toward meeting his or her target ownership level, the Compensation Committee may reduce future LTI equity awards and/or make payments of future annual and/or long-term cash incentive payouts in the form of shares of our common stock and/or impose other penalties. The Compensation Committee also retains the discretion not to levy penalties for non-compliance.
Our executive officers are expected to reach their target ownership level by the later of (i) March 2017 (if he or she was an executive officer in January 2012, the date when the stock ownership policy was adopted); or (ii) March 1st of the sixth calendar year following the date he or she first becomes an executive officer (if he or she was not an executive officer in January 2012), and to hold at least such minimum value in shares of our common stock for so long as applicable. As of the date hereof, each of the NEOs to whom the stock ownership requirements was applicable is in compliance with the stock ownership policy.

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Table of Contents	OWNERSHIP OF OUR STOCK

NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP POLICY
In February 2016, our Nominating, Compliance and Corporate Governance Committee adopted a stock ownership policy that is applicable to each of our non-employee directors. Our Nominating, Compliance and Corporate Governance Committee believes this policy is an important tool in aligning the interests of our non-employee directors with the long-term interests of our stockholders.
The policy requires that our non-employee directors hold shares of Masimo stock with a value equal to at least $250,000. For purposes of calculating ownership under this policy, the following sources are included, whether vested or unvested: (i) shares of our common stock held directly by the non-employee director or in a trust for the benefit of the non-employee director or his family; (ii) shares of our common stock held by the non-employee director jointly with, or separately by, the non-employee director’s spouse and/or children sharing the same household as the non-employee director; (iii) shares of our common stock held by the non-employee director through a profit sharing, savings or deferral plan; and (iv) restricted stock or phantom stock held by the non-employee director. Stock options, unvested RSU awards and unearned PSU awards are not included in the calculation.
To give our non-employee directors time to comply with our stock ownership policy, our Nominating, Compliance and Corporate Governance Committee determined that our non-employee directors have until the later of March 1, 2021 or the five-year anniversary of their appointment as a director to comply with these guidelines.

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Table of Contents	ADDITIONAL INFORMATION

ADDITIONAL INFORMATION

PROPOSAL:	ELECTION OF DIRECTORS
1

Overview
The term of office for Class III directors expires in 2019. Based on the recommendation of our Nominating, Compliance and Corporate Governance Committee, the Board has nominated Mr. Adam Mikkelson and Mr. Craig Reynolds for election to the Board as Class III directors. If elected at the Annual Meeting, each of Mr. Adam Mikkelson and Mr. Craig Reynolds would serve until the 2022 Annual Meeting of Stockholders and until his successor is elected and qualified or, if sooner, until his death, resignation or removal.
Our Bylaws provide for a majority voting standard for uncontested elections of directors. This standard states that in uncontested director elections, a director nominee will be elected only if the number of votes cast “For” the nominee exceeds the number of votes cast “Against” the nominee. Under our Bylaws, in the event an incumbent nominee does not receive a majority of the votes cast for the incumbent director’s re-election, the incumbent director is required to promptly tender his resignation to the Board. Our Nominating, Compliance and Corporate Governance Committee will then make a recommendation to the full Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. Our Board will then decide whether to accept or reject the resignation, taking into account the Nominating, Compliance and Corporate Governance Committee’s recommendation. The determination of our Board and the rationale behind the decision will be publicly disclosed (by a press release, a filing with the SEC or other broadly disseminated means of communication) within 90 days from the date of the certification of the election results of our Annual Meeting. If the incumbent director’s resignation is not accepted by our Board, the director will continue to serve until his successor is duly elected, or his earlier resignation or removal. If a director’s resignation is accepted by our Board, then our Board may fill any resulting vacancy or decrease the size of the Board.
Nominees
The Nominating, Compliance and Corporate Governance Committee recommends, and the Board nominated, the following individuals for election for a three-year (Class III) term expiring at the 2022 Annual Meeting of Stockholders:

Nominees	Term in Office
Adam Mikkelson	Class III - Continuing in Office Until the 2019 Annual Meeting of the Stockholders
Craig Reynolds	Class III - Continuing in Office Until the 2019 Annual Meeting of the Stockholders
The nominees have agreed to serve as directors if elected. We have no reason to believe that the nominees will be unable to serve. The section titled “Board of Directors” beginning on page 19 of this Proxy Statement contains the nominees’ biographies.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR THE ELECTION OF EACH NOMINEE NAMED ABOVE.

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The following directors will remain in office until the date specified below:

Current Directors	Class and Remaining Term in Office
Steven J. Barker, M.D., Ph.D.	Class I - Continuing in Office Until the 2020 Annual Meeting of the Stockholders
Sanford Fitch	Class I - Continuing in Office Until the 2020 Annual Meeting of the Stockholders
Julie A. Shimer, Ph.D.	Class I - Continuing in Office Until the 2020 Annual Meeting of the Stockholders
Thomas Harkin	Class II - Continuing in Office Until the 2021 Annual Meeting of the Stockholders
Joe Kiani	Class II - Continuing in Office Until the 2021 Annual Meeting of the Stockholders
H Michael Cohen	Class II - Continuing in Office Until the 2021 Annual Meeting of the Stockholders

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PROPOSAL:	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
2

The Audit Committee of our Board has selected Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending December 28, 2019, and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.
Grant Thornton was appointed as our independent registered public accounting firm in July 2006 and has reported on our consolidated financial statements for years 2005-2018. The decision to select Grant Thornton as our independent registered public accounting firm for fiscal year 2019 (ending December 28, 2019) was recommended by our Audit Committee and approved by our Board.
Representatives of Grant Thornton are expected to be present at the Annual Meeting. The representatives of Grant Thornton will be able to make a statement at the meeting if they wish and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require that our stockholders ratify the selection of Grant Thornton as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Grant Thornton to the stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accounting firms at any time during the year if it determines that such a change would be in the best interests of Masimo and our stockholders.
Although our stockholders are not required to ratify the selection of Grant Thornton as our independent registered public accounting firm, because we have submitted the ratification of our registered public accounting firm for approval by stockholders, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to ratify the selection of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 28, 2019.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR
OUR FISCAL YEAR ENDING DECEMBER 28, 2019.

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PROPOSAL:	ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
3

In accordance with Section 14A of the Exchange Act, we are providing our stockholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers, which is described in this Proxy Statement in the section titled “Compensation Discussion and Analysis” beginning on page 38 of this Proxy Statement, and the compensation tables beginning on page 61 of this Proxy Statement, and any related narrative discussion contained in this Proxy Statement.
2018 Executive Compensation Highlights
Pay-for-Performance Alignment
Masimo’s executive compensation programs are designed to align the interests of Masimo’s executive officers with those of its stockholders:

•	We provide market-competitive compensation programs that enable Masimo to attract and retain highly talented individuals.

•	Pay is directly linked to the achievement of performance goals designed to foster the creation of sustainable long-term stockholder value.

•
Our pay-for-performance principles dictate that our executive officers should only receive target payouts when Masimo achieves its financial goals. For this reason, our Compensation Committee sets financial targets for incentive pay that align with or exceed the external guidance communicated to stockholders.

2018 Executive Compensation Program Enhancements
To further align the compensation of our executive officers with long-term performance, the Compensation Committee decided to extend the performance period for the 2018 performance-based restricted share unit (“PSU”) awards from one to three years. Accordingly, the Compensation Committee granted 2018 long-term equity awards to our executive officers consisting of the following award mix.

•	25% in the form of stock options that vest annually over a five year period; and

•
75% in the form of PSUs that vest after three years based on our actual performance as measured against multiple pre-established performance objectives. For fiscal 2018, the Compensation Committee selected fiscal 2020 Adjusted Product Revenue[2] and fiscal 2020 Non-GAAP Operating Profit Margin[2] as the performance measures for the target PSU award percentages, each weighted equally. If performance objectives are achieved, the PSUs will vest on the date of the approval by the Audit Committee of the audit of our financial statements for fiscal 2020 (or such later date determined by the Compensation Committee).

2018 “At Risk” Compensation
Masimo’s annual bonus plan and long-term incentive (“LTI”) compensation awards resulted in 92.3% of our CEO’s and an average of 79.0% of our other Named Executive Officers’ (“NEOs”) fiscal 2018 target total direct compensation being “at risk” as highlighted in the following charts:

_____________

[2]	Non-GAAP financial measure - please see Appendix B to this Proxy Statement for a description of the adjustments and a reconciliation to the corresponding GAAP financial measure.

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Total “at risk” compensation =	92.3%	Total “at risk” compensation =	79.0%
Our compensation philosophy and structure has continued to evolve, based on changing market conditions, input from our Compensation Committee’s independent compensation consultant and direct feedback from our stockholders. The Compensation Committee believes that the current LTI equity award structure focuses our NEOs on driving increased stockholder value over a multi-year period and enables us to achieve our retention objectives, while maintaining a conservative approach to overall share usage. As a result, our company-wide equity burn rate was low in 2016 and 2017, and further declined in 2018.
Some of our notable fiscal 2018 financial and operational highlights included the following GAAP and non-GAAP measures1:

● Total revenues, including royalties and other revenue of $858 million, which significantly exceeded our original fiscal 2018 financial guidance of $836 million.
● Product revenue increased 12.4% to $830 million, or 11.9% on a constant currency basis[1], which significantly exceeded our original fiscal 2018 financial guidance of $808 million.
● Shipments of noninvasive technology boards and monitors increased 14.1% to 231,700.

● GAAP operating profit margin was 24.2%;
● Non-GAAP operating profit[1] margin improved 100 basis points to 24.5%;
● Non-GAAP product operating margin[1], excluding the impact of royalty and NRE, improved 340 bps to 22.0%.

● GAAP EPS was $3.45; ● Non-GAAP total EPS[1] increased 31.7% to $3.03; ● Non-GAAP product EPS[1], excluding the impact of royalty and NRE, increased 53.2% to $2.65.

● Adjusted free cash flow was $222 million or 26.0% of total revenue, which was driven by strong earnings performance and significant working capital improvements;
● Days sales outstanding (“DSO”) improved 10 days to reach 45 days at the end of fiscal 2018;
● Inventory days on hand (“DOH”) improved 10 days to reach 113 days at the end of fiscal 2018.

_____________

[1]	Non-GAAP financial measure - please see Appendix A to this Proxy Statement for a description of the adjustments and a reconciliation to the corresponding GAAP financial measure.

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In light of the above, we believe that the compensation of our named executive officers for fiscal 2018 was appropriate and reasonable and reflected our performance for the year.
Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting:
“RESOLVED, that the stockholders of Masimo Corporation approve, on an advisory basis, our named executive officer compensation for fiscal 2018, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, in this Proxy Statement.”
This stockholder vote on named executive officer compensation is merely advisory and will not be binding upon us, our Board or our Compensation Committee. The outcome of the vote will not require us, our Board or our Compensation Committee to take any action or overrule any decision by the Company, our Board or the Compensation Committee. However, our Board and Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future executive compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS
DESCRIBED IN THIS PROXY STATEMENT

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PROPOSAL:	STOCKHOLDER PROPOSAL FOR PROXY ACCESS
4

In accordance with SEC rules, we have set forth below a stockholder proposal, along with the supporting statement of the stockholder proponent, for which we and our Board accept no responsibility. The stockholder proposal is required to be voted upon at our Annual Meeting only if properly presented at our Annual Meeting. As explained below, our Board unanimously recommends that you vote “AGAINST” the stockholder proposal.
The New York City Employees’ Retirement System, the New York City Teachers’ Retirement System, and the New York City Police Pension Fund and the New York City Board of Education Retirement System (the “Systems”), Municipal Building, One Centre Street, 8th Floor North, New York, N.Y. 10007-2341, the beneficial owners of an aggregate of 32,054 shares of the Company’s common stock on the date the proposal was submitted, has notified the Company of its intent to present the following proposal at the Annual Meeting.
RESOLVED: Shareholders of Masimo Corp. (the “Company”) ask the board of directors (the “Board”) to take the steps necessary to adopt a “proxy access” bylaw. Such a bylaw shall require the Company to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a shareholder or group (the “Nominator”) that meets the criteria established below. The Company shall allow shareholders to vote on such nominee on the Company’s proxy card.
The number of shareholder-nominated candidates appearing in proxy materials shall not exceed the larger of two or one quarter of the directors then serving. This bylaw, which shall supplement existing rights under Company bylaws, should provide that a Nominator must:
a.    have beneficially owned 3% or more of the Company’s outstanding common stock continuously for at least three years before submitting the nomination;
b.    give the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission rules about (i) the nominee, including consent to being named in the proxy materials and to serving as director if elected; and (ii) the Nominator, including proof it owns the required shares (the “Disclosure”); and
c.    certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator’s communications with the Company shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than the Company’s proxy materials; and (iii) to the best of its knowledge, the required shares were acquired in the ordinary course of business and not to change or influence control at the Company.
The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of each nominee (the “Statement”). The Board shall adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable federal regulations, and the priority to be given to multiple nominations exceeding the one-quarter limit.

SUPPORTING STATEMENT
We believe proxy access will make directors more accountable and enhance shareholder value. A 2014 study by the CFA Institute concluded that proxy access could raise overall US market capitalization by up to $140.3 billion if adopted market-wide, “with little cost or disruption.” (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1)
The proposed terms are similar to those in vacated SEC Rule14a-11(https://www.sec.gov/rules/final/2010/33-9136.pdf). The SEC, following extensive analysis and input from market participants, determined that those

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terms struck the proper balance of providing stockholders with viable proxy access while containing appropriate safeguards.
The proposed terms enjoy strong investor support and company acceptance. Since January 2015, more than 100 similar shareholder proposals received majority votes and more than 540 companies of various sizes across industries enacted bylaws with similar terms. We urge shareholders to vote FOR this proposal.

MASIMO OPPOSING STATEMENT
The Board recommends that stockholders vote AGAINST this stockholder proposal. The Board believes that this proposal is not in the best interests of the Company or its stockholders and opposes it for the following reasons.
The Company regularly monitors and responds to corporate governance developments, including evolving issues such as proxy access. While the Board recognizes that proxy access is a topic of interest to investors and continues to monitor it, the Board believes that this proposal fails to recognize that the Company’s existing governance structure already provides stockholders with meaningful input and opportunity regarding the nomination and election of directors.
In addition, the Board does not believe the proposal would improve corporate governance or enhance market capitalization. The Company’s current process for director selection has proven successful as the Board has overseen growth of the Company’s product revenues, earnings per share, and market capitalization over the last five years that has far outpaced that of most of its peers. The Company’s stock price increased 266% over the five years from the start of its fiscal year 2014 to the end of its fiscal year 2018, as compared to 59% for the Nasdaq Composite Index and 99% for the Nasdaq US Benchmark Medical Equipment Index over the same period. The Board recommends against the introduction of the potentially destabilizing risks inherent in this proposal without clear justification that such risks are outweighed by significant benefits to corporate governance and ultimately stockholder value.
Adoption of the proposal’s specific proxy access framework may have significant adverse consequences.
This proposal would allow an unlimited group of stockholders that together own 3% of our outstanding shares continuously for a period of three years to nominate the greater of two directors or 25% of the Board.
We note that a stockholder or group of stockholders owning 3% of the Company’s outstanding shares of common stock would own, at current prices, approximately $215 million worth of shares. We believe, therefore, that a stockholder or group of stockholders that meets the 3% ownership threshold and has a legitimate interest in nominating a board candidate has the resources necessary to bear the costs of soliciting proxies. The expenses associated with proxy solicitation limit such challenges to instances where there are significant enough governance issues to warrant the challenge. The proxy access proposal would eliminate any such constraint.
In addition, the Board believes that this proposal’s lack of an aggregation limit would allow stockholders with very low ownership stakes in the Company to use the proxy access process to advance narrowly-focused special interests that fail to represent the overall and best interests of the Company and its stockholders. Stockholders and stockholder groups invoking the proposed proxy access framework would have no fiduciary obligations to other stockholders and may cause the Company considerable expense and distraction, while only serving such stockholders’ own short-term special interests. In contrast, the independent members of the Nominating, Compliance and Corporate Governance Committee (the “NCCG Committee”) owe fiduciary duties to all of our stockholders when recommending director candidates and carefully consider candidate independence and qualifications based on the Company’s Director Nominees Consideration Policy. The NCCG Committee is always open to and appreciates recommendations from stockholders for high quality director nominees. Stockholders may recommend potential candidates for consideration by sending a written request to our Corporate Secretary and following the procedures set forth above in “Corporate Governance and Board Matters-Consideration of Director Nominees.”
The Board further believes that allowing the greater of two directors or 25% of the Board to be elected through proxy access every year could be highly disruptive and could adversely affect the continuity and effectiveness of the Board’s and Managements’ continuity and operations. The proposed number and percentage of proxy access candidates, coupled

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with our annual elections, has the potential to thrust the Company into perpetual proxy contests. The Board and management may be required to divert their time and attention to frequent contested elections instead of the oversight and operation of the Company, which could adversely affect the Company’s performance. The prospect of routinely standing for contested elections could also deter highly qualified director candidates from serving. The Board believes the absence of a specified cap on aggregation and the high permissible number or percentage of proxy access candidates contemplated by this proposal do not adequately protect the Company and its stockholders from these significant risks of disruption and expense.
The proponents refer to a study by the CFA Institute to support the argument that proxy access would be beneficial and result in shareholder value. However, the CFA Institute’s study expressly excluded from its analysis two studies which concluded that increased proxy access is associated with negative economic impacts, on the basis that it deemed the methodology of those studies as faulty. Lastly, proponents note that their proposal is similar to the vacated 2010 SEC proxy access rules (the “Vacated Proxy Access Rules”).
However, those rules were vacated in 2011 by the U.S. Court of Appeals for the District of Columbia Circuit, which found that the SEC was “arbitrary and capricious” in promulgating the Vacated Proxy Access Rules, stating that the SEC failed to adequately address the economic consequences of the rules. Thus, the SEC’s adoption of the Vacated Proxy Access Rules provides poor support for this proposal.
We are committed to active stockholder engagement. Stockholders may already communicate with the Board to express dissatisfaction with any matter and have meaningful rights in the nomination of director candidates.
Masimo regularly engages with stockholders to ensure the Board is addressing their concerns and to seek input and perspective on Company performance, policies and practices. In addition, the Board provides a process for stockholders to communicate directly with the Board, non-management directors or an individual Director by writing to the Company’s Corporate Secretary. See above at “Corporate Governance and Board Matters-Consideration of Director Nominees.”
Company stockholders have several ways to bring potential director candidates to the attention of our NCCG Committee, including the following:

•
Our bylaws allow stockholders to directly nominate candidates for election to our Board if advance notice provisions are satisfied (see above at “Corporate Governance and Board Matters-Consideration of Director Nominees”); and

•	The NCCG Committee carefully considers any potential director candidates recommended by stockholders.
The proposal does not recognize the Company’s track record of results nor the underlying existing corporate governance structure and other policies that reflect a significant and continuing commitment to strong governance practices and a willingness to be accountable to stockholders.
Board Recommendation
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE STOCKHOLDERS VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL.

REQUIRED VOTE
The affirmative vote of the majority of the votes cast is required to approve the stockholder proposal. The proposal is precatory and, accordingly, is not binding on the Board or the Company.

MASIMO RECOMMENDATION
THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “AGAINST” THE STOCKHOLDER PROPOSAL TO ADOPT A PROXY ACCESS BYLAW.

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TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES
We adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of transactions with related persons. For purposes of our policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) and any “related person” were, are or will be participants involving an amount that exceeds $120,000. For purposes of the policy, a related person is:

•
any person who is or was a director or executive of ours since the beginning of our immediately preceding fiscal year or an immediate family member of, or person sharing a household with, any of the foregoing individuals;

•
any person known by us to be the beneficial owner of more than five percent of any class of our outstanding voting securities or, if the beneficial owner is an individual, an immediate family member of, or person sharing a household with, any of the foregoing individuals; and

•
any firm, corporation or other entity in which any of the foregoing individuals is employed or is a general partner or principal or in a similar position, or in which any of the foregoing individuals has a five percent or greater beneficial interest.

Under the policy, prior to entering into a related person transaction, our legal department must present information regarding the proposed related person transaction to our Nominating, Compliance and Corporate Governance Committee for approval at its next regularly scheduled meeting (or, where our legal department, in consultation with our CEO or Chief Financial Officer, determines that it is not practicable to or desirable to wait until the next meeting of the Nominating, Compliance and Corporate Governance Committee, to the Chairperson of our Nominating, Compliance and Corporate Governance Committee, who is authorized under the policy to act on behalf of the Nominating, Compliance and Corporate Governance Committee with respect to matters covered by the policy between meetings of the Nominating, Compliance and Corporate Governance Committee).
To identify proposed related person transactions in advance, our legal department relies on information supplied by our directors, executive officers or business unit or function/department leader responsible for the proposed related person transaction. In considering related person transactions, the Nominating, Compliance and Corporate Governance Committee (or the Chairperson of the Nominating, Compliance and Corporate Governance Committee) takes into account all relevant facts and circumstances related to the proposed transaction. In the event a member of the Nominating, Compliance and Corporate Governance Committee, or any immediate family member or affiliate of a member of the Nominating, Compliance and Corporate Governance Committee is the related person, such member of the Nominating, Compliance and Corporate Governance Committee is prohibited from participating in any review, consideration or approval of the related person transaction. The policy requires that the Nominating, Compliance and Corporate Governance Committee will only approve a related person transaction if it determines that the transaction is in, or is not inconsistent with, our best interests and the best interests of our stockholders.
Under the policy, the following related person transactions are deemed to be pre-approved by the Nominating, Compliance and Corporate Governance Committee regardless of the amount involved:

•	employment and compensation of our executive officers, subject to certain exceptions;

•	compensation of our directors, subject to certain exceptions;

•
certain transactions between us and an unrelated third party entity in which the related person’s only relationship with the third party is as an employee (other than an executive officer), director or beneficial owner of less than 10% of the other entity’s shares, subject to certain limitations;

•	certain contributions to the Masimo Foundation and certain other charitable contributions; and

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•	transactions in which all of our stockholders receive the same benefit on a pro rata basis.
The policy also permits our Nominating, Compliance and Corporate Governance Committee to ratify, amend, rescind or terminate any related person transaction that is not pre-approved in accordance with the terms above.

TRANSACTIONS WITH RELATED PERSONS
The following is a description of transactions or series of transactions since December 30, 2017, or any currently proposed transaction, to which we were or are to be a participant in which the amount involved in the transaction or series of transactions exceeds $120,000, and in which any of our directors, executive officers or persons who we know held more than five percent of any class of our capital stock, including their immediate family members, had or will have a direct or indirect material interest, other than compensation arrangements that are described under “Executive Compensation—Employment Contract and Severance Arrangements” above.

CERCACOR LABORATORIES, INC.
Cercacor is an independent entity spun off from us to our stockholders in 1998. Joe Kiani, our Chairman and CEO, is also the Chairman and CEO of Cercacor. Mr. Kiani receives a separate salary and equity compensation from Cercacor in his capacity as an employee of Cercacor.
We are a party to the Cross-Licensing Agreement with Cercacor, which governs each party’s rights to certain of the intellectual property held by the two companies. To date, we have developed and commercially released devices that measure carbon monoxide, methemoglobin and hemoglobin using licensed rainbow® technology. Pursuant to the Cross-Licensing Agreement, we are currently subject to certain specific minimum royalty payment obligations of $5.0 million per year. Actual aggregate royalty payment liabilities payable to Cercacor were approximately $10.9 million for fiscal 2018.
We have also entered into the Services Agreement with Cercacor, which governs certain general and administrative services we provide to Cercacor. Pursuant to the Services Agreement, Cercacor paid us approximately $0.2 million for general and administrative services related to fiscal 2018.
We entered into the Patent Agreement with Cercacor pursuant to which, among other things, we purchased the Purchased Patents for an aggregate purchase price of approximately $2.4 million. Pursuant to the Patent Agreement, we granted Cercacor an irrevocable, non-exclusive, worldwide license with respect to the products and services covered by the Purchased Patents.
In March 2016, we entered into the Sublease with Cercacor, pursuant to which we sublease to Cercacor approximately 16,830 square feet of excess office and laboratory space located at 40 Parker, Irvine, California. The Sublease began on May 1, 2016 and expires on November 30, 2019. We recognized approximately $0.4 million of sublease income pursuant to the Sublease with Cercacor during fiscal 2018.
Prior to our initial public offering in August 2007, our stockholders owned approximately 99.9% of the outstanding capital stock of Cercacor, and we believe that as of March 30, 2019, a number of stockholders of Cercacor continued to own shares of our common stock. Mr. Kiani is the only stockholder of Cercacor who owns 5% or more of Masimo’s outstanding voting stock.

MASIMO FOUNDATION FOR ETHICS, INNOVATION AND COMPETITION IN HEALTHCARE
Joe Kiani is also the Chairman and one of his family members is a Director of the Masimo Foundation for Ethics, Innovation and Competition in Healthcare (the “Masimo Foundation”), a non-profit organization which was founded in 2010 to provide a platform for encouraging ethics, innovation and competition in healthcare. Our Executive Vice President (“EVP”) and General Counsel is a Director and also serves as Secretary of the Masimo Foundation, and our

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EVP and CFO is also a Director. For the fiscal year ended December 29, 2018, we contributed approximately $2.0 million to the Masimo Foundation, a portion of which was, in turn, contributed by the Masimo Foundation to the Patient Safety Movement Foundation (“PSMF”).

PATIENT SAFETY MOVEMENT FOUNDATION
The PSMF is a non-profit organization which was founded in 2013 to work with hospitals, medical technology companies and patient advocates to unite the healthcare ecosystem and eliminate the more than 200,000 U.S. preventable hospital deaths that occur every year by 2020. Joe Kiani is also the Chairman of the PSMF. During the fiscal year ended December 29, 2018, we contributed approximately $207,530 to the PSMF.

INDEMNIFICATION AGREEMENTS WITH DIRECTORS AND EXECUTIVE OFFICERS
We have entered into indemnity agreements with our directors and executive officers under which we agreed to indemnify those individuals under the circumstances and to the extent provided for in the agreements, for expenses, damages, judgments, fines, settlements and any other amounts they may be required to pay in actions, suits or proceedings which they are or may be made a party or threatened to be made a party by reason of their position as a director, officer or other agent of ours, and otherwise to the fullest extent permitted under Delaware law and our Bylaws. We also have an insurance policy covering our directors and executive officers with respect to certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, or otherwise. We believe that these provisions and insurance coverage are necessary to attract and retain qualified directors, officers and other key employees.

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QUESTIONS AND ANSWERS YOU MAY HAVE ABOUT THESE PROXY MATERIALS AND VOTING

1. Why am I receiving these materials?
We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors (the “Board”) of Masimo Corporation (sometimes referred to as “we”, “Masimo” or the “Company”) is soliciting your proxy to vote at the 2019 Annual Meeting of Stockholders, or any adjournment or postponement thereof (the “Annual Meeting”). You are invited to attend the Annual Meeting and we request that you vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card or submit your proxy through the internet or by telephone according to the instructions contained in the enclosed proxy card.
The Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April 15, 2019 to all stockholders entitled to receive notice of and to vote at the Annual Meeting.

2. When and where will the Annual Meeting be held?
The Annual Meeting will be held on May 30, 2019, at 2:00 p.m. Pacific Time at our offices located at 52 Discovery, Irvine, California 92618. Directions to our offices are set forth on the back of this Proxy Statement.

3. Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 1, 2019 will be entitled to vote at the Annual Meeting. At the close of business on this record date, there were 53,356,048 shares of common stock outstanding and entitled to vote and no shares of preferred stock outstanding or entitled to vote. The holders of common stock will have one vote for each share of common stock they owned as of the close of business on April 1, 2019.
Stockholder of Record: Shares Registered in Your Name
If at the close of business on April 1, 2019, your shares of common stock were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are the stockholder of record for these shares. As a stockholder of record, you may vote either in person at the Annual Meeting or by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to complete and return the enclosed proxy card or submit your proxy through the internet or by telephone by following the instructions provided in the proxy card to ensure that your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If at the close of business on April 1, 2019, your shares of common stock were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. Certain of these institutions offer the ability to direct your agent how to vote through the internet or by telephone. You are also invited to attend the Annual Meeting in person. However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent considered the stockholder of record of the shares.

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4. What am I voting on?
There are four matters scheduled for a vote at the Annual Meeting:

•	To elect the Class III nominees for director to serve until our 2022 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

•	To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 28, 2019;

•	To vote on an advisory resolution to approve named executive officer compensation; and

•	To vote on a stockholder proposal for proxy access, if properly presented at the meeting.

5. Will there be any other items of business on the agenda?
Aside from the election of the Class III directors, the ratification of the selection of our independent registered public accounting firm, the advisory vote to approve the compensation of our named executive officers, and the vote on a stockholder proposal, if properly presented at the meeting, the Board knows of no matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

6. What is the Masimo Board’s voting recommendation?
Masimo’s Board recommends that you vote your shares:

•	“For” each of the Class III nominees;

•	“For” the ratification of the selection of Grant Thornton LLP as Masimo’s independent registered public accounting firm for the fiscal year ending December 28, 2019;

•	“For” the approval of our named executive officer compensation; and

•	“Against” the stockholder proposal for proxy access, if properly presented at the meeting.

7. How do I vote?
For Proposal Nos. 1, 2, 3 and 4, you may vote “For” or “Against” or abstain from voting. The procedures for voting are described below, based upon your form of ownership.
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive.
If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy using the enclosed proxy card, vote by proxy on the internet or vote by proxy over the telephone. The procedures for voting by proxy are as follows:

•	To vote by proxy using the enclosed proxy card, complete, sign and date your proxy card and return it promptly in the envelope provided.

•	To vote by proxy on the internet, go to www.envisionreports.com/MASI and follow the instructions set forth on the internet site.

•
To vote by proxy over the telephone, dial the toll-free telephone number listed on your proxy card under the heading “vote by telephone” using a touch-tone telephone and follow the recorded instructions.

If you vote by proxy, your vote must be received by 11:00 p.m. Pacific Time on May 29, 2019, to be counted.

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We provide internet and telephone proxy voting with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet and telephone access, such as usage charges from internet access providers and telephone companies.
Beneficial Owner: Shares Registered in the Name of Your Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Masimo. To ensure that your vote is counted, simply complete and mail the proxy card or, if provided by your agent, follow the instructions for submitting your proxy through the internet or by telephone. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent in whose name the shares are registered. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy card.

8. How do I vote my Masimo shares held through the Masimo Retirement Savings Plan?
If you hold shares of Masimo common stock through the Masimo Retirement Savings Plan (the “Savings Plan”) as of the record date, your proxy will also serve as a voting instruction for Fidelity Management Trust Company (“Fidelity”), which serves as the administrator of the Savings Plan, with respect to shares of Masimo common stock that you hold through the Savings Plan. You should sign the proxy card and return it in the enclosed envelope, or you may submit your proxy over the internet or by telephone by following the instructions on the enclosed proxy card. Fidelity will vote your Savings Plan shares as of the record date in the manner directed in the last timely voting instructions that are received from you. If voting instructions are not received from you by 11:00 p.m. Pacific Time on May 27, 2019, Fidelity will vote your Savings Plan shares as of the record date in the same manner, proportionally, as it votes the other shares of common stock for which proper and timely voting instructions of other Savings Plan participants have been received by Fidelity. You may change or revoke previously given voting instructions in any of the ways described under the question “Can I change my vote after submitting my proxy?”; however, your revocation or changed voting instructions must be received no later than 11:00 p.m. Pacific Time on May 27, 2019 or else we will not be able to timely notify Fidelity of your revoked or changed voting instructions.

9. How many votes do I have?
On each matter to be voted upon, holders of common stock will have one vote for each share of common stock they owned as of the close of business on April 1, 2019, the record date for the Annual Meeting.

10. Will my vote be kept confidential?
Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as required by law.

11. Who is paying for this proxy solicitation?
We will bear the cost of soliciting proxies for the Annual Meeting. We will ask banks, brokerage houses, fiduciaries and custodians holding shares of Masimo common stock in their names for others to send proxy materials to and obtain proxies from the beneficial owners of such shares, and we will reimburse them for their reasonable expenses in doing so. We and our directors, officers and regular employees may solicit proxies by mail, personally, by telephone or by other appropriate means. No additional compensation will be paid to directors, officers or other regular employees for such services.

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12. Why did I receive a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a full set of proxy materials
In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. Stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of our annual meetings of stockholders.

13. What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

14. Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy in any one of four ways:

•	You may submit another properly completed and executed proxy card with a later date;

•	You may submit a new proxy through the internet or by telephone (1-800-652-VOTE) (your latest internet or telephone instructions submitted prior to the deadline will be followed);

•	You may send a written notice that you are revoking your proxy to our Corporate Secretary, c/o Masimo Corporation, 52 Discovery, Irvine, California 92618, by the deadline; or

•	You may attend the Annual Meeting and vote in person. However, simply attending the Annual Meeting will not, by itself, revoke your proxy.
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the voting instructions from that organization included with these proxy materials, or contact that organization to determine how you may revoke your proxy.
Votes will be counted by the inspector of election appointed for the Annual Meeting.

15. How are my shares voted if I give no specific instruction?
We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

•	“For” the election of each of the Class III director nominees;

•	“For” the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2019;

•	“For” the approval of our named executive officer compensation; and

•	“Against” the stockholder proposal for proxy access, if properly presented at the meeting.
This authorization would exist, for example, if a stockholder of record merely signs, dates and returns the proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of the proxies.

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If your shares are held in street name, see “What is a broker non-vote?” below regarding the ability of brokers, banks and other such holders of record to vote the uninstructed shares of their customers or other beneficial owners in their discretion and regarding broker non-votes.

16. What is a broker non-vote?
Under rules that govern brokers, banks and others who have record ownership of company stock held in brokerage accounts for their clients who beneficially own the shares, these brokers, banks and other such holders who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“discretionary matters”) but do not have discretion to vote uninstructed shares as to certain other matters (“non-discretionary matters”). Only the ratification of auditors is considered a discretionary matter at the Annual Meeting under these rules. A broker may return a proxy card on behalf of a beneficial owner from whom the broker has not received voting instructions that casts a vote with regard to discretionary matters but expressly states that the broker is not voting as to non-discretionary matters. The broker’s inability to vote with respect to the non-discretionary matters for which the broker has not received voting instructions from the beneficial owner is referred to as a “broker non-vote.”

17. What are the voting requirements that apply to the proposals discussed in this Proxy Statement?
Proposals	Vote Required	Discretionary Voting Allowed?
1. Election of Directors	Majority Cast	No
2. Ratification of Auditors	Majority Cast	Yes
3. Advisory Vote to Approve the Compensation of our Named Executive Officers	Majority Cast	No
4. Stockholder proposal for proxy access	Majority Cast	No
A “majority cast”, with regard to the election of a director, means the number of votes cast “for” a nominee’s election must exceed the number of votes cast “against” such nominee’s election. A “majority cast”, with regard to the ratification of auditors and the advisory vote to approve our named executive compensation, means the number of votes cast “for” the proposal must exceed the number of votes cast “against” such proposal.
“Discretionary voting” occurs when a broker, bank or other holder of record does not receive voting instructions from the beneficial owner and votes those shares at its discretion on any proposal as to which rules permit such broker, bank or other holder of record to vote. As noted above, when brokers, banks and other holders of record are not permitted under the rules to vote the beneficial owner’s shares, the affected shares are referred to as “broker non-votes.”
Although the votes on Proposal No. 3 and Proposal No. 4 are advisory and non-binding, as provided by law, our Board will review the results of the votes and, consistent with our record of stockholder engagement, will consider the results in making future decisions concerning executive compensation and proxy access, respectively.

18. What is the effect of abstentions and broker non-votes?
Abstentions: Under Delaware law (under which Masimo is incorporated), abstentions are counted as shares present and entitled to vote at the Annual Meeting, but they are not counted as shares cast. Therefore, abstentions will have no effect on Proposal No. 1—Election of Directors; Proposal No. 2—Ratification of Auditors; Proposal No. 3—Advisory Vote to Approve the Compensation of our Named Executive Officers and Proposal No. 4—Stockholder Proposal for Proxy Access.

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Broker Non-Votes: As a result of a change in rules related to discretionary voting and broker non-votes, brokers, banks and other such record holders are no longer permitted to vote the uninstructed shares of their customers on a discretionary basis in the election of directors or on named executive officer compensation matters. Because broker non-votes are not considered under Delaware law to be entitled to vote at the Annual Meeting, they will have no effect on the outcome of the vote on: Proposal No. 1—Election of Directors, Proposal No. 3—Advisory Vote to Approve the Compensation of our Named Executive Officers and Proposal No. 4—Stockholder Proposal for Proxy Access. As a result, if you hold your shares in street name and you do not instruct your broker, bank or other such holder how to vote your shares in the election of directors or the advisory vote related to the approval of our executive compensation program, no votes will be cast on your behalf on these proposals. Therefore, it is critical that you indicate your vote on these proposals if you want your vote to be counted. Proposal No. 2, the proposal to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2019, should be considered a discretionary matter. Therefore, your broker, bank or other such holder will be able to vote on this proposal even if it does not receive instructions from you, so long as it holds your shares in its name.

19. What happens if an incumbent director nominee does not receive a majority of the votes cast for his re-election?
Our Bylaws require that if an incumbent director nominee does not receive a majority of the votes cast for his re-election, such incumbent nominee is to promptly tender his resignation to the Board. Our Nominating, Compliance and Corporate Governance Committee will then make a recommendation to the full Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. Our Board will then decide whether to accept or reject the resignation, taking into account the Nominating, Compliance and Corporate Governance Committee’s recommendation. The determination of our Board and the rationale behind the decision will be publicly disclosed (by a press release, a filing with the Securities and Exchange Commission (the “SEC”) or other broadly disseminated means of communication) within 90 days from the date of the certification of the election results of our Annual Meeting. If the incumbent director’s resignation is not accepted by our Board, the director will continue to serve until his successor is duly elected, or his earlier resignation or removal. If a director’s resignation is accepted by our Board, then our Board may fill any resulting vacancy or decrease the size of the Board.

20. What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of our outstanding shares of common stock are represented by votes at the Annual Meeting or by proxy. At the close of business on April 1, 2019, the record date for the Annual Meeting, there were 53,356,048 shares of common stock outstanding. Thus, a total of 53,356,048 shares are entitled to vote at the Annual Meeting and holders of common stock representing at least 26,678,025 votes must be represented at the Annual Meeting or by proxy to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or if one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or the stockholders holding a majority of the shares present at the Annual Meeting may adjourn the Annual Meeting to another date.

21. Who will count the votes?
The votes will be counted, tabulated and certified by Computershare Trust Company, N.A., the transfer agent and registrar for our common stock.

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22. Is Masimo Corporation’s Annual Report on Form 10-K part of the proxy materials?
Our Annual Report on Form 10-K for the fiscal year ended December 29, 2018, as filed with the SEC on February 26, 2019, is available at www.envisionreports.com/MASI. This document constitutes our Annual Report to Stockholders, and is being made available to all stockholders entitled to receive notice of and to vote at the Annual Meeting. Except as otherwise stated, the Annual Report on Form 10-K is not incorporated into this Proxy Statement and should not be considered proxy solicitation material.

23. How can I find out the results of the voting at the Annual Meeting?
Voting results are expected to be announced at the Annual Meeting and will also be disclosed in a Current Report on Form 8-K (the “Form 8-K”) that we will file with the SEC within four business days of the date of the Annual Meeting. In the event the results disclosed in the Form 8-K are preliminary, we will subsequently amend the Form 8-K to report the final voting results within four business days of the date that such results are known.

24. When are stockholder proposals due for next year’s annual meeting of stockholders?
Stockholders may submit proposals on matters appropriate for stockholder action at our 2020 Annual Meeting of Stockholders (“2020 Annual Meeting of Stockholders”) consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be considered for inclusion in proxy materials for our 2020 Annual Meeting of Stockholders, a stockholder proposal must be submitted in writing no later than December 14, 2019 to our Corporate Secretary at 52 Discovery, Irvine, California 92618. However, if the date of the 2020 Annual Meeting of Stockholders is convened more than 30 days before, or delayed by more than 30 days after, May 30, 2020, to be considered for inclusion in proxy materials for our 2020 Annual Meeting of Stockholders, a stockholder proposal must be submitted in writing to our Corporate Secretary at 52 Discovery, Irvine, California 92618 a reasonable time before we begin to print and send our proxy materials for our 2020 Annual Meeting of Stockholders.
If you wish to submit a proposal that is not to be included in the proxy materials for our 2020 Annual Meeting of Stockholders, your proposal generally must be submitted in writing to the same address no later than March 1, 2020, but no earlier than January 31, 2020. However, if the date of the 2020 Annual Meeting of Stockholders is convened more than 30 days before, or delayed by more than 30 days after, May 30, 2020, a stockholder proposal that is not to be included in the proxy materials for our 2020 Annual Meeting of Stockholders must be submitted in writing to our Corporate Secretary at 52 Discovery, Irvine, California 92618 not later than the close of business on the later of (1) the 90th day before the date of the 2020 Annual Meeting of Stockholders, or (2) the 10th day following the day on which we first publicly announce (by press release or disclosure in a filing with the SEC) the date of the 2020 Annual Meeting of Stockholders. Please review our Bylaws, which contain additional requirements regarding advance notice of stockholder proposals. You may view our Bylaws by visiting the SEC’s website at www.sec.gov.

HOUSEHOLDING
We are sending only one Notice of Internet Availability of Proxy Materials to “street name” stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding”, is designed to reduce our printing and postage costs. However, if you are residing at such an address and wish to receive a separate Notice of Internet Availability of Proxy Materials you may request them by calling our Corporate Secretary at (949) 297-7000, or by submitting a request in writing to our Corporate Secretary, c/o Masimo Corporation, 52 Discovery, Irvine, California 92618, and we will promptly deliver a separate Notice of Internet Availability of Proxy Materials to you. If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting the Corporate Secretary in the same manner described above.

| 2019 Proxy Statement

Table of Contents	ADDITIONAL INFORMATION

ANNUAL REPORT ON FORM 10-K
A copy of our Annual Report on Form 10-K for the fiscal year ended December 29, 2018, as filed with the SEC on February 26, 2019, is available without charge upon written request to Corporate Secretary, c/o Masimo Corporation, 52 Discovery, Irvine, California 92618.
IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 30, 2019:
The Proxy Statement, the Form 10-K and the Proxy Card are available at:
www.envisionreports.com/MASI

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Chairman & Chief Executive Officer
April 12, 2019
You are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy or submit your proxy through the internet or by telephone as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience if you wish to submit your proxy by mail. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

| 2019 Proxy Statement

Table of Contents	APPENDICES

APPENDICES

APPENDIX A
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The non-GAAP financial measures presented exclude the items described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results or that these items are not indicative of the Company’s on-going core operating performance.
The Company has presented the following non-GAAP measures to assist investors in understanding the Company’s financial performance for fiscal 2018: (i) constant currency product revenue growth percentage, (ii) non-GAAP net income, (iii) non-GAAP diluted earnings per share, (iv) non-GAAP product earnings per share, (v) non-GAAP operating profit margin, (vi) non-GAAP product operating margin and (vii) adjusted free cash flow.
Management believes constant currency product revenue growth percentage, non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross profit, non-GAAP operating income and non-GAAP adjusted EBITDA are important measures in the evaluation of the Company’s performance and uses these measures to better understand and evaluate our business.
The non-GAAP financial measures reflect adjustments for the following items, as well as the related income tax effects thereof:
Constant currency adjustments. Some of our sales agreements with foreign customers provide for payment in currencies other than the U.S. Dollar. These foreign currency revenues, when converted into U.S. Dollars, can vary significantly from period to period depending on the average and quarter-end exchange rates during a respective period. We believe that comparing these foreign currency denominated revenues by holding the exchange rates constant with the prior year period is useful to management and investors in evaluating our product revenue growth rates on a period-to-period basis. We anticipate that fluctuations in foreign exchange rates and the related constant currency adjustments for calculation of our product revenue growth rate will continue to occur in future periods.
Acquisition-related costs, including depreciation and amortization. Depreciation and amortization related to the revaluation of assets and liabilities (primarily intangible assets, property, plant and equipment adjustments, inventory revaluation, lease liabilities, etc.) to fair value through purchase accounting related to value created by the seller prior to the acquisition rather than ongoing costs of operating our core business. As a result, we believe that exclusion of these costs in presenting non-GAAP financial measures provides management and investors a more effective means of evaluating historical performance and projected costs and the potential for realizing cost efficiencies within our core business. Depreciation and amortization related to the revaluation of acquisition related assets and liabilities will generally recur in future periods.
Litigation damages, awards and settlements. In connection with litigation proceedings arising in the course of our business, we have recorded expenses as a defendant in such proceedings in the form of damages, as well as gains as a plaintiff in such proceedings in the form of litigation awards and settlement proceeds. We believe that exclusion of these gains and losses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. In this regard, we note that these expenses and gains are generally unrelated to our core business and/or infrequent in nature.

A
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Table of Contents	APPENDICES

Realized and unrealized gains or losses from foreign currency transactions. We are exposed to foreign currency gains or losses on outstanding foreign currency denominated receivables and payables related to certain customer sales agreements, product costs and other operating expenses. As the Company does not actively hedge these currency exposures, changes in the underlying currency rates relative to the U.S. Dollar may result in realized and unrealized foreign currency gains and losses between the time these receivables and payables arise and the time that they are settled in cash. Since such realized and unrealized foreign currency gains and losses are the result of macro-economic factors and can vary significantly from one period to the next, we believe that exclusion of such realized and unrealized gains and losses are useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. Realized and unrealized foreign currency gains and losses are likely to recur in future periods.
Excess tax benefits from stock-based compensation. Current authoritative accounting guidance requires that excess tax benefits or costs recognized on stock-based compensation expense be reflected in our provision for income taxes rather than paid-in capital. Since we cannot control or predict when stock option awards will be exercised or the price at which such awards will be exercised, the impact of such guidance can create significant volatility in our effective tax rate from one period to the next. We believe that exclusion of these excess tax benefits or costs is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. These excess tax benefits or costs will generally recur in future periods as long as we continue to issue equity awards to our employees.
Tax impacts that may not be representative of the ongoing results of our core operations. The Tax Cuts and Jobs Act of 2017 (“2017 Tax Act”) was signed into law in December 2017, and became effective January 1, 2018. The 2017 Tax Act included a number of changes to existing U.S. federal tax law impacting businesses including, among other things, a permanent reduction in the corporate income tax rate from 35% to 21%, a one-time transition tax on the “deemed repatriation” of cumulative undistributed foreign earnings as of December 31, 2017 and changes in the prospective taxation of the foreign operations of U.S. multinational companies.
From time to time, we may also record tax benefits relating to the derecognition of uncertain tax positions due to the expiration of the statutes of limitations. During the twelve months ended December 29, 2018, we recorded a significant tax benefit due to the expiration of the applicable statutes of limitations related to certain non-recurring transactions.
We believe that exclusion of the tax charges related to the 2017 Tax Act and the tax benefit resulting from the expiration of certain statutes of limitations related to non-recurring transactions is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. In this regard, we note that these tax items are unrelated to our core business and non-recurring in nature.
These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs or benefits associated with the operations of the Company’s business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.

| 2018 Proxy Statement

Table of Contents	APPENDICES

APPENDIX A SUPPLEMENTAL FINANCIAL INFORMATION RECONCILATION OF GAAP PRODUCT REVENUE TO CONSTANT CURRENCY PRODUCT REVENUE

	Fiscal 2018		Fiscal 2017 As Adjusted(1)
(unaudited in thousands, except percentages)	$	% of Revenue	$	% of Revenue
GAAP product revenue	$829,874	100.0%	$738,242	100.0%
Non-GAAP constant currency adjustments:
Constant currency F/X adjustments	(4,015)		N/A
Total non-GAAP product revenue adjustments	(4,015)		N/A
Constant currency product revenue	$825,859		$738,242
Product revenue growth %:
GAAP	12.4%
Constant currency	11.9%

APPENDIX A SUPPLEMENTAL FINANCIAL INFORMATION RECONCILATION OF GAAP OPERATING INCOME/MARGIN TO NON-GAAP PRODUCT OPERATING INCOME/MARGIN

	Fiscal 2018		Fiscal 2017 As Adjusted(1)
(unaudited in thousands, except percentages)	$	% of Revenue	$	% of Revenue
GAAP total operating income/margin	208,044	24.2	183,787	23.3
Non-GAAP adjustments for product operating income/margin:
Acquisition-related depreciation and amortization	1,442	0.3	1,597	0.2
Litigation damages, awards and settlements	425	—	—	—
Royalty and NRE gross profit/margin	(27,704)	(2.5)	(48,385)	(4.9)
Total non-GAAP adjustments for product operating income/margin	(25,837)	(2.2)	(46,788)	(4.7)
Non-GAAP product operating income/margin	182,207	22.0	136,999	18.6

________________

(1)
Certain information presented for the period ended December 30, 2017 has been restated to reflect the full retrospective application of ASU 2014-09. For additional information related to our adoption of this new accounting standard, see Note 2 to our consolidated financial statements included in Part IV, Item 15(a) of our Annual Report on Form 10-K, filed with the SEC February 26, 2019.

| 2018 Proxy Statement

Table of Contents	APPENDICES

APPENDIX A SUPPLEMENTAL FINANCIAL INFORMATION RECONCILATION OF GAAP NET INCOME AND NET INCOME PER DILUTED SHARE TO NON-GAAP NET INCOME AND NET INCOME PER DILUTED SHARE

	Fiscal 2018		Fiscal 2017 As Adjusted(1)
(in thousands, except earnings per share)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income	$193,543	$3.45	$124,789	$2.23
Non-GAAP adjustments:
Acquisition-related depreciation and amortization	1,442	0.02	1,597	0.03
Litigation damages, awards and settlements	425	0.01	—	—
Realized and unrealized foreign currency gains and losses	2,027	0.03	270	0.01
Tax impact of pre-tax non-GAAP adjustments above	(796)	(0.01)	(456)	(0.01)
Excess tax benefits from stock-based compensation	(22,036)	(0.39)	(39,241)	(0.70)
Tax impact of expiration of certain statutes of limitations related to unique and non-recurring tax positions	(4,169)	(0.07)	—	—
2017 U.S. Tax Reform(4)	(878)	(0.01)	41,392	0.74
Total non-GAAP adjustments	(23,985)	(0.42)	3,562	0.07
Non-GAAP net income	$169,558	$3.03	$128,351	$2.30
Non-GAAP EPS growth		31.7%

APPENDIX A SUPPLEMENTAL FINANCIAL INFORMATION RECONCILIATION OF GAAP NET INCOME AND NET INCOME PER DILUTED SHARE TO NON-GAAP PRODUCT NET INCOME AND PRODUCT NET INCOME PER DILUTED SHARE

	Fiscal 2018		Fiscal 2017 As Adjusted(1)
(in thousands, except per share amounts)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income	$193,543	$3.45	$124,789	$2.23
Non-GAAP adjustments to product net income:
Acquisition-related depreciation and amortization	1,442	0.02	1,597	0.03
Litigation damages, awards and settlements	425	0.01	—	—
Realized and unrealized foreign currency gains and losses	2,027	0.03	270	—
Royalty and other gross profit/margin	(27,704)	(0.49)	(48,385)	(0.87)
Tax impact of pre-tax non-GAAP adjustments	5,531	0.10	16,101	0.29
Excess tax benefits from stock-based compensation	(22,036)	(0.39)	(39,241)	(0.70)
Tax impact of expiration of certain statutes of limitations related to unique and non-recurring tax positions	(4,169)	(0.07)	—	—
2017 U.S. Tax Reform(2)	(675)	(0.01)	41,392	0.74
Total non-GAAP adjustments for product net income	(45,159)	(0.80)	(28,266)	(0.51)
Non-GAAP product net income	$148,384	$2.65	$96,523	$1.73
Non-GAAP product EPS growth		53.2%
________________

(1)
Certain information presented for the period ended December 30, 2017 has been restated to reflect the full retrospective application of ASU 2014-09. For additional information related to our adoption of this new accounting standard, see Note 2 to our consolidated financial statements included in Part IV, Item 15(a) of our Annual Report on Form 10-K, filed with the SEC February 26, 2019.

(2)	Excludes 2017 U.S. Tax Reform charges related to royalty and other revenue net of associated costs.

| 2018 Proxy Statement

Table of Contents	APPENDICES

APPENDIX A SUPPLEMENTAL FINANCIAL INFORMATION RECONCILATION OF FREE CASH FLOW TO ADJUSTED FREE CASH FLOW

(in thousands, except percentages)	Fiscal 2018	Fiscal 2017 As Adjusted(1)
GAAP total revenue	$858,289	$790,248

Net cash provided by operating activities	239,527	56,062
Purchases of property and equipment, net	(17,126)	(43,684)
Free cash flow	222,401	12,378
Tax payments related to litigation awards and damages	—	74,201
Adjusted free cash flow	$222,401	$86,579

% of total revenue	25.9%	11.0%

________________

(1)
Certain information presented for the period ended December 30, 2017 has been restated to reflect the full retrospective application of ASU 2014-09. For additional information related to our adoption of this new accounting standard, see Note 2 to our consolidated financial statements included in Part IV, Item 15(a) of our Annual Report on Form 10-K, filed with the SEC February 26, 2019.

| 2018 Proxy Statement

Table of Contents	APPENDICES

APPENDIX B
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
FOR FISCAL 2018 EXECUTIVE BONUS INCENTIVE PLAN

The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with GAAP. These non-GAAP financial measures make adjustments for the items described below. Management and the Compensation Committee believe that adjustments assist the Compensation Committee and investors in assessing true Company performance against Adjusted Product Revenue and non-GAAP EPS targets that were established under the fiscal 2018 Executive Bonus Incentive Plan based on the fiscal 2018 business plan that existed at the time the performance targets were established on March 16, 2018.
Fiscal 2018 Product Revenue and non-GAAP EPS reflect adjustment for the following items, as well as the related income tax effects thereof, if any:
Plan F/X adjustments. Some of our sales agreements with foreign customers provide for payment in currencies other than the U.S. Dollar. Similarly, certain of our product costs and operating expenses, and the related balance sheet payables and accruals, are denominated in foreign currencies other than the U.S. Dollar. These foreign currency revenues, costs and expenses, receivables, payables and accruals, when converted into U.S. Dollars, can vary significantly from period to period depending on the average and quarter-end exchange rates during a respective period. The Compensation Committee believes that comparing these foreign currency denominated revenues, costs and expenses by holding the exchange rates constant with the rates in effect at the time the 2018 business plan was established is necessary to truly assess actual performance against fiscal 2018 performance targets under the fiscal 2018 Executive Bonus Incentive Plan.
Acquisition-related costs, including depreciation and amortization. Depreciation and amortization related to the revaluation of assets and liabilities (primarily intangible assets, property, plant and equipment adjustments, inventory revaluation, lease liabilities, etc.) to fair value through purchase accounting related to value created by the seller prior to the acquisition rather than ongoing costs of operating our core business. As a result, we believe that exclusion of these costs in presenting non-GAAP financial measures provides management and investors a more effective means of evaluating historical performance and projected costs and the potential for realizing cost efficiencies within our core business. Depreciation and amortization related to the revaluation of acquisition related assets and liabilities will generally recur in future periods.
Litigation damages, awards and settlements. In connection with litigation proceedings arising in the course of our business, we have recorded expenses as a defendant in such proceedings in the form of damages, as well as gains as a plaintiff in such proceedings in the form of litigation awards and settlement proceeds . We believe that exclusion of these gains and losses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. In this regard, we note that these expenses and gains are generally unrelated to our core business and/or infrequent in nature.
Realized and unrealized gains or losses from foreign currency transactions. We are exposed to foreign currency gains or losses on outstanding foreign currency denominated receivables and payables related to certain customer sales agreements, product costs and other operating expenses. As the Company does not actively hedge these currency exposures, changes in the underlying currency rates relative to the U.S. Dollar may result in realized and unrealized foreign currency gains and losses between the time these receivables and payables arise and the time that they are settled in cash. Since such realized and unrealized foreign currency gains and losses are the result of macro-economic factors and can vary significantly from one period to the next, we believe that exclusion of such realized and unrealized gains and losses are useful to management and investors

B
| 2018 Proxy Statement

Table of Contents	APPENDICES

in evaluating the performance of our ongoing operations on a period-to-period basis. Realized and unrealized foreign currency gains and losses are likely to recur in future periods.
Excess tax benefits from stock-based compensation. Current authoritative accounting guidance requires that excess tax benefits or costs recognized on stock-based compensation expense be reflected in our provision for income taxes rather than paid-in capital. Since we cannot control or predict when stock option awards will be exercised or the price at which such awards will be exercised, the impact of such guidance can create significant volatility in our effective tax rate from one period to the next. We believe that exclusion of these excess tax benefits or costs is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. These excess tax benefits or costs will generally recur in future periods as long as we continue to issue equity awards to our employees.
Tax impacts that may not be representative of the ongoing results of our core operations. The Tax Cuts and Jobs Act of 2017 (“2017 Tax Act”) was signed into law in December 2017, and became effective January 1, 2018. The 2017 Tax Act included a number of changes to existing U.S. federal tax law impacting businesses including, among other things, a permanent reduction in the corporate income tax rate from 35% to 21%, a one-time transition tax on the “deemed repatriation” of cumulative undistributed foreign earnings as of December 31, 2017 and changes in the prospective taxation of the foreign operations of U.S. multinational companies.
From time to time, we may also record tax benefits relating to the derecognition of uncertain tax positions due to the expiration of the statutes of limitations. During the twelve months ended December 29, 2018, we recorded a significant tax benefit due to the expiration of the applicable statutes of limitations related to certain non-recurring transactions.
We believe that exclusion of the tax charges related to the 2017 Tax Act and the tax benefit resulting from the expiration of certain statutes of limitations related to non-recurring transactions is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. In this regard, we note that these tax items are unrelated to our core business and non-recurring in nature.
These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs or benefits associated with the operations of the Company’s business as determined in accordance with GAAP. Therefore, investors should consider these supplemental non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures presented by the Company may be different from non-GAAP financial measures used by other companies.

B-1
| 2018 Proxy Statement

Table of Contents	APPENDICES

APPENDIX B SUPPLEMENTAL FINANCIAL INFORMATION FOR FISCAL 2018 EXECUTIVE BONUS INCENTIVE PLAN RECONCILATION OF GAAP PRODUCT REVENUE TO ADJUSTED PRODUCT REVENUE (unaudited)

(in millions)	Fiscal 2018
Total GAAP product revenues	$829.9
Non-GAAP adjustments:
F/X adjustments to plan rates	(2.5)
Total non-GAAP adjustments	(2.5)
Adjusted product revenue for fiscal 2018 Executive Bonus Incentive Plan	$827.4

APPENDIX B SUPPLEMENTAL FINANCIAL INFORMATION FOR FISCAL 2018 EXECUTIVE BONUS INCENTIVE PLAN RECONCILATION OF GAAP NET INCOME PER DIULTED SHARE (“EPS”) TO NON-GAAP EPS (unaudited)

(in dollars)	Fiscal 2018
GAAP EPS	$3.45
Non-GAAP adjustments:
Acquisition-related depreciation and amortization	0.02
Litigation damages, awards and settlements	0.01
Realized and unrealized foreign currency gains and losses	0.03
Tax impact of pre-tax non-GAAP adjustments above	(0.01)
Excess tax benefits from stock-based compensation	(0.39)
Tax impact of expiration of certain statutes of limitations related to unique and non-recurring tax positions	(0.07)
2017 U.S. Tax Reform	(0.01)
Total non-GAAP adjustments	(0.42)
Subtotal	3.03
F/X adjustments to plan rates	(0.04)
Adjusted EPS for fiscal 2018 Executive Bonus Incentive Plan	$2.99

B-2
| 2018 Proxy Statement

Table of Contents	PROXY CARD AND DIRECTIONS

DIRECTION TO THE 2019 ANNUAL MEETING OF THE STOCKHOLDERS OF MASIMO CORPORATION

Masimo Corporation
52 Discovery
Irvine, California 92618
(949) 297-7000

From the North (Los Angeles/Long Beach/John Wayne Airport)
Take 405 Fwy South. Take SAND CANYON AVE exit.
Turn Left on SAND CANYON AVE—go 4.6 miles
Turn Right on BARRANCA PKWY—go 1.7 miles
Turn Left on DISCOVERY—go 0.3 miles
Arrive at 52 DISCOVERY, IRVINE, on the Right
From the South (San Diego and points South of Irvine)
Take 5 Fwy North. Take ALTON PKWY exit.
Turn Left on ALTON PKWY—go 0.4 miles.
Turn Right on IRVINE CENTER DRIVE—go 0.8 miles
Turn Left on DISCOVERY—go 0.1 miles
Arrive at 52 DISCOVERY, IRVINE, on the Left
From the East (Riverside County)
Take the 91 Fwy West or the 55 Fwy South
Take 5 Fwy South. Take exit for California 133S towards Laguna Beach
Keep right for BARRANCA PKWY—go 0.6 miles
Turn Right on BARRANCA PKWY—go 0.1 miles
Turn Right on DISCOVERY—go 0.3 miles
Arrive at 52 DISCOVERY, IRVINE, on the Right

Table of Contents	PROXY CARD AND DIRECTIONS

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the internet or telephone must be received by 11:00 p.m., Pacific Time, on May 29, 2019

Vote by internet • Go to www.envisionreports.com/MASI • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Table of Contents	PROXY CARD AND DIRECTIONS

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
 -------------------------------------------------------------------------------------------------------------------------------

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR IN PROPOSAL NO. 1, FOR THE APPROVAL OF PROPOSAL NO. 2, FOR THE APPROVAL OF PROPOSAL NO. 3 AND AGAINST THE APPROVAL OF PROPOSAL NO. 4.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Proposals
The Board of Directors recommends a vote FOR each of the following proposals:

		For	Against	Abstain
1.	Election of Class III Directors:
	- Adam Mikkelson	☐	☐	☐
	- Craig Reynolds	☐	☐	☐
2.	To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year ending December 28, 2019.	☐	☐	☐
3.	Advisory resolution to approve named executive officer compensation.	☐	☐	☐
4	Stockholder proposal for proxy access	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment of postponement thereof.
This proxy is governed by the laws of the State of Delaware.

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name or names appear hereon. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, each holder

Table of Contents	PROXY CARD AND DIRECTIONS

must sign. If the signer is a corporation, please give the full corporate name and have a duly authorized officer sign, stating his or her title. If the signer is a partnership, please sign in the partnership’s name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /
01GPJD
You can view the Annual Report and Proxy Statement on the internet at www.masimo.com

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------------------------------------------------------

Table of Contents	PROXY CARD AND DIRECTIONS

+
Proxy — MASIMO CORPORATION
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 30, 2019 MASIMO CORPORATION
52 DISCOVERY, IRVINE, CALIFORNIA 92618
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The undersigned hereby appoints Joe Kiani and Micah Young, and each of them, with full power of substitution as proxies and agents, in the name of the undersigned, to attend the Annual Meeting of Stockholders of Masimo Corporation, a Delaware corporation (“Masimo”), to be held at Masimo’s principal executive offices at 52 Discovery, Irvine, California 92618, on May 30, 2019, at 2:00 p.m. local time, or any adjournment or postponement thereof, and to vote the number of shares of Masimo’s capital stock that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as specified on the reverse side.

Non-Voting Items
Change of Address — Please print new address below.	Comments — Please print your comments below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A – C ON BOTH SIDES OF THIS CARD.	+

Table of Contents	GUIDING PRINCIPALS

Guiding Principles

➢	Remain faithful to your promises and responsibilities.
➢	Thrive on fascination and accomplishment and not on greed and power.
➢	Strive to make each year better than the year before both personally and for the team.
➢	Make each day as fun as possible.
➢	Do what is best for patient care.

Masimo • 52 Discovery • Irvine, CA 92618 • Tel: 949 297 7000
© 2019 Masimo Corporation. All rights reserved.